                                                                    Exhibit 4.17

================================================================================

                      R.H. DONNELLEY FINANCE CORPORATION I

                (To be Merged With and Into R.H. DONNELLEY INC.)

                                       and

                        THE BANK OF NEW YORK, as Trustee

                          ----------------------------

                                    INDENTURE

                          Dated as of December 3, 2002

                          ----------------------------

            $ 600,000,000 10-7/8% Senior Subordinated Notes Due 2012

================================================================================

                              CROSS-REFERENCE TABLE

  TIA                                                                  Indenture
Section                                                                 Section
-------                                                              -------------
310 (a)(1)..................................................         7.10
    (a)(2)..................................................         7.10
    (a)(3)..................................................         N.A.
    (a)(4)..................................................         N.A.
    (a)(5)..................................................         N.A.
    (b).....................................................         7.08; 7.10
    (b)(1)..................................................         7.10
    (c).....................................................         N.A.
311 (a).....................................................         7.11
    (b).....................................................         7.11
    (c).....................................................         N.A.
312 (a).....................................................         2.06
    (b).....................................................         13.03
    (c).....................................................         13.03
313 (a).....................................................         7.06
    (b)(1)..................................................         N.A.
    (b)(2)..................................................         7.06; 11.04
    (c).....................................................         7.06; 11.04
    (d).....................................................         7.06
314 (a).....................................................         4.06; 4.18; 13.04
    (b).....................................................         11.02
    (c)(1)..................................................         13.04
    (c)(2)..................................................         13.04
    (c)(3)..................................................         N.A.
    (d).....................................................         11.04
    (e).....................................................         13.05
    (f).....................................................         N.A.
315 (a).....................................................         7.01(b)
    (b).....................................................         7.05
    (c).....................................................         7.01(a)
    (d).....................................................         7.01(c)
    (e).....................................................         6.12
316 (a) (last sentence).....................................         2.10
    (a)(1)(A)...............................................         6.05
    (a)(1)(B)...............................................         6.04
    (a)(2)..................................................         N.A.
    (b).....................................................         6.08
    (c).....................................................         8.04
317 (a)(1)..................................................         6.09
    (a)(2)..................................................         6.10
    (b).....................................................         2.05; 7.12
318 (a).....................................................         12.01

-----------------------
N.A. means Not Applicable
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture


                                TABLE OF CONTENTS

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                                       ARTICLE ONE

                          DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.      Definitions.................................................................      1
SECTION 1.02.      Incorporation by Reference of Trust Indenture Act...........................     38
SECTION 1.03.      Rules of Construction.......................................................     38

                                    ARTICLE TWO

                                   THE SECURITIES

SECTION 2.01.      Amount of Notes.............................................................     39
SECTION 2.02.      Form and Dating.............................................................     39
SECTION 2.03.      Execution and Authentication................................................     40
SECTION 2.04.      Registrar and Paying Agent..................................................     40
SECTION 2.05.      Paying Agent To Hold Money in Trust.........................................     41
SECTION 2.06.      Holder Lists................................................................     42
SECTION 2.07.      Transfer and Exchange.......................................................     42
SECTION 2.08.      Replacement Senior Subordinated Notes.......................................     43
SECTION 2.09.      Outstanding Senior Subordinated Notes.......................................     43
SECTION 2.10.      Treasury Notes..............................................................     44
SECTION 2.11.      Temporary Senior Subordinated Notes.........................................     44
SECTION 2.12.      Cancellation................................................................     44
SECTION 2.13.      Defaulted Interest..........................................................     45
SECTION 2.14.      CUSIP Number................................................................     45
SECTION 2.15.      Deposit of Moneys...........................................................     45
SECTION 2.16.      Book-Entry Provisions for Global Notes......................................     46
SECTION 2.17.      Special Transfer Provisions.................................................     47
SECTION 2.18.      Computation of Interest.....................................................     50

                                  ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.      Election To Redeem; Notices to Trustee......................................     50
SECTION 3.02.      Selection by Trustee of Senior Subordinated Notes To Be
                     Redeemed..................................................................     51
SECTION 3.03.      Notice of Redemption........................................................     51

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SECTION 3.04.      Effect of Notice of Redemption..............................................     52
SECTION 3.05.      Deposit of Redemption Price.................................................     53
SECTION 3.06.      Senior Subordinated Notes Redeemed in Part..................................     53
SECTION 3.07.      Special Mandatory Redemption; Notices to Trustee and
                     Securities Intermediary...................................................     53
SECTION 3.08.      Notice of Special Mandatory Redemption to Holders...........................     54
SECTION 3.09.      Effect of Notice of Special Mandatory Redemption............................     54
SECTION 3.10.      Deposit of Special Mandatory Redemption Price...............................     54
SECTION 3.11.      Special Pro Rata Redemption; Notices to Trustee and
                     Securities Intermediary...................................................     55
SECTION 3.12.      Notice of Special Pro Rata Redemption to Holders............................     55
SECTION 3.13.      Effect of Notice of Special Pro Rata Redemption.............................     56
SECTION 3.14.      Other Mandatory Redemption..................................................     56

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01.      Payment of Notes............................................................     56
SECTION 4.02.      Maintenance of Office or Agency.............................................     56
SECTION 4.03.      Legal Existence.............................................................     57
SECTION 4.04.      Maintenance of Properties; Insurance; Compliance with
                     Law.......................................................................     57
SECTION 4.05.      Waiver of Stay, Extension or Usury Laws.....................................     58
SECTION 4.06.      Compliance Certificate......................................................     58
SECTION 4.07.      Payment of Taxes and Other Claims...........................................     59
SECTION 4.08.      Repurchase at the Option of Holders upon Change of
                     Control...................................................................     59
SECTION 4.09.      Limitation on Debt..........................................................     61
SECTION 4.10.      Limitation on Restricted Payments...........................................     65
SECTION 4.11.      Limitation on Liens.........................................................     71
SECTION 4.12.      Limitation on Asset Sales...................................................     72
SECTION 4.13.      Limitation on Restrictions on Distributions from
                     Restricted Subsidiaries...................................................     75
SECTION 4.14.      Limitation on Transactions with Affiliates..................................     78
SECTION 4.15.      Designation of Restricted and Unrestricted Subsidiaries.....................     81
SECTION 4.16.      Prohibition on Incurrence of Senior Subordinated Debt.......................     82
SECTION 4.17.      Limitation on Company's Business............................................     82
SECTION 4.18.      Reports.....................................................................     82
SECTION 4.19.      Creation of Subsidiaries; Additional Subsidiary
                     Guarantees................................................................     83

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
                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

SECTION 5.01.      Merger, Consolidation and Sale of Property..................................     84
SECTION 5.02.      Successor Person Substituted................................................     87

                                   ARTICLE SIX

                              DEFAULTS AND REMEDIES

SECTION 6.01.      Events of Default...........................................................     87
SECTION 6.02.      Acceleration of Maturity; Rescission........................................     90
SECTION 6.03.      Other Remedies..............................................................     91
SECTION 6.04.      Waiver of Past Defaults and Events of Default...............................     92
SECTION 6.05.      Control by Majority.........................................................     92
SECTION 6.06.      Limitation on Suits.........................................................     93
SECTION 6.07.      No Personal Liability of Directors, Officers, Employees
                     and Stockholders..........................................................     93
SECTION 6.08.      Rights of Holders To Receive Payment........................................     94
SECTION 6.09.      Collection Suit by Trustee..................................................     94
SECTION 6.10.      Trustee May File Proofs of Claim............................................     94
SECTION 6.11.      Priorities..................................................................     95
SECTION 6.12.      Undertaking for Costs.......................................................     95

                                  ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01.      Duties of Trustee...........................................................     96
SECTION 7.02.      Rights of Trustee...........................................................     97
SECTION 7.03.      Individual Rights of Trustee................................................     99
SECTION 7.04.      Trustee's Disclaimer........................................................     99
SECTION 7.05.      Notice of Defaults..........................................................     99
SECTION 7.06.      Reports by Trustee to Holders...............................................     99
SECTION 7.07.      Compensation and Indemnity..................................................    100
SECTION 7.08.      Replacement of Trustee......................................................    101
SECTION 7.09.      Successor Trustee by Consolidation, Merger, etc.............................    102
SECTION 7.10.      Eligibility; Disqualification...............................................    102
SECTION 7.11.      Preferential Collection of Claims Against Company...........................    103
SECTION 7.12.      Paying Agents...............................................................    103

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                                  ARTICLE EIGHT

                             MODIFICATION AND WAIVER

SECTION 8.01.      Without Consent of Holders..................................................     103
SECTION 8.02.      With Consent of Holders.....................................................     104
SECTION 8.03.      Compliance with Trust Indenture Act.........................................     106
SECTION 8.04.      Revocation and Effect of Consents...........................................     106
SECTION 8.05.      Notation on or Exchange of Senior Subordinated Notes........................     107
SECTION 8.06.      Trustee To Sign Amendments, etc.............................................     107

                                  ARTICLE NINE

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.01.      Discharge of Liability on Senior Subordinated Notes;
                     Defeasance................................................................     107
SECTION 9.02.      Conditions to Defeasance....................................................     109
SECTION 9.03.      Deposited Money and Government Obligations To Be
                     Held in Trust; Other Miscellaneous Provisions.............................     111
SECTION 9.04.      Reinstatement...............................................................     111
SECTION 9.05.      Moneys Held by Paying Agent.................................................     112
SECTION 9.06.      Moneys Held by Trustee......................................................     112

                                   ARTICLE TEN

                             GUARANTEE OF SECURITIES

SECTION 10.01.     Guarantee...................................................................     113
SECTION 10.02.     Execution and Delivery of Guarantee.........................................     114
SECTION 10.03.     Release of Guarantors.......................................................     114
SECTION 10.04.     Waiver of Subrogation.......................................................     115
SECTION 10.05.     Notice to Trustee...........................................................     116
SECTION 10.06.     Subordination of Guarantee..................................................     116

                                                      ARTICLE ELEVEN

                                                    SECURITY DOCUMENTS

SECTION 11.01.     Security Documents..........................................................     117
SECTION 11.02.     Recording and Opinions......................................................     117


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
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
SECTION 11.03.     Release of Collateral.......................................................     118
SECTION 11.04.     Certificates of the Company.................................................     118
SECTION 11.05.     Authorization of Actions To Be Taken by the Trustee
                     Under the Security Documents..............................................     118
SECTION 11.06.     Authorization of Receipt of Funds by the Trustee Under
                     the Security Documents....................................................     119
SECTION 11.07.     Termination of Security Interest............................................     119

                                 ARTICLE TWELVE

                                  SUBORDINATION

SECTION 12.01.     Senior Subordinated Notes Subordinated to Senior Debt.......................     119
SECTION 12.02.     Suspension of Payment When Senior Debt Is in Default........................     120
SECTION 12.03.     Obligations Subordinated to Prior Payment of All Senior
                     Debt on Dissolution, Liquidation or Reorganization of
                     Company...................................................................     122
SECTION 12.04.     Payments May Be Paid Prior to Dissolution...................................     123
SECTION 12.05.     Holders To Be Subrogated to Rights of Holders of Senior
                     Debt......................................................................     124
SECTION 12.06.     Obligations of the Company Unconditional....................................     124
SECTION 12.07.     Reliance on Judicial Order or Certificate of Liquidating
                     Agent.....................................................................     124
SECTION 12.08.     Subordination Rights Not Impaired by Acts or Omissions
                     of the Company or Holders of Senior Debt..................................     125
SECTION 12.09.     Holders Authorize Trustee To Effectuate Subordination
                     of Obligations............................................................     126
SECTION 12.10.     This Article Twelve Not To Prevent Events of Default........................     126
SECTION 12.11.     Amendments or Modifications To Article Twelve...............................     126
SECTION 12.12.     Acceleration of Senior Subordinated Notes...................................     127
SECTION 12.13.     Notice to Trustee; Rights of Trustee and Paying Agent.......................     127

                                ARTICLE THIRTEEN

                                  MISCELLANEOUS

SECTION 13.01.     Trust Indenture Act Controls................................................     128
SECTION 13.02.     Notices.....................................................................     128
SECTION 13.03.     Communications by Holders with Other Holders................................     129
SECTION 13.04.     Certificate and Opinion as to Conditions Precedent..........................     130
SECTION 13.05.     Statements Required in Certificate and Opinion..............................     130

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
SECTION 13.06.     Rules by Trustee and Agents.................................................     130
SECTION 13.07.     Legal Holidays..............................................................     131
SECTION 13.08.     Governing Law...............................................................     131
SECTION 13.09.     No Adverse Interpretation of Other Agreements...............................     131
SECTION 13.10.     Successors..................................................................     131
SECTION 13.11.     Multiple Counterparts.......................................................     131
SECTION 13.12.     Table of Contents, Headings, etc............................................     131
SECTION 13.13.     Separability................................................................     132

                                    EXHIBITS

Exhibit A.         Form of Senior Subordinated Note............................................     A-1
Exhibit B.         Form of Legend for Rule 144A Notes and Other Notes
                     That Are Restricted Notes.................................................     B-1
Exhibit C.         Form of Legend for Regulation S Note........................................     C-1
Exhibit D.         Form of Legend for Global Note..............................................     D-1
Exhibit E.         Form of Certificate To Be Delivered in Connection with
                     Transfers Pursuant to Regulation S........................................     E-1
Exhibit F.         Form of Guarantee...........................................................     F-1
Exhibit G.         Form of Certificate from Acquiring Institutional
                     Accredited Investor.......................................................     G-1

                  INDENTURE, dated as of December 3, 2002, between R.H. DONNELLEY FINANCE CORPORATION I, a Delaware corporation, as issuer ("Finance Corp.") and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").

                  References herein to the "Company" refer to (i) prior to the date of the Merger (as defined herein) and the consummation of the other Transactions (as defined herein), Finance Corp. and (ii) from and after the Merger, only to R.H. Donnelley Inc. and not any of its Subsidiaries.

                  On and after the date of the Release, the Senior Subordinated Notes will be Guaranteed by the Guarantors.

                  Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Senior Subordinated Notes.

                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.              Definitions.

                  "Acquired Debt" means Debt of a Person existing at the time such Person becomes a Restricted Subsidiary, other than Debt Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. Acquired Debt shall be deemed to be Incurred on the date the acquired Person becomes a Restricted Subsidiary.

                  "Acquisition" means the consummation, on the date of the Merger and Release, of the acquisition by Parent of Centel Directory Company, a Delaware corporation, DirectoriesAmerica, Inc., a Kansas corporation, and Sprint Publishing & Advertising, Inc., a Kansas corporation.

                  "Acquisition Agreement" means the stock purchase agreement dated as of September 21, 2002 by and between Sprint Corporation, a Kansas corporation, Centel Directories LLC, a Delaware limited liability company, and Parent.

                  "Additional Assets" means:

                  (a) any Property (other than Cash Equivalents and securities) to be owned by the Company or any Restricted Subsidiary and used in a Related Business; or

                  (b) Capital Stock of a Person that is or becomes a Restricted Subsidiary upon or as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary from any Person other than the Company or an Affiliate of the Company; provided, however, that, in the case of this clause (b), such Restricted Subsidiary is primarily engaged in a Related Business.

                  "Additional Interest" has the meaning set forth in Exhibit A.

                  "Additional Senior Subordinated Notes" has the meaning set forth in Section 2.01.

                  "Affiliate" of any specified Person means:

                  (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, or

                  (b)      any other Person who is a director or officer of:

                           (1)      such specified Person,

                           (2)      any Subsidiary of such specified Person, or

                           (3)      any Person described in clause (a) above.

                  For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.12 and 4.14 and the definition of "Additional Assets" only, "Affiliate" shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

                  "Affiliate Transaction" has the meaning set forth in Section 4.14.

                  "Agent" means any Registrar, Paying Agent, or agent for service or notices and demands.

                  "Agent Members" has the meaning set forth in Section 2.16.

                  "Allocable Excess Proceeds" has the meaning set forth in
Section 4.12(e).

                  "Alternate Offer" has the meaning set forth in Section
4.08(e).

                  "amend" means amend, modify, supplement, restate or amend and restate, including successively; and "amending" and "amended" have correlative meanings.

                  "Asset Sale" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of

                  (a) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary),

                  (b) all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary, or

                  (c) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary;

other than, in the case of clause (a), (b) or (c) above,

                           (1)      any disposition by the Company or a
                  Restricted Subsidiary to the Company, a Restricted Subsidiary or any Person (if after giving effect to such transfer such other Person becomes a Restricted Subsidiary),

                           (2) any disposition that constitutes a Permitted Investment or Restricted Payment permitted by Section 4.10,

                           (3)      any disposition effected in compliance with
                  Section 5.01,

                           (4)      any disposition of Temporary Cash
                  Investments in the ordinary course of business,

                           (5) any disposition of obsolete, worn out or permanently retired equipment or facilities or other Property that are no longer useful in the conduct of the business of the Company or any Restricted Subsidiary,

                           (6) any disposition of Receivables and Related Assets in a Qualified Securitization Transaction for the Fair Market Value thereof including cash or Temporary Cash Investments in an amount at least equal to 75% of the Fair Market Value thereof,

                           (7)      for purposes of Section 4.12, any
                  disposition the net proceeds of which to the Company and its Restricted Subsidiaries do not exceed $1 million in any transaction or series of related transactions,

                           (8)      the licensing or sublicensing of
                  intellectual property or other general intangibles and licenses, leases or subleases of other Property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries,

                           (9)      the sale or other disposition of Cash
                  Equivalents,

                           (10) any release of intangible claims or rights in connection with the loss or settlement of a bona fide lawsuit, dispute or other controversy, and

                           (11) any sale or other disposition of the pre-press publishing facility located in Bristol, Tennessee.

                  "Average Life" means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

                  (a) the sum of the products of (1) the number of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by (2) the amount of such payment by

                  (b)      the sum of all such payments.

                  "Bankruptcy Law" means Title 11, United States Code, or any similar U.S. Federal or state law.

                  "Board of Directors" means, with respect to any Person, the board of directors, or any equivalent management entity, of such Person or any committee thereof duly authorized to act on behalf of such board.

                  "Board Resolution" means, with respect to any Person, a copy of a resolution of such Person's Board of Directors, certified by the Secretary or an Assistant Secretary, or an equivalent officer, of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification.

                  "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banking institutions in New York City are authorized or required by law to close.

                  "Capital Lease Obligations" means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of the covenant described under Section 4.11, a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

                  "Capital Stock" means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

                  "Capital Stock Sale Proceeds" means the aggregate cash proceeds received by the Company from the issuance or sale (other than to a Restricted Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or a Restricted Subsidiary for the benefit of their employees and except to the extent that any purchase made pursuant to such issuance or sale is financed by the Company or any Restricted Subsidiary) by the Company of its Capital Stock (including upon the exercise of options, warrants or rights) (other than Disqualified Stock) or warrants, options or rights to purchase its Capital Stock (other than Disqualified Stock) after the Issue Date, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "Cash Equivalents" means (a) United States dollars, (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (c) demand deposits, time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year from the date of acquisition and overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States or any State thereof having capital, surplus and undivided profits in excess of $250 million, (d) repurchase obligations with a term of not more than seven days for underlying securities of the type described in clauses (b) and
(c) above entered into with any financial institution meeting the qualifications specified in clause (c) above, (e) commercial paper rated at least P-1 or Al-1 by Moody's or S&P, respectively, (f) investments in any U.S. dollar-denominated money market fund as defined by Rule 2a-7 of the General Rules and Regulations promulgated under the Investment

Company Act of 1940 and (g) in the case of a Foreign Subsidiary, substantially similar investments denominated in foreign currencies (including similarly capitalized foreign banks).

                  "Change of Control" means the occurrence of any of the following events:

                  (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of Parent or the Company (for the purpose of this clause (1) a Person shall be deemed to beneficially own the Voting Stock of a corporation that is beneficially owned (as defined above) by another corporation (a "parent corporation") if such Person beneficially owns (as defined above) at least 50% of the aggregate voting power of all classes of Voting Stock of such parent corporation);

                  (2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company or the Board of Directors of Parent (together with any new directors whose election by such Board of Directors or whose nomination for election by the applicable shareholders was approved or ratified by a vote of 66 2/3% of the Board of Directors of the Company or the Board of Directors of Parent, as applicable, then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or ratified) cease for any reason to constitute a majority of such Board of Directors then in office;

                  (3) the adoption of a plan relating to the liquidation or dissolution of Parent or the Company; or

                  (4) the merger or consolidation of Parent or the Company with or into another Person or the merger of another Person with or into Parent or the Company or the sale of all or substantially all the assets of Parent or the Company to another Person, and, in the case of any such merger or consolidation, the securities of Parent or the Company, as the case may be, that are outstanding immediately prior to such transaction and that represent 100% of the aggregate voting power of the Voting Stock of Parent or the Company, as the case may be, are changed into or exchanged for cash, securities or Property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation;

provided, that a Change of Control shall not be deemed to have occurred solely as a consequence of a merger or consolidation between Parent and the Company, in which case all refer-ences in the preceding clauses (2) and (4) to "Parent or the Company" shall henceforth be deemed to refer only to the surviving entity of such merger or consolidation.

                  "Change of Control Offer" has the meaning set forth in Section 4.08.

                  "Change of Control Purchase Price" has the meaning set forth in Section 4.08.

                  "Change of Control Payment Date" has the meaning set forth in
Section 4.08.

                  "Clearstream" has the meaning set forth in Section 2.16.

                  "Collateral" has the meaning set forth in Section 6(a) of the Escrow Agreement.

                  "Commission" means the U.S. Securities and Exchange
Commission.

                  "Commodity Price Protection Agreement" means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices.

                  "Company" means the party named as such in the first paragraph of this Indenture and further defined in the second paragraph hereof, until a successor replaces such party pursuant to Article Five and thereafter means the successor.

                  "Consolidated Incremental Depreciation and Amortization" means, for any period, the total amount of depreciation and amortization related to the step up in basis required under purchase accounting with respect to the transactions contemplated by the Acquisition Agreement for such period on a consolidated basis in accordance with GAAP.

                  "Consolidated Interest Expense" means, for any period, without duplication and in each case determined on a consolidated basis in accordance with GAAP, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by either the Company or its Restricted
Subsidiaries:

                  (a) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued during such period,

                  (b) amortization of debt discount and debt issuance cost, including commitment fees,

                  (c)      capitalized interest,

                  (d)      non-cash interest expense,

                  (e) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing,

                  (f) net costs associated with Hedging Obligations (including amortization of discounts or fees); provided, however, such costs shall not include any unrealized gain or loss implicit in Hedging Obligations,

                  (g)      the sum of (a) all Disqualified Stock Dividends and
         (b) Preferred Stock Dividends with respect to Capital Stock of Subsidiaries,

                  (h) interest accruing or paid on any Debt of any other Person to the extent such Debt is guaranteed by the Company or any Restricted Subsidiary, or is secured by a Lien on the Company's or any Restricted Subsidiary's assets, whether or not such interest is paid by the Company or such Restricted Subsidiary,

                  (i) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Debt Incurred by such plan or trust,

                  (j) interest accruing in connection with a Qualified Securitization Transaction, and

                  (k) the interest portion of any deferred payment obligation.

                  "Consolidated Net Income" means, for any period, the consolidated net income (loss) of the Company for such period on a consolidated basis prior to any adjustment to net income for any preferred stock (other than Disqualified Stock) as determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income:

                  (a) any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

                           (1) the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause
                  (c) below),

                           (2) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income, and

                           (3) the revenue participation income received in connection with the Revenue Participation Agreement shall not be excluded,

                  (b) any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to contractual restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Company, except that:

                           (1) the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause), and

                           (2) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income,

                  (c) any net gain or loss realized upon the sale or other disposition of any Property of the Company or any of its consolidated Subsidiaries (including pursuant to any sale and leaseback transaction) that is not sold or otherwise disposed of in the ordinary course of business,

                  (d)      any net after-tax extraordinary gain or loss,

                  (e) the cumulative effect of a change in accounting principles,

                  (f) any non-cash compensation expense realized for grants of stock appreciation or similar rights, stock options or other rights to officers, directors and employees of the Company or any Restricted Subsidiary, provided that such rights (if redeemable), options or other rights can be redeemed at the option of the holder only for Capital Stock of the Company (other than Disqualified Stock) or Capital Stock of a direct or indirect parent of the Company,

                  (g) 50% of Consolidated Incremental Depreciation and Amortization,

                  (h) any non-cash impact attributable to the reduction in deferred revenue as a result of the fair value exercise undertaken as required by purchase accounting for the transactions contemplated by the Acquisition Agreement, in accordance with GAAP, during the twelve consecutive months following the consummation of the Acquisition, and

                  (i) to the extent non-cash, any unusual, non-operating or non-recurring gain or loss (including to the extent related to the Acquisition).

                  Notwithstanding the foregoing, for purposes of Section 4.10 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under subsection (c)(4) thereof.

                  "Corporate Trust Office" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, Floor 21 West, New York, New York 10286, Attention: Corporate Trust Department, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

                  "Covenant Defeasance" has the meaning set forth in Section
9.01.

                  "Credit Facility" means the credit facility to be entered into by the Company on or before the date of the Merger and Release, as such may be amended, modified or supplemented from time to time, or one or more debt or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory) or trade letters of credit, or other forms of guarantees or assurances that one or more times Refinances, replaces, supplements, modifies or amends such credit facility.

                  "Credit Facility Escrow Arrangements" means the escrow account and related agreements pursuant to which the proceeds of certain borrowings under the Credit Facility made by Finance Corp. or Finance Corp. II, as the case may be, prior to the Merger and Release will be placed into escrow until the initial closing under the Acquisition Agreement, at which time such borrowings will be assumed by RHD.

                  "Currency Exchange Protection Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement, futures contract, currency option, synthetic cap or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

                  "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  "Deadline" means January 31, 2003, or such earlier date that RHD determines not to pursue consummation of the Acquisition.

                  "Debt" means, with respect to any Person on any date of determination (without duplication):

                  (a) the principal of and premium (if any, but only in the event such premium has become due) in respect of:

                           (1)      debt of such Person for money borrowed, and

                           (2) debt evidenced by Senior Subordinated Notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

                  (b)      all Capital Lease Obligations of such Person;

                  (c) all obligations of such Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable for goods and services arising in the ordinary course of business);

                  (d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit, performance bonds or surety bonds securing obligations (other than obligations described in (a) through (c) above) provided in the ordinary course of business of such Person to the extent such letters of credit and bonds are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit or bond);

                  (e) the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (measured, in each case, at the greatest of its voluntary or involuntary maximum fixed repurchase price or liquidation value but excluding, in each case, any accrued dividends for any current period not yet payable);

                  (f)      all obligations of the type referred to in clauses
         (a) through (e) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee;

                  (g)      all obligations of the type referred to in clauses
         (a) through (f) above of other Persons, the payment of which is secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such Property or the amount of the obligation so secured; and

                  (h) to the extent not otherwise included in this definition, Hedging Obligations of such Person (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time).

                  The amount of Debt of any Person at any date shall be the amount necessary to extinguish in full as of such date the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date including, without limitation, all interest that has been capitalized, and without giving effect to any call premiums in respect thereof. The amount of Debt represented by a Hedging Obligation shall be equal to:

                  (1) zero if such Hedging Obligation has been Incurred pursuant to Section 4.09(c)(5),(6) or (7), or

                  (2) the marked-to-market value of such Hedging Obligation to the counter-party thereof if not Incurred pursuant to such clauses.

                  For purposes of this definition, the maximum fixed repurchase price of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Debt will be required to be determined pursuant to the indenture at its Fair Market Value if such price is based upon, or measured by, the fair market value of such Disqualified Stock; provided, however, that if such Disqualified Stock is not then permitted in accordance with the terms of such Disqualified Stock to be redeemed, repaid or repurchased, the redemption, repayment or repurchase price shall be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Depository" means, with respect to the Senior Subordinated Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depository by the Company, which Person must be a clearing agency registered under the Exchange Act.

                  "Designated Senior Debt" means:

                  (1)      the Debt under the Credit Facility; and

                  (2) any other Senior Debt of the Company that, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Debt as "Designated Senior Debt" for purposes of this Indenture; provided that the Company shall so advise the Trustee.

                  "Disqualified Stock" means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or upon the happening of an event:

                  (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

                  (b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or

                  (c) convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock,

on or prior to, in the case of clause (a), (b) or (c), the first anniversary of the Stated Maturity of the Senior Subordinated Notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a Change of Control occurring prior to the first anniversary of the Stated Maturity of the Senior Subordinated Notes shall not constitute Disqualified Stock if the change of control provisions applicable to such Disqualified Stock are no more favorable to the holders of such Capital Stock than the provisions of the indenture with respect to a Change of Control and such Capital Stock specifically provides that the Company will not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company's completing a Change of Control Offer.

                  "Disqualified Stock Dividends" means all dividends with respect to Disqualified Stock of the Company held by Persons other than a Wholly Owned Restricted Subsidiary.

                  "EBITDA" means, for any period:

                  (a) the sum of an amount equal to Consolidated Net Income for such period, plus (without duplication) the following to the extent Consolidated Net Income has been reduced thereby for such period:

                           (1) the provisions for taxes based on income or profits or utilized in computing net loss,

                           (2)      Pro Forma Consolidated Interest Expense,

                           (3)      depreciation,

                           (4)      amortization,

                           (5)      non-recurring losses or expenses, and

                           (6) any other non-cash items (provided that any such non-cash item that represents an accrual of or reserve for cash expenditures in any future period shall be deducted in such future period); minus

                  (b) (x) all non-cash items increasing Consolidated Net Income for such period (other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period) and (y) all non-recurring gains for such period.

                  Notwithstanding the foregoing clause, the provision for taxes and the depreciation, amortization and non-cash items of a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income.

                  "Escrow Agent" has the meaning set forth in the Escrow Agreement.

                  "Escrow Agreement" means the escrow agreement dated the Issue Date among the Securities Intermediary, the Trustee, Finance Corp. and RHD relating to the Senior Subordinated Notes.

                  "Escrowed Property" means the funds to be held in escrow pursuant to the Escrow Agreement.

                  "Euroclear" has the meaning set forth in Section 2.16.

                  "Event of Default" has the meaning set forth in Section 6.01.

                  "Excess Proceeds" has the meaning set forth in Section 4.12.

                  "Exchange Act" means the U.S. Securities Exchange Act of 1934.

                  "Exchange Offer" has the meaning set forth in Exhibit A.

                  "Exchange Securities" has the meaning provided in the Registration Rights Agreement.

                  "Existing Notes" means the $150.0 million in aggregate principal amount of RHD's 9-1/8% senior subordinated notes due 2008 issued under an indenture dated as of June 5, 1998 between RHD and The Bank of New York, as trustee, as supplemented by the First Supplemental Indenture, dated as of November 25, 2002 by and among RHD, The Bank of New York, as trustee and the guarantors thereto.

                  "Fair Market Value" means, with respect to any Property, the price that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided,

                  (a) if such Property has a Fair Market Value equal to or less than $5 million, by any Officer of the Company, or

                  (b) if such Property has a Fair Market Value in excess of $5 million, by a majority of the Board of Directors of the Company and the Board of Directors of Parent and evidenced by a Board Resolution dated within 30 days of the relevant transaction.

                  "Finance Corp. II" means R.H. Donnelley Finance Corporation
II.

                  "Foreign Subsidiary" means any Restricted Subsidiary that is not organized under the laws of the United States, any State thereof or the District of Columbia.

                  "GAAP" means United States generally accepted accounting principles as in effect on the Issue Date, including those set forth:

                  (a) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

                  (b) in the statements and pronouncements of the Financial Accounting Standards Board,

                  (c) in such other statements by such other entity as approved by a significant segment of the accounting profession, and

                  (d) the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to
         Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission.

                  "Global Notes" has the meaning set forth in Section 2.16.

                  "Government Obligations" means any security issued or guaranteed as to principal or interest by the United States, or by a Person controlled or supervised by and acting as an instrumentality of the government of the United States pursuant to the authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.

                  "guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

                  (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

                  (b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "guarantee" shall not include:

                  (1) endorsements for collection or deposit in the ordinary course of business, or

                  (2) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (b) of the definition of "Permitted Investment."

                  The term "guarantee" used as a verb has a corresponding meaning. The term "guarantor" shall mean any Person guaranteeing any obligation.

                  "Guarantor Senior Debt" has the meaning set forth in Section 12.08.

                  "Guarantee" means, individually, a Subsidiary Guarantee or a Parent Guarantee and collectively, the Subsidiary Guarantees and the Parent Guarantee.

                  "Guarantors" means individually, Parent or a Subsidiary Guarantor and collectively, Parent and Subsidiary Guarantors.

                  "Hedging Obligations" of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

                  "Holders" means the Person in whose name a Senior Subordinated
Note is registered on the Senior Subordinated Note register.

                  "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and "Incurrence" and "Incurred" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and provided further, however, that amortization of debt discount, accrual or capitalization of dividends and interest, including the accrual of deferred accrued interest, the accretion of principal, and the payment of interest or dividends in the form of additional securities shall not, in any such case, be deemed to be the Incurrence of Debt, provided that in the case of Debt or Preferred Stock sold at a discount or for which interest or dividends is capitalized or accrued or accreted, the amount of such Debt or outstanding Preferred Stock Incurred shall at all times be the then current accreted value or shall include all capitalized interest.

                  "Indenture" means this Indenture as amended, restated or supplemented from time to time.

                  "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of national standing or any third party appraiser or recognized expert with ex-perience in appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required, provided that such firm or appraiser is not an Affiliate of the Company.

                  "Initial Purchasers" means Salomon Smith Barney Inc., Bear, Stearns & Co. Inc., Deutsche Bank Securities Inc., ABN AMRO Incorporated, BNP Paribas Securities Corp., Fleet Securities, Inc. and ING Financial Markets LLC.

                  "interest" means, with respect to the Senior Subordinated Notes, interest and Additional Interest.

                  "Interest Payment Date" means June 15 and December 15 of each year.

                  "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate option agreement, interest rate future agreement or other similar agreement designed to protect against fluctuations in interest rates.

                  "Investment" by any Person means any loan (other than advances and extensions of credit and receivables in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person or acquired as part of the assets acquired in connection with an acquisition of assets otherwise permitted by the indenture), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) (excluding commission, travel and similar advances to officers and employees in the ordinary course of business) to, or Incurrence of a guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person. For purposes of Sections 4.10 and 4.15 and the definition of "Restricted Payment," "Investment" shall include the Fair Market Value of the Investment of the Company and any Restricted Subsidiary in any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary (proportionate to the Company's equity interest in such Subsidiary) of an amount (if positive) equal to:

                  (a) the Company's "Investment" in such Subsidiary at the time of such redesignation, less

                  (b) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the Investment of the Company and any Restricted Subsidiary in such Subsidiary at the time of such redesignation.

                  In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

                  "Issue Date" means the date on which the Senior Subordinated Notes are initially issued (exclusive of any Additional Senior Subordinated Notes).

                  "Legal Defeasance" has the meaning set forth in Section 9.01.

                  "Legal Holiday" has the meaning set forth in Section 13.07.

                  "Leverage Ratio" means the ratio of:

                  (a) the outstanding Debt of the Company and the Restricted Subsidiaries as of the date of calculation on a consolidated basis in accordance with GAAP, to

                  (b)      the LTM Pro Forma EBITDA.

                  "Lien" means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any sale and leaseback transaction).

                  "LTM Pro Forma EBITDA" means Pro Forma EBITDA for the four most recent consecutive fiscal quarters prior to the date of determination for which financial statements are available and have been filed with the Commission or the Trustee pursuant to Section 4.18.

                  "Maturity Date" when used with respect to any Senior Subordinated Note, means the date on which the principal amount of such Senior Subordinated Note becomes due and payable as therein or herein provided.

                  "Merger" means the merger of Finance Corp. with and into RHD to occur simultaneously with the Release.

                  "Money Market Funds" means shares of an investment company registered under the Investment Company Act of 1940 that holds itself out as a money market fund, seeks to maintain a net asset value of $1.00 per share and has the highest investment rating by S&P and Moody's and, in either case, any successor rating agency thereto.

                  "Moody's" has the meaning set forth in the definition of "Temporary Cash Investments".

                  "Net Available Cash" from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only, in each case, as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of:

                  (a) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred, and all U.S. Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale,

                  (b) all payments made on any Debt that is secured by any Property subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale,

                  (c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale,

                  (d) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel, accountants and investment bankers) related to such Asset Sale; and

                  (e) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale including, without limitation, pension and other post-employment benefit liabilities, liabilities relating to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale and any deductions relating to escrowed amounts.

                  "Non-payment Default" has the meaning set forth in Section 12.02(b).

                  "Non-recourse Debt" means debt as to which neither the Company nor any Restricted Subsidiary

                  (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Debt) or is directly or indirectly liable (as a guarantor or otherwise) or as to which there is any recourse to the assets of the Company or its Restricted Subsidiaries; and

                  (b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Company or any Restricted Subsidiary to declare a default under such other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity.

                  "Non-U.S. Person" means a Person who is not a U.S. person, as defined in Regulation S.

                  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Debt, including any guarantees thereof, and in all cases whether direct or indirect, absolute or contingent, now outstanding or hereafter created, assumed or incurred and including, without limitation, interest accruing subsequent to the filing of a petition in bankruptcy or the commencement of any insolvency, reorganization or similar proceedings at the rate provided in the relevant documentation, whether or not an allowed claim, and any obligation to redeem or defease any of the foregoing.

                  "Offer Amount" has the meaning set forth in Section 4.12(g).

                  "Offer Period" has the meaning set forth in Section 4.12(g).

                  "Offering Memorandum" means the offering memorandum dated November 26, 2002 relating to the offering of Senior Subordinated Notes and Senior Notes issued on the Issue Date.

                  "Officer" means the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President, the Treasurer or the Secretary of the Company.

                  "Officers' Certificate" means a certificate signed by an Officer of the Company, and delivered to the Trustee.

                  "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, the Parent, a Subsidiary Guarantor or the Trustee.

                  "Parent" means R.H. Donnelley Corporation, a Delaware corporation.

                  "Parent Guarantee" has the meaning set forth in Section 10.01.

                  "Paying Agent" has the meaning set forth in Section 2.04.

                  "Payment Blockage Notice" has the meaning set forth in Section 12.02(b).

                  "Payment Blockage Period" has the meaning set forth in Section 12.02(b).

                  "Payment Default" means any default which occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, premium, if any, or interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Designated Senior Debt (including, without limitation, guarantees of the foregoing items which constitute such Senior
Debt).

                  "Permitted Asset Swap" means any transfer of properties or assets by the Company or any of its Restricted Subsidiaries in which at least 90% of the consideration received by the transferor consists of properties or assets (other than cash) that will be used in a Related Business; provided that the aggregate fair market value (as determined in good faith by the Board of Directors of the Company and the Board of Directors of Parent) of the Property or assets being transferred by the Company or such Restricted Subsidiary is not greater than the aggregate fair market value (as determined in good faith by the Board of Directors of the Company and the Board of Directors of Parent) of the Property or assets received by the Company or such Restricted Subsidiary in such exchange; provided that, with respect to any transaction or series of related transactions that constitute a Permitted Asset Swap with an aggregate fair market value in excess of $25.0 million, the Company, prior to consummation thereof, shall be required to obtain a written opinion from an Independent Financial Advisor to the effect that such transaction or series of related transactions are fair from a financial point of view to the Company and Restricted Subsidiaries, taken as a whole.

                  "Permitted Debt" has the meaning set forth in Section 4.09.

                  "Permitted Investment" means any Investment by the Company or a Restricted Subsidiary in:

                  (a) the Company, any Restricted Subsidiary or any Person that will, upon the making of such Investment, become a Restricted Subsidiary, provided that the primary business of such Restricted Subsidiary is a Related Business, including, without limitation, the Acquisition and the transactions contemplated thereby,

                  (b)      Temporary Cash Investments,

                  (c) receivables owing to the Company or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may in-clude such concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances,

                  (d) payroll, travel, commission and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business,

                  (e) loans and advances to employees, directors and consultants made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary, as the case may be, provided that such loans and advances do not exceed $10 million at any one time outstanding,

                  (f) stock, obligations or other securities received in settlement or good faith compromise of debts created in the ordinary course of business and owing to the Company or a Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor,

                  (g) any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with Section 4.12,

                  (h) the Senior Subordinated Notes and, if issued, any Additional Senior Subordinated Notes,

                  (i) Interest Rate Agreements, Currency Exchange Protection Agreements, Hedging Obligations and Commodity Price Protection Agreement, in each case, permitted under Section 4.09,

                  (j) Investments in existence on the date of the indenture (including the Existing Notes) and any permitted Refinancing thereof,

                  (k) a Securitization Entity in connection with a Qualified Securitization Transaction, which Investment consists of the transfer of Receivables and Related Assets,

                  (l) in any Person to the extent that the consideration for such Investment consists of Capital Stock of the Company,

                  (m) Investments in prepaid expenses, negotiable instruments held for collection and lease utility and worker's compensation, performance and other similar deposits provided to third parties in the ordinary course of business,

                  (n) other Investments that do not exceed $50 million outstanding at any one time in the aggregate,

                  (o) Investments in joint ventures engaged in a Related Business that do not exceed $100 million outstanding at any one time in the aggregate,

                  (p) any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (1) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (2) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or such other transfer of title with respect to any secured Investment in default,

                  (q) a Securitization Entity or any Investment by Securitization Entity in any other Person, in each case in connection with a Qualified Securitization Transaction, provided, however, that any Investment in a Securitization Entity in the form of (1) a Purchase Money Note; (2) any equity interests; (3) obligations of the Securitization Entity to pay the purchase price for assets transferred to it; or (4) interests in accounts receivable generated by the Company or Restricted Subsidiary and transferred to any Person in connection with a Qualified Securitization Transaction or any such Person owning such amounts receivable, and

                  (r) negotiable instruments held for deposit or collection in the ordinary course of business.

                  "Permitted Refinancing Debt" means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

                  (a) such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

                           (1) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) and any accrued but unpaid interest then outstanding of the Debt being Refinanced, and

                           (2) an amount necessary to pay any fees and expenses, including premiums, tender and defeasance costs, related to such Refinancing,

                  (b) in the case of the Refinancing of term Debt, the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced,

                  (c) in the case of the Refinancing of term Debt, the Stated Maturity of the Debt being Incurred is no earlier than the Stated Maturity of the Debt being Refinanced, and

                  (d) in the case of the Refinancing of Debt of the Company or a Subsidiary Guarantor:

                           (1) the new Debt shall not be senior in right of payment of the Debt being Refinanced; and

                           (2) if the Debt being Refinanced constitutes Subordinated Obligations of the Company or a Subsidiary Guarantor, the new Debt shall be subordinated to the Senior Subordinated Notes or the relevant Guarantee, as applicable, at least to the same extent as the Subordinated Obligations;

provided, however, that Permitted Refinancing Debt shall not include:

                  (x) Debt of a Restricted Subsidiary (other than a Subsidiary Guarantor) that Refinances Debt of the Company or a Subsidiary Guarantor, or

                  (y) Debt of the Company or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

                  "Person" means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Physical Notes" means certificated Senior Subordinated Notes in registered form in substantially the form set forth in Exhibit A.

                  "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

                  "Preferred Stock Dividends" means all dividends with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than the Company or a Wholly Owned Restricted Subsidiary.

                  "Prepayment Offer" has the meaning set forth in Section
4.12(d).

                  "Private Placement Legend" means the legend initially set forth on the Rule 144A Senior Subordinated Notes and Other Senior Subordinated Notes that are Restricted Senior Subordinated Notes in the form set forth in Exhibit B.

                  "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms hereof a calculation performed in accordance with the terms of the indenture and (to the extent not conflicting with such terms) Article 11 of Regulation S-X promulgated under the Securities Act (as in effect on the Issue Date).

                  "Pro Forma Consolidated Interest Expense" means, with respect to any period, Consolidated Interest Expense adjusted (without duplication) to give pro forma effect to any Incurrence of Debt that remains outstanding at the end of the period or any Repayment of Debt since the beginning of the relevant period as if such Incurrence or Repayment had occurred on the first day of such period.

                  If any Debt bears a floating or fluctuating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the base interest rate in effect for such floating or fluctuating rate of interest on the date of determination were in effect for the whole period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement had when entered into a term of at least 12 months or, if shorter, the term of the Debt). In the event the Capital Stock of any Restricted Subsidiary is sold during the period, the Company shall be deemed to have Repaid during such period the Debt of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale.

                  "Pro Forma EBITDA" means, for any period, the EBITDA of the Company and its consolidated Restricted Subsidiaries after making the following adjustments:

                  (a) pro forma effect shall be given to any Asset Sales or Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or any other acquisition of Property at any time on or subsequent to the first day of the period and on or prior to the date of determination as if such Asset Sale, Investment or other acquisition had occurred on the first day of the period. Any such pro forma calculations may include operating expense reductions (net of associated expenses) for such period resulting from the acquisition or other Investment which is being given pro forma effect that would be permitted pursuant to Rule 11-02 of Regulation S-X under the Securities Act (as in effect on the Issue Date). In addition, since the beginning of the period, if any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of the period shall have made any Investment in any Person or made any acquisition, disposition, merger or consolidation that would have required adjustment pursuant to this definition, then Pro Forma EBITDA shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger or consolidation had occurred at the beginning of the applicable period; and

                  (b) in the event that pro forma effect is being given to any Repayment of Debt, Pro Forma EBITDA for such period shall be calculated as if the Company or such Restricted Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt.

                  "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to this Indenture, the value of any Property shall be its Fair Market Value.

                  "Purchase Date" has the meaning set forth in Section 4.12(f).

                  "Purchase Money Debt" means Debt secured by a Lien:

                  (a) consisting of the deferred purchase price of Property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the maturity of such Debt does not exceed the anticipated useful life of the Property being financed, and

                  (b) Incurred to finance the acquisition, construction or lease by the Company or a Restricted Subsidiary of such Property, including additions and improvements thereto;

provided, however, that such Debt is Incurred within 180 days after the acquisition, completion of the construction or lease of such Property by the Company or such Restricted Subsidiary.

                  "Qualified Equity Offering" means any public or private offering for cash of Capital Stock (other than Disqualified Stock) of Parent or RHD other than (i) public offerings of Capital Stock registered on Form S-8 or
(ii) other issuances upon the exercise of options of employees of Parent, RHD or any of their respective Subsidiaries.

                  "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A promulgated under the Securities Act.

                  "Qualified Securitization Transaction" means any transaction or series of transactions that may be entered into by the Company or any Restricted Subsidiary pursuant to which the Company or any Restricted Subsidiary may sell, convey or otherwise transfer to (a) a Securitization Entity (in the case of a transfer by the Company or of any Restricted Subsidiary) and (b) any other Person (in the case of a transfer by a Securitization Entity), or may grant a security interest in, Receivables and Related Assets.

                  "Receivables and Related Assets" means any account receivable (whether now existing or arising thereafter) of the Company or any Restricted Subsidiary, and any assets related thereto including all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interest are customarily granted in connection with asset securitization transaction involving accounts receivable.

                  "Redemption Date" when used with respect to any Senior Subordinated Note to be redeemed pursuant to paragraph 5 of the Senior Subordinated Notes means the date fixed for such redemption pursuant to the terms of the Senior Subordinated Notes.

                  "Refinance" means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, repurchase, redeem, defease or retire, or to issue other Debt, in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Registrar" has the meaning set forth in Section 2.04.

                  "Registration Rights Agreement" means the registration rights agreement, dated the Issue Date, among RHD, Parent, R.H. Donnelley APIL, Inc., R.H. Donnelley CD Inc., Get Digital Smart.com, Inc., R.H. Donnelley Acquisitions, Inc. and the Initial Purchasers.

                  "Regulation S" means Regulation S promulgated under the Securities Act.

                  "Regulation S Global Note" has the meaning set forth in
Section 2.16.

                  "Regulation S Notes" has the meaning set forth in Section
2.02.

                  "Related Business" means any business that is related, ancillary or complementary to the business of RHD or any of its Subsidiaries on the Issue Date or any reasonable extension, development or expansion of the business of RHD or its Subsidiaries, including the businesses acquired pursuant to the Acquisition.

                  "Release" means the release of the Escrowed Property pursuant to the Escrow Agreement.

                  "Release Time" has the meaning set forth in Section 3(a) of the Escrow Agreement.

                  "Release Date Supplemental Indenture" has the meaning set forth in Section 8.01.

                  "Repay" means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt. "Repayment" and "Repaid" shall have correlative meanings.

                  "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

                  "Required Filing Dates" has the meaning set forth in Section 4.18.

                  "Responsible Officer" shall mean, when used with respect to the Trustee, any officer in the Corporate Trust Office of the Trustee including any vice president, assistant vice president or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, and to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "Restricted Global Notes" has the meaning set forth in Section 2.16.

                  "Restricted Payment" means:

                  (a) any dividend or distribution (whether made in cash, securities or other Property) declared or paid by the Company or any Restricted Subsidiary on or with respect to any shares of Capital Stock of Parent, the Company or any Restricted Subsidiary, except for any dividend or distribution that is made solely to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis) or any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Company or in options, warrants or other rights to acquire shares of Capital Stock (other than Disqualified Stock) of the Company;

                  (b) the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of Parent, the Company or any Restricted Subsidiary (other than from the Company or a Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transactions) or securities exchangeable for or convertible into any such Capital Stock, including the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of the Company that is not Disqualified Stock);

                  (c) the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition);

                  (d) any Investment (other than Permitted Investments and guarantees by Restricted Subsidiaries of Debt Incurred pursuant to
         Section 4.09) in any Person; or

                  (e) the issuance, sale or other disposition of Capital Stock of any Restricted Subsidiary to a Person (other than the Company or another Restricted Subsidiary) if the result thereof is that such Restricted Subsidiary shall cease to be a Subsidiary of the Company, in which event the amount of such "Restricted Payment" shall be the Fair Market Value of the remaining interest, if any, in such former Restricted Subsidiary held by the Company and the other Restricted Subsidiaries.

                  "Restricted Period" has the meaning set forth in Section 2.07.

                  "Restricted Senior Subordinated Note" has the same meaning as "Restricted Security" set forth in Rule 144(a)(3) promulgated under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Senior Subordinated Note is a Restricted Senior Subordinated Note.

                  "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

                  "Revenue Participation Agreement" means the revenue participation agreement dated August 19, 1997 by and between Apil Partners Partnership, an Illinois general partnership and Parent.

                  "RHD" means R.H. Donnelley Inc., a Delaware corporation.

                  "Rule 144" means Rule 144 promulgated under the Securities
Act.

                  "Rule 144A" means Rule 144A promulgated under the Securities Act.

                  "Rule 144A Senior Subordinated Notes" has the meaning set forth in Section 2.02.

                  "SEC" means the U.S. Securities and Exchange Commission.

                  "Securities Account Control Agreement" means the securities account control agreement dated the Issue Date among Finance Corp., the Securities Intermediary and the Trustee relating to the Escrow Agreement.

                  "Securities Act" means the U.S. Securities Act of 1933.

                  "Securitization Entity" means a Wholly Owned Restricted Subsidiary (or a Wholly Owned Subsidiary of another Person in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers Receivables and Related Assets) that engages in no activities other than in connection with the financing of accounts receivable and that is designated by the Board of Directors of the Company (as provided below) as a Securitization Entity and:

                  (a) no portion of the Debt or any other obligations (contingent or otherwise) of which:

                           (1)      is guaranteed by the Company or any
                  Restricted Subsidiary (excluding guarantees (other than the principal of, and interest on, Debt) pursuant to Standard Securitization Undertakings);

                           (2) is recourse to or obligates the Company or any Restricted Subsidiary (other than such Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings; or

                           (3) subjects any Property or asset of the Company or any Restricted Subsidiary (other than such Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

                  (b) with which neither the Company nor any Restricted Subsidiary (other than such Securitization Entity) has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable of such entity; and

                  (c) to which neither the Company nor any Restricted Subsidiary (other than such Securitization Entity) has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

                  Any designation of a Subsidiary as a Securitization Entity shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to the designation and an Officers' Certificate certifying that the designation complied with the preceding conditions and was permitted by this Indenture.

                  "Securities Intermediary" has the meaning assigned to such term in the Escrow Agreement.

                  "Security Documents" means the Escrow Agreement and the Securities Account Control Agreement.

                  "Senior Debt" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Debt of the Company or a Subsidiary Guarantor, as the case may be, whether outstanding on the Issue Date or thereafter created, Incurred or assumed and any amendments, renewals, modifications, extensions, refinancings and refundings of such Debt, unless, in the case of any particular Debt, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Debt shall not be senior in right of payment to the Senior Subordinated Debt. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on and all other amounts owing in respect of:

                  (1) all monetary obligations (including guarantees thereof) of every nature of the Company, Parent or a Subsidiary Guarantor under the Credit Facility, including, without limitation, obligations (including guarantees) to pay principal, premium (if any), any interest, reimbursement obligations under letters of credit, fees, expenses and indemnities;

                  (2) all obligations under Interest Rate Agreements (including guarantees thereof);

                  (3) all obligations under Currency Exchange Protection Agreements (including guarantees thereof);

                  (4) all obligations under Commodity Price Protection Agreements (including guarantees thereof) in each case whether outstanding on the Issue Date or thereafter Incurred; and

                  (5)      the Senior Notes (or any guarantees thereof).

Notwithstanding the foregoing, "Senior Debt" shall not include:

                  (1) any Debt of the Company to a Subsidiary of the Company or any Debt of a Subsidiary Guarantor to the Company or another Subsidiary of the Company;

                  (2) any Debt to, or guaranteed on behalf of, any director, officer or employee, in such capacities of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation);

                  (3) Debt to trade creditors and other amounts Incurred (but not under the Credit Facility) in connection with obtaining goods, materials or services including, without limitation, accounts payable;

                  (4) obligations in respect of any Capital Stock, including Disqualified Stock;

                  (5) any liability for federal, state, local or other taxes owed or owing by the Company or any Subsidiary Guarantor;

                  (6) that portion of any Debt Incurred in violation of this Indenture;

                  (7) Debt that, when Incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the issuer of such Debt; and

                  (8) any Debt that is, by its express terms, subordinated in right of payment to any other Debt of the Company or a Subsidiary Guarantor.

                  "Senior Notes" means the $325 million in aggregate principal amount of 8-7/8% senior notes due 2010 that are being offered by Finance Corp. pursuant to the Offering Memorandum.

                  "Senior Notes Escrow Arrangements" means the escrow arrangements described in Section 3.07.

                  "Senior Subordinated Debt" means (i) with respect to the Company, the Senior Subordinated Notes, the Existing Senior Subordinated Notes and any other Debt of the Com-pany that specifically provides that such Debt is to have the same rank as the Senior Subordinated Notes in right of payment and is not subordinated by its terms in right of payment to any Debt or other obligation of the Company which is not Senior Debt and (ii) with respect to any Subsidiary Guarantor, the Subsidiary Guarantees and any other Debt of such Subsidiary Guarantors that specifically provides that such Debt is to have the same rank as Guarantees of the Senior Subordinated Notes in right of payment and is not subordinated by its terms in right or payment to any Debt or other obligation of such Subsidiary Guarantor which is not Senior Debt.

                  "Senior Subordinated Notes" means the 10-7/8% Senior Subordinated Notes due 2012 issued by the Company, including, without limitation, the Exchange Securities, treated as a single class of securities, as amended from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

                  "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

                  "Special Mandatory Redemption" has the meaning set forth in
Section 3.07.

                  "Special Mandatory Redemption Date" has the meaning set forth in Section 3.07.

                  "Special Mandatory Redemption Price" means (a)(i) $454,500,000 (which amount is equal to 101% of $450,000,000 of Senior Subordinated Notes plus
(ii) $150,000,000 (which amount is equal to 100% of $150,000,000 of Senior Subordinated Notes plus (b) the accrued and unpaid interest on the Senior Subordinated Notes from and including the Issue Date to but excluding the Special Mandatory Redemption Date.

                  "Special Pro Rata Redemption" has the meaning set forth in
Section 3.11.

                  "Special Pro Rata Redemption Date" has the meaning set forth in Section 3.11.

                  "Special Pro Rata Redemption Price" has the meaning set forth in Section 3.11.

                  "Special Pro Rata Redemption Trigger" has the meaning set forth in Section 3.11.

                  "S&P" has the meaning set forth in the definition of "Temporary Cash Investments."

                  "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary that are reasonably customary in an accounts receivable securitization transaction, including, without limitation, servicing of the obligations thereunder.

                  "Stated Maturity" means (a) with respect to any debt security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the Company unless such contingency has occurred) and (b) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

                  "Subordinated Obligation" means any Debt of the Company or any Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Senior Subordinated Notes or such Subsidiary Guarantee pursuant to a written agreement to that effect (for the avoidance of doubt, the Existing Notes (as in effect on the Issue Date) shall not be deemed to be Subordinated Obligations).

                  "Subsidiary" means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:

                           (a) such Person,

                           (b) such Person and one or more Subsidiaries of such
                  Person, or

                           (c) one or more Subsidiaries of such Person.

                  "Subsidiary Guarantee" means a Guarantee on the terms set forth in Article Ten of this Indenture by a Subsidiary Guarantor of the Company's obligations with respect to the Senior Subordinated Notes.

                  "Subsidiary Guarantor" means all of the Subsidiaries of RHD and all of the Subsidiaries of Parent as of the date of the Release (after giving effect to the consummation of the Acquisition) and each Restricted Subsidiary that executes a Subsidiary Guarantee in accordance with Section 4.19, in each case until such time as such Subsidiary Guarantor shall be released in accordance with Section 10.03.

                  "Surviving Person" has the meaning set forth in Section 5.01.

                  "Temporary Cash Investments" means:

                           (1) any Government Obligation, maturing not more than one year after the date of acquisition, issued by the United States or an instrumentality or agency thereof, and constituting a general obligation of the United States;

                           (2) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution that is a member of the U.S. Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500 million, whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. ("Moody's") or any successor rating agency or "A-1" (or higher) according to Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), or any successor rating agency (or, in the case of foreign Subsidiaries of the Company, any local office of any commercial bank organized under the laws of the relevant jurisdiction or any political subdivision thereof which has a combined capital surplus and undivided profits in excess of $500 million (or the foreign currency equivalent thereof);

                           (3) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States, any state thereof or the District of Columbia with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P;

                           (4) any money market deposit accounts issued or offered by a commercial bank organized in the United States having capital and surplus and undivided profits in excess of $500 million; provided that the short-term debt of such commercial bank has a rating, at the time of Investment, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P;

                           (5)      repurchase obligations and reverse
                  repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) or (2) entered into with a bank meeting the qualifications described in clause (2) above;

                           (6) investments in securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority thereof, and rated at least "A-1" by S&P or "P-1" by Moody's;

                           (7) interests in funds investing substantially all their assets in securities of the types described in clauses (1) through (6); and

                           (8) interests in mutual funds with a rating of AAA-- or higher that invest all of their assets in short-term securities, instruments and obligations which carry a minimum rating of "A-2" or "P-2" and which are managed by a bank meeting the qualifications in clause (2) above.

                  "Tender Offer" means the tender offer, and related exit consent solicitation, to repurchase the Existing Notes with certain of the proceeds of the Senior Subordinated Notes described in the Offering Memorandum.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in Section 8.03).

                  "Transactions" means the Merger, the Release, the consummation of the Acquisition, the closing of the Credit Facility on the date of the Release (and the concurrent release of any funds held in escrow under the Credit Facility), the release of the escrow funds RHD pursuant to the Senior Notes Escrow Arrangements and the consummation of the private equity investment in Parent.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

                  "Unrestricted Subsidiary" means:

                  (a) any Subsidiary of the Company that at the time of determination will be designated as an Unrestricted Subsidiary as permitted or required pursuant to Section 4.15 and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and

                  (b)      any Subsidiary of an Unrestricted Subsidiary.

                  "Voting Stock" of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

                  "Wholly Owned Restricted Subsidiary" means, at any time, a Restricted Subsidiary all the Voting Stock of which (except directors' qualifying shares and shares required by applicable law to be held by a person other than the Company or a Restricted Subsidiary) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

SECTION 1.02.              Incorporation by Reference of Trust Indenture Act.

                  Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Senior Subordinated Notes.

                  "indenture securityholder" means a holder or noteholder.

                  "indenture to be qualified" means this Indenture.

                  "obligor on this indenture securities" means the Company, the Guarantors or any other obligor on the Senior Subordinated Notes.

                  All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Commission rule have the meanings therein assigned to them.

SECTION 1.03.              Rules of Construction.

                  Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

                  (2)      "or" is not exclusive;

                  (3) words in the singular include the plural, and in the plural include the singular;

                  (4) words used herein implying any gender shall apply to both genders;

                  (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subsection;

                  (6) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect on the Issue Date;

                  (7) "$," "U.S. Dollars" and "United States Dollars" each refer to United States dollars, or such other money of the United States that at the time of payment is legal tender for payment of public and private debts; and

                  (8) whenever in this Indenture there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Interest to the extent that, in such context, Additional Interest, was or would be payable in respect thereof.

                                   ARTICLE TWO

                                 THE SECURITIES

SECTION 2.01.              Amount of Notes.

                  The Trustee shall initially authenticate Senior Subordinated Notes for original issue on the Issue Date in an aggregate principal amount of $600 million upon a written order of the Company in the form of an Officers' Certificate of the Company (other than as provided in Section 2.08). The Trustee shall authenticate additional Senior Subordinated Notes ("Additional Senior Subordinated Notes") thereafter in unlimited aggregate principal amount (so long as permitted by the terms of this Indenture, including, without limitation,
Section 4.09) for original issue upon a written order of the Company in the form of an Officers' Certificate in aggregate principal amount as specified in such order (other than as provided in Section 2.08). Each such written order shall specify the amount of Senior Subordinated Notes to be authenticated and the date on which the Senior Subordinated Notes are to be authenticated.

SECTION 2.02.              Form and Dating.

                  The Senior Subordinated Notes and the Trustee's certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Senior Subordinated Notes may have notations, legends or endorsements required by law, rule or usage to which the Company is subject. Without limiting the generality of the foregoing, Senior Subordinated Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A ("Rule 144A Senior Subordinated Notes") shall bear the legend and include the form of assignment set forth in Exhibit B, Senior Subordinated Notes offered and sold in offshore transactions in reliance on Regulation

S ("Regulation S Notes") shall bear the legend and include the form of assignment set forth in Exhibit C. Each Senior Subordinated Note shall be dated the date of its authentication.

                  The terms and provisions contained in the Senior Subordinated Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby.

                  The Senior Subordinated Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

SECTION 2.03.              Execution and Authentication.

                  The Senior Subordinated Notes shall be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President or any Vice President. The signature of any of these officers on the Senior Subordinated Notes may be manual or facsimile.

                  If an Officer whose signature is on a Senior Subordinated Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Senior Subordinated Note, the Senior Subordinated Note shall be valid nevertheless.

                  No Senior Subordinated Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Senior Subordinated Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Senior Subordinated Note shall be conclusive evidence, and the only evidence, that such Senior Subordinated Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Senior Subordinated Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Senior Subordinated Note to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Senior Subordinated Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

                  The Senior Subordinated Notes shall be issuable only in fully registered form without coupons in denominations of $1,000 and integral multiples of $1,000.

SECTION 2.04.              Registrar and Paying Agent.

                  The Company shall maintain an office or agency where Senior Subordinated Notes may be presented for registration of transfer or for exchange (the "Registrar"), and an office or agency where Senior Subordinated Notes may be presented for payment (the "Paying

Agent") and an office or agency where notices and demands to or upon the Company, if any, in respect of the Senior Subordinated Notes and this Indenture may be served. The Registrar shall keep a register of the Senior Subordinated Notes and of their transfer and exchange. The Company may have one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent.

                  The Company shall enter into an appropriate agency agreement, which shall incorporate the provisions of the TIA, with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with
Section 7.07.

                  The Company initially appoints the Trustee as Registrar, Paying Agent and Agent for service of notices and demands in connection with the Senior Subordinated Notes and this Indenture and the Company may change the Paying Agent without prior notice to the Holders and the Company or any of its Subsidiaries may act as Paying Agent. The Company or any of its Subsidiaries may act as Paying Agent.

SECTION 2.05.              Paying Agent To Hold Money in Trust.

                  Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Senior Subordinated Notes (whether such money has been paid to it by the Company or any other obligor on the Senior Subordinated Notes or the Guarantors), and the Company and the Paying Agent shall notify the Trustee of any default by the Company (or any other obligor on the Senior Subordinated Notes) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder, provided that if the Company or an Affiliate thereof acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(1) or (2), upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06.              Holder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, provided that, as long as the Trustee is the Registrar, no such list need be furnished.

SECTION 2.07.              Transfer and Exchange.

                  Subject to Sections 2.16 and 2.17, when Senior Subordinated Notes are presented to the Registrar with a request from the Holder of such Senior Subordinated Notes to register a transfer or to exchange them for an equal principal amount of Senior Subordinated Notes of other authorized denominations, the Registrar shall register the transfer as requested. Every Senior Subordinated Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall issue and execute and the Trustee shall authenticate new Senior Subordinated Notes (and the Subsidiary Guarantors shall execute the guarantee thereon) evidencing such transfer or exchange at the Registrar's request. No service charge shall be made to the Holder for any registration of transfer or exchange. The Company may require from the Holder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.11, 3.06, 4.08, 4.12 or 8.05 (in which events the Company shall be responsible for the payment of such taxes). The Registrar shall not be required to exchange or register a transfer of any Senior Subordinated Note for a period of 15 days immediately preceding the redemption of Senior Subordinated Notes, except the unredeemed portion of any Senior Subordinated Note being redeemed in part.

                  Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.

                  Except as expressly provided herein, neither the Trustee nor the Registrar shall have any duty to monitor the Company's compliance with or have any responsibility with respect to the Company's compliance with any Federal or state securities laws.

SECTION 2.08.              Replacement Senior Subordinated Notes.

                  If a mutilated Senior Subordinated Note is surrendered to the Registrar or the Trustee, or if the Holder of a Senior Subordinated Note claims that the Senior Subordinated Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Senior Subordinated Note (and the Guarantors shall execute the guarantee thereon) if the Holder of such Senior Subordinated Note furnishes to the Company and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Senior Subordinated Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. If required by the Trustee or the Company, an indemnity bond shall be posted, sufficient in the judgment of all to protect the Company, the Subsidiary Guarantors, the Trustee or any Paying Agent from any loss that any of them may suffer if such Senior Subordinated Note is replaced. The Company may charge such Holder for the Company's reasonable out-of-pocket expenses in replacing such Senior Subordinated Note and the Trustee may charge the Company for the Trustee's expenses (including, without limitation, attorneys' fees and disbursements) in replacing such Senior Subordinated Note. Every replacement Senior Subordinated Note shall constitute a contractual obligation of the Company.

SECTION 2.09.              Outstanding Senior Subordinated Notes.

                  The Senior Subordinated Notes outstanding at any time are all Senior Subordinated Notes that have been authenticated by the Trustee except for
(a) those canceled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 9.01 and 9.02, on or after the date on which the conditions set forth in Section 9.01 or 9.02 have been satisfied, those Senior Subordinated Notes theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.09 as not outstanding. Subject to Section 2.10, a Senior Subordinated Note does not cease to be outstanding because the Company or one of its Affiliates holds the Senior Subordinated Note.

                  If a Senior Subordinated Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Senior Subordinated Note is held by a bona fide purchaser in whose hands such Senior Subordinated Note is a legal, valid and binding obligation of the Company.

                  If the Paying Agent holds, in its capacity as such, on any Maturity Date, money sufficient to pay all accrued interest and principal with respect to the Senior Subordinated Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Senior Subordinated Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10.              Treasury Notes.

                  In determining whether the Holders of the required principal amount of Senior Subordinated Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Senior Subordinated Notes owned by the Company or any other Affiliate of the Company shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Senior Subordinated Notes as to which a Responsible Officer of the Trustee has actually received an Officers' Certificate stating that such Senior Subordinated Notes are so owned shall be so disregarded. Senior Subordinated Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee's right so to act with respect to the Senior Subordinated Notes and that the pledgee is not an Issuer, a Guarantor, any other obligor on the Senior Subordinated Notes or any of their respective Affiliates.

SECTION 2.11.              Temporary Senior Subordinated Notes.

                  Until definitive Senior Subordinated Notes are prepared and ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Senior Subordinated Notes. Temporary Senior Subordinated Notes shall be substantially in the form of definitive Senior Subordinated Notes but may have variations that the Company considers appropriate for temporary Senior Subordinated Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Senior Subordinated Notes in exchange for temporary Senior Subordinated Notes. Until such exchange, temporary Senior Subordinated Notes shall be entitled to the same rights, benefits and privileges as definitive Senior Subordinated Notes.

SECTION 2.12.              Cancellation.

                  The Company at any time may deliver Senior Subordinated Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Senior Subordinated Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Senior Subordinated Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall deliver such canceled Senior Subordinated Notes to the Company. The Company may not reissue or resell, or issue new Senior Subordinated Notes to replace, Senior Subordinated Notes that the Company has redeemed or paid, or that have been delivered to the Trustee for cancellation.

SECTION 2.13.              Defaulted Interest.

                  If the Company defaults on a payment of interest on the Senior Subordinated Notes, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Company shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 10 days before such special record date, the Company shall mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Senior Subordinated Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

SECTION 2.14.              CUSIP Number.

                  The Company in issuing the Senior Subordinated Notes may use a "CUSIP" number, and if so, such CUSIP number shall be included in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Senior Subordinated Notes, and that reliance may be placed only on the other identification numbers printed on the Senior Subordinated Notes. The Company shall promptly notify the Trustee of any such CUSIP number used by the Company in connection with the issuance of the Senior Subordinated Notes and of any change in the CUSIP number.

SECTION 2.15.              Deposit of Moneys.

                  Prior to 10:00 a.m., New York City time, on each Interest Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Notes represented thereby. The principal and interest on Physical Notes shall be payable, either in person or by mail, at the office of the Paying Agent.

SECTION 2.16.              Book-Entry Provisions for Global Notes.

                  (a) Rule 144A Senior Subordinated Notes shall be represented by one or more Notes in registered, global form without interest coupons (collectively, the "Restricted Global Notes"). Regulation S Notes initially shall be represented by one or more Notes in registered, global form without interest coupons (collectively, the "Regulation S Global Note," and, together with the Restricted Global Note and any other global notes representing Notes, the "Global Notes"). The Global Notes shall bear legends as set forth in Exhibit D. The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member (or, in the case of the Regulation S Global Notes, of Euroclear System ("Euroclear") and Clearstream Banking Luxembourg ("Clearstream")), (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B with respect to Restricted Global Notes and Exhibit C with respect to Regulation S Global Notes.

                  Members of, or direct or indirect participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization (which may be in electronic form) furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Senior Subordinated Note.

                  (b) Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.17. In addition, a Global Note shall be exchangeable for Physical Notes if (i) the Depository (x) notifies the Company that it is unwilling or unable to continue as depository for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act and with respect to (x) or (y) the Company thereupon fails to appoint a successor depository within 90 days of such notice or cessation, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of such Physical Notes in exchange for any or all of Senior Subordinated Notes represented by the Global Notes or (iii) there shall have occurred and be continuing an Event of Default with respect to the Senior Subordinated Notes. In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository (in accordance with its customary procedures).

                  (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall upon receipt of a written order from the Company authenticate and make available for delivery, one or more Physical Notes of like tenor and amount.

                  (d) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

                  (e) Any Physical Note constituting a Restricted Senior Subordinated Note delivered in exchange for an interest in a Global Note pursuant to paragraph (b), (c) or (d) shall, except as otherwise provided by paragraphs (a) and (c) of Section 2.17, bear the Private Placement Legend or, in the case of the Regulation S Global Note, the legend set forth in Exhibit C, in each case, unless the Company determine otherwise in compliance with applicable law.

                  (f) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

                  (g) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Senior Subordinated Notes.

SECTION 2.17.              Special Transfer Provisions.

                  (a) Transfers to QIBs. The following provisions shall apply with respect to the registration or any proposed registration of transfer of a Senior Subordinated Note constituting a Restricted Senior Subordinated Note to a QIB (excluding transfers to Non-U.S. Persons):

                  (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on such Holder's Senior Subordinated Note stating, or to a transferee who has advised the Company and the Registrar in writing, that it is purchasing the Senior Subordinated Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

                  (ii) if the proposed transferee is an Agent Member, and the Senior Subordinated Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

                  (b) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Senior Subordinated Note constituting a Restricted Senior Subordinated Note to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

                  (i) the Registrar shall register the transfer of any Senior Subordinated Note constituting a Restricted Senior Subordinated Note whether or not such Senior Subordinated Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date (provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Senior Subordinated Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date) or (y)(1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit G hereto and any legal opinions and certifications required thereby or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto; and

                  (ii) if the proposed transferor is a Participant holding a beneficial interest in the Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by Section 2.17(b)(i) and (y) written instructions given in accordance with the Deposi-tary's and the Registrar's procedures; whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred and (b) the Company shall execute and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount; and

                           (iii)    in the case of a transfer to a Non-U.S.
Person, if the proposed transferee is a Participant, and the Senior Subordinated Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in a Regulation S Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of such Regulation S Global
Note in an amount equal to the principal amount of Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

                  (c) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Senior Subordinated Notes not bearing the Private Placement Legend, the Registrar shall deliver Senior Subordinated Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Senior Subordinated Notes bearing the Private Placement Legend, the Registrar shall deliver only Senior Subordinated Notes that bear the Private Placement Legend unless (i) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Senior Subordinated Note has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Officers' Certificate from the Company to such effect or (iii) the requested transfer is after the second anniversary of the Issue Date (provided, however, that neither the Company nor an Affiliate of the Company has held any beneficial interest in such Senior Subordinated Note or portion thereof at any time since the Issue Date).

                  (d) General. By its acceptance of any Senior Subordinated Note bearing the Private Placement Legend, each Holder of such Senior Subordinated Note acknowledges the restrictions on transfer of such Senior Subordinated Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Senior Subordinated Note only as provided in this Indenture.

                  (e) Certain Transfers in Connection with and After the Exchange Offer under the Registration Rights Agreement. Notwithstanding any other provision of this Indenture:

                  (i) no Exchange Securities may be exchanged by the Holder thereof for a Senior Subordinated Note issued on the Issue Date;

                  (ii) accrued and unpaid interest on the Senior Subordinated Notes issued on the Issue Date being exchanged in the Exchange Offer shall be due and payable on the next Interest Payment Date for the Exchange Securities following the Exchange Offer and shall be paid to the Holder on the relevant record date of the Exchange Securities issued in respect of the Senior Subordinated Note issued on the Issue Date being exchanged; and

                  (iii) interest on the Senior Subordinated Note issued on the Issue Date being exchanged in the Exchange Offer shall cease to accrue on the date of completion of the Exchange Offer and interest on the Exchange Securities to be issued in the Exchange Offer shall accrue from the date of the completion of the Exchange Offer.

                  The Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to
Section 2.16 or this Section 2.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

SECTION 2.18.              Computation of Interest.

                  Interest on the Senior Subordinated Notes shall be computed on the basis of a 360-day year of twelve 30-day months and actual days elapsed.

                                  ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.              Election To Redeem; Notices to Trustee.

                  If the Company elects to redeem Senior Subordinated Notes pursuant to paragraph 5 of the Senior Subordinated Notes, at least 30 days prior to the Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee) but not more than 60 days before the Redemption Date, the Company shall notify the Trustee in writing of the Redemption Date, the principal amount of Senior Subordinated Notes to be redeemed and the redemption price, and deliver to the Trustee, no later than two Business Days prior to the Redemption Date, an Officers' Certificate stating that such redemption will comply with the conditions contained in paragraph 5 of the Senior Subordinated Notes. Notice given to the Trustee pur-suant to this Section 3.01 may not be revoked after the time that notice is given to Holders pursuant to Section 3.03.

SECTION 3.02.              Selection by Trustee of Senior Subordinated Notes To
                           Be Redeemed.

                  The Trustee shall select the Senior Subordinated Notes to be redeemed, if the Senior Subordinated Notes are then listed on a national securities exchange, in accordance with the rules of such exchange or, if the Senior Subordinated Notes are not so listed, either on a pro rata basis or by lot, or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate; provided that, in the case of a redemption pursuant to paragraphs 5 and 7 of the Senior Subordinated Notes, the Trustee shall select the Senior Subordinated Notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to procedures of the Depository). The Trustee shall promptly notify the Company of the Senior Subordinated Notes selected for redemption and, in the case of any Senior Subordinated Notes selected for partial redemption, the principal amount thereof to be redeemed. The Trustee may select for redemption portions of the principal of the Senior Subordinated Notes that have denominations larger than $1,000. For redemptions pursuant to paragraphs 5 and 7 of the Senior Subordinated Notes, Senior Subordinated Notes and portions thereof the Trustee selects shall be redeemed in amounts of $1,000 or whole multiples of $1,000. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Senior Subordinated Notes called for redemption also apply to portions of Senior Subordinated Notes called for redemption. In the event the Company is requested to make a Change of Control Offer or Offer to Purchase and the amounts available for any such offer is not evenly divisible by $1,000, the Trustee shall promptly refund to the Company any remaining funds, which in no event shall exceed $1,000.

SECTION 3.03.              Notice of Redemption.

                  At least 30 days, and no more than 60 days, before a Redemption Date, the Company shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Senior Subordinated Notes to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.04.

                  The notice shall identify the Senior Subordinated Notes to be redeemed (including the CUSIP numbers thereof) and shall state:

                  (1)      the Redemption Date;

                  (2)      the appropriate calculation of the redemption price;

                  (3) if fewer than all outstanding Senior Subordinated Notes are to be redeemed in part, the portion of the principal amount of such Senior Subordinated Note to be redeemed and that, after the Redemption Date and upon surrender of such Senior Subordinated Note, a new Senior Subordinated Note or Senior Subordinated Notes in principal amount equal to the unredeemed portion will be issued;

                  (4)      the name and address of the Paying Agent;

                  (5) that Senior Subordinated Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (6) that unless the Company defaults in making the redemption payment, interest on Senior Subordinated Notes called for redemption ceases to accrue on and after the Redemption Date;

                  (7) whether subsection (a) or (b) of the Senior Subordinated Notes is the provision of the Senior Subordinated Notes pursuant to which the redemption is occurring; and

                  (8) the aggregate principal amount of Senior Subordinated Notes that are being redeemed.

                  At the Company's written request made at least five Business Days prior to the date on which notice is to be given, the Trustee shall give the notice of redemption in the Company's name and at the Company's sole expense.

SECTION 3.04.              Effect of Notice of Redemption.

                  Once the notice of redemption described in Section 3.03 is mailed, Senior Subordinated Notes called for redemption become due and payable on the Redemption Date and at the redemption price, including any premium, plus interest accrued to the Redemption Date. Upon surrender to the Paying Agent, such Senior Subordinated Notes shall be paid at the redemption price, including any premium, plus interest accrued to the Redemption Date; provided that if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Senior Subordinated Notes registered on the relevant record date; and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day. Such notice, if mailed in the manner provided in Section 3.03 shall be conclusively presumed to have been given whether or not the Holder receives such notice.

SECTION 3.05.              Deposit of Redemption Price.

                  On or prior to 10:00 a.m., New York City time, on each Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of, including premium, if any, and accrued interest on all Senior Subordinated Notes to be redeemed on that date other than Senior Subordinated Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

                  On and after any Redemption Date, if money sufficient to pay the redemption price of, including premium, if any, and accrued interest on Senior Subordinated Notes called for redemption shall have been made available in accordance with the immediately preceding paragraph, the Senior Subordinated Notes called for redemption will cease to accrue interest and the only right of the Holders of such Senior Subordinated Notes will be to receive payment of the redemption price of and, subject to the first proviso in Section 3.04, accrued and unpaid interest on such Senior Subordinated Notes to the Redemption Date. If any Senior Subordinated Note surrendered for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Senior Subordinated Note and any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in the Senior Subordinated Notes.

SECTION 3.06.              Senior Subordinated Notes Redeemed in Part.

                  Upon surrender of a Senior Subordinated Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder thereof a new Senior Subordinated Note equal in principal amount to the unredeemed portion of the original Senior Subordinated Note in the name of the Holder upon cancellation of the original Senior Subordinated Note surrendered except that if a Global Note is so surrendered, the Company shall execute and the Trustee shall authenticate and deliver to the Depository, a new Global Note in denomination equal to and in exchange for the unredeemed portion of the principal of the Global Note so surrendered.

SECTION 3.07. Special Mandatory Redemption; Notices to Trustee and Securities Intermediary.

                  If the Merger and Release have not occurred on or before 5:00 p.m., New York City time, on the Deadline, the Company will, on a Business Day not more than ten Business Days following the Deadline (the "Special Mandatory Redemption Date"), notify the Trustee thereof and deliver to the Trustee an Officers' Certificate stating that such redemption will comply with the conditions contained in paragraph 6 of the Senior Subordinated Notes (the "Special Mandatory Redemption") and setting forth the Special Mandatory Redemption Price applicable to such Special Mandatory Redemption (provided that the Special Mandatory Re-demption Price shall be allocated among all Holders on a pro rata basis). Simultaneously with the giving of such notice by the Company to the Trustee, the Company shall notify the Securities Intermediary thereof pursuant to Section 3(a) of the Escrow Agreement.

SECTION 3.08.              Notice of Special Mandatory Redemption to Holders.

                  Notice of the Special Mandatory Redemption will be promptly mailed by first class mail by the Company to each Holder of Senior Subordinated Notes at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.04.

                  The notice shall state that all the Senior Subordinated Notes will be redeemed (including the CUSIP numbers thereof) and shall state:

                  (1)      the Special Mandatory Redemption Date;

                  (2)      the Special Mandatory Redemption Price;

                  (3)      the name and address of the Paying Agent;

                  (4) that Senior Subordinated Notes must be surrendered to the Paying Agent to collect the redemption price;

                  (5) that unless the Company defaults in making the redemption payment, interest on the Senior Subordinated Notes ceases to accrue on and after the Special Mandatory Redemption Date; and

                  (6) that paragraph 6 of the Senior Subordinated Notes is the provision pursuant to which the Senior Subordinated Notes are being redeemed.

SECTION 3.09.              Effect of Notice of Special Mandatory Redemption.

                  Once the notice of redemption described in Section 3.08 is mailed, the Senior Subordinated Notes will become due and payable on the Special Mandatory Redemption Date at the Special Mandatory Redemption Price. Upon surrender to the Paying Agent, the Senior Subordinated Notes shall be paid at the Special Mandatory Redemption Price.

SECTION 3.10.              Deposit of Special Mandatory Redemption Price.

                  On or prior to 10:00 a.m., New York City time, on the Special Mandatory Redemption Date, the Company shall direct the Securities Intermediary, pursuant to Section 3(a) of the Escrow Agreement, to deposit with the Paying Agent the applicable Special Mandatory Redemption Price.

                  On and after the Special Mandatory Redemption Date, if money sufficient to pay the applicable Special Mandatory Redemption Price shall have been made available in accordance with the immediately preceding paragraph, the Senior Subordinated Notes will cease to accrue interest and the only right of the Holders of the Senior Subordinated Notes will be to receive payment of the Special Mandatory Redemption Price. If any Senior Subordinated Note surrendered for redemption shall not be so paid, interest will be paid, from the Special Mandatory Redemption Date until such redemption payment is made, on the unpaid principal of the Senior Subordinated Note and any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in the Senior Subordinated Notes.

SECTION 3.11. Special Pro Rata Redemption; Notices to Trustee and Securities Intermediary.

         If the Tender Offer shall not have been consummated (the "Special Pro Rata Redemption Trigger"), then, on a Business Day designated by the Company within ten Business Days of the Release (the "Special Pro Rata Redemption Date"), $150.0 million of Senior Subordinated Notes shall be redeemed (the "Special Pro Rata Redemption") at a redemption price equal to 100% of the principal amount of such Senior Subordinated Notes, plus accrued and unpaid interest thereon from and including the Issue Date to but excluding the Special Pro Rata Redemption Date (the "Special Pro Rata Redemption Price"). The Special Pro Rata Redemption shall occur on a pro rata basis among the Holders of the Senior Subordinated Notes, as set forth in Section 3.02, provided that as to each Holder, the Special Pro Rata Redemption shall be in an amount that is an integral multiple of $1,000. Upon the Release, the Company shall notify, pursuant to Section 3(g)(i) of the Escrow Agreement, each of the Trustee and the Securities Intermediary of the Special Pro Rata Redemption setting forth in such notice the Special Pro Rata Redemption Price applicable to the Special Pro Rata Redemption.

SECTION 3.12.              Notice of Special Pro Rata Redemption to Holders.

         Within two Business Days of the Special Pro Rata Redemption Trigger, notice of the Special Pro Rata Redemption will be promptly mailed by first class mail by the Company to each Holder of Senior Subordinated Notes at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.04.

         The notice shall state:

                  (1) the CUSIP numbers of the Senior Subordinated Notes to be redeemed pursuant to the Special Pro Rata Redemption (the "Special Pro Rata Notes");

                  (2)      the Special Pro Rata Redemption Date;

                  (3)      the Special Pro Rata Redemption Price;

                  (4)      the name and address of the Paying Agent;

                  (5) that Senior Subordinated Notes being redeemed must be surrendered to the Paying Agent to collect the redemption price;

                  (6) that paragraph 7 of the Senior Subordinated Notes is the provision pursuant to which the Senior Subordinated Notes are being redeemed.

SECTION 3.13.              Effect of Notice of Special Pro Rata Redemption.

                  Once the notice of redemption described in Section 3.12 is mailed, $150.0 million of Senior Subordinated Notes will become due and payable on the Special Pro Rata Redemption Date at the Special Pro Rata Redemption Price. Upon surrender to the Paying Agent, the Special Pro Rata Notes shall be paid at the Special Pro Rata Redemption Price.

SECTION 3.14.              Other Mandatory Redemption.

                  The Company is not required to make mandatory redemption or sinking fund payments with respect to the Senior Subordinated Notes, other than a Special Mandatory Redemption and a Special Pro Rata Redemption.

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01.              Payment of Notes.

                  The Company shall pay the principal of and interest on the Notes in accordance with the terms of the Senior Subordinated Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay such installment.

                  The Company shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the rate specified in the Senior Subordinated Notes.

SECTION 4.02.              Maintenance of Office or Agency.

                  (a) The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Senior Subordinated Notes may be presented or surrendered for payment, where Senior Subordinated Notes may be sur-rendered for registration of transfer or for exchange and where notices and demands to or upon the Company or any Guarantor in respect of the Senior Subordinated Notes, the Guarantees and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee and the Company and each Guarantor hereby appoint the Trustee as their agent to receive all such presentations, surrenders, notices and demands.

                  (b) The Company may also from time to time designate one or more other offices or agencies where the Senior Subordinated Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  (c) The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.04.

SECTION 4.03.              Legal Existence.

                  Subject to Article Five, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its legal existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Restricted Subsidiary and the material rights (charter and statutory), and franchises of the Company and the Restricted Subsidiaries; provided that the Company shall not be required to preserve any such right, franchise, or the corporate, partnership or other existence of the Company or any of its Restricted Subsidiaries if the Company in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole.

SECTION 4.04. Maintenance of Properties; Insurance; Compliance with Law.

                  (a) The Company shall, and shall cause each of its Restricted Subsidiaries to, at all times cause all material properties used or useful in the conduct of their respective businesses to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.04(a) shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the reasonable judgment of the Company, desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and not adverse in any material respect to the Holders.

                  (b) The Company shall, and shall cause each of its Restricted Subsidiaries to, keep at all times all of their material properties which are of an insurable nature insured against such loss or damage with insurers believed by the Company to be responsible to the extent that Property of a similar character is usually so insured by corporations similarly situated and owning like Properties in accordance with good business practice. The Company shall, and shall cause each of its Restricted Subsidiaries to, use the proceeds from any such insurance policy to repair, replace or otherwise restore the Property to which such proceeds relate.

                  (c) The Company shall, and shall cause each of its Restricted Subsidiaries to comply with all statutes, laws, ordinances or government rules and regulations to which they are subject, non-compliance with which would materially adversely affect the business, financial condition or results of operations of the Company and its Restricted Subsidiaries taken as a whole.

SECTION 4.05.              Waiver of Stay, Extension or Usury Laws.

                  The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) each of the Company and the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.06.              Compliance Certificate.

                  (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company commencing with the Company's fiscal year ending December 31, 2002 an Officers' Certificate, one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company, stating whether or not to the best knowledge of the signers thereof the Company, any Re-stricted Subsidiary or any Guarantor is in default in the performance and observance of any of the terms, provisions and conditions of Section 5.01 or Sections 4.01 to 4.19, inclusive, and if the Company shall be in default, specifying all such defaults, the nature and status thereof of which they may have knowledge and what action the Company and the Guarantors are taking or propose to take with respect thereto. Such determination shall be made without regard to notice requirements or periods of grace.

                  (b) The Company shall deliver to the Trustee, as soon as possible and in any event no later than 10 Business Days after the Company becomes aware or should reasonably become aware of the occurrence of a Default or an Event of Default or an event which, with notice or the lapse of time or both, would constitute a Default or Event of Default, an Officers' Certificate setting forth the details of such Default or Event of Default, and the action which the Company is taking or proposes to take with respect to such Default or Event of Default.

                  (c) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, a written statement by the Company's independent public accountants stating whether, in connection with their audit of Parent's financial statements, any event which would constitute an Event of Default as defined herein insofar as they relate to accounting matters has come to their attention and, if such an Event of Default has come to their attention, specifying the nature and period of the existence thereof.

SECTION 4.07.              Payment of Taxes and Other Claims.

                  The Company shall, and shall cause each of its Restricted Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or Property of the Company or any of its Subsidiaries, and (2) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the Property of the Company or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 4.08.              Repurchase at the Option of Holders upon Change of
                           Control.

                  (a) Upon the occurrence of a Change of Control, each Holder of Senior Subordinated Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Senior Subordinated Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid in-terest, if any, to the purchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date (the "Change of Control Purchase Price")); provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the Senior Subordinated Notes pursuant to this Section
4.08 in the event that it has mailed the notice to exercise its right to redeem all the Senior Subordinated Notes pursuant to paragraph 5 of the Senior Subordinated Notes at any time prior to the requirement to consummate the Change of Control and redeem the Senior Subordinated Notes in accordance with such notice.

                  (b) Within 30 days following any Change of Control, or, at the Company's option, prior to the consummation of such Change of Control but after it is publicly announced, the Company shall send, by first-class mail, with a copy to the Trustee, to each Holder of Senior Subordinated Notes, at such Holder's address appearing in the Senior Subordinated Note register, a notice stating:

         (1) that a Change of Control has occurred or will occur and a Change of Control Offer is being made pursuant to this Section
                  4.08 and that all Senior Subordinated Notes timely tendered and not withdrawn will be accepted for payment;

         (2) the Change of Control Purchase Price and the purchase date (the "Change of Control Payment Date"), which shall be, subject to any contrary requirements of applicable law, a Business Day and a point in time occurring after the consummation of the Change of Control and not later than 60 days from the date such notice is mailed;

         (3) the circumstances and relevant facts regarding such Change of Control;

         (4) if the notice is mailed prior to a Change of Control, that the Change of Control offer is conditioned on the Change of Control occurring; and

         (5) the procedures that Holders of Senior Subordinated Notes must follow in order to tender their Senior Subordinated Notes (or portions thereof) for payment, and the procedures that Holders of Senior Subordinated Notes must follow in order to withdraw an election to tender Senior Subordinated Notes (or portions thereof) for payment.

         Holders electing to have a Senior Subordinated Note purchased shall be required to surrender the Senior Subordinated Note, with an appropriate form duly completed, to the Company or its agent at the address specified in the notice at least three Business Days prior to the Change of Control Payment Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives, not later than one Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Senior Subordinated Note that was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Senior Subordinated Note purchased.

                  (c) On or prior to the Change of Control Payment Date, the Company shall irrevocably deposit with the Trustee or with the Paying Agent (or, if the Company or any of its Subsidiaries is acting as the Paying Agent, segregate and hold in trust) in cash an amount equal to the Change of Control Purchase Price payable to the Holders entitled thereto, to be held for payment in accordance with the provisions of this Section 4.08(c). On the Change of Control Payment Date, the Company shall deliver to the Trustee the Senior Subordinated Notes or portions thereof that have been properly tendered to and are to be accepted by the Company for payment.

                  (d) The Trustee or the Paying Agent shall, on the Change of Control Payment Date, mail or deliver payment to each tendering Holder of the Change of Control Purchase Price. In the event that the aggregate Change of Control Purchase Price is less than the amount delivered by the Company to the Trustee or the Paying Agent, the Trustee or the Paying Agent, as the case may be, shall deliver the excess to the Company immediately after the Change of Control Payment Date.

                  (e) Notwithstanding the foregoing, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party has made an offer to purchase (an "Alternate Offer"), in the manner, at the times and otherwise in compliance with the requirements set forth in this
Section 4.08 applicable to a Change of Control made by the Company, any and all Senior Subordinated Notes properly tendered and has purchased all Senior Subordinated Notes properly tendered and not withdrawn in accordance with the terms of such Alternate Offer.

                  (f) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other applicable securities laws or regulations in connection with the repurchase of Senior Subordinated Notes pursuant to a Change of Control Offer, including any applicable securities laws of the Unites States. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.08, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the provisions of this Section 4.08 by virtue of such compliance with these securities laws or regulations.

SECTION 4.09.              Limitation on Debt.

                  (a) Notwithstanding anything contained in Section 4.09(b), prior to the Merger and Release, the Company shall not Incur any Debt (including Acquired Debt), except for the

Senior Subordinated Notes, the Senior Notes and Debt Incurred in connection with the Credit Facility Escrow Arrangements.

                  (b) From and after the Release and the Merger, the Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Debt; provided, however, that the Company and any Subsidiary Guarantor may Incur Debt and the Company and any Restricted Subsidiary may Incur Acquired Debt if, after giving effect to the Incurrence of such Debt and the application of the proceeds therefrom, the Leverage Ratio of the Company and the Restricted Subsidiaries (on a consolidated basis) would not exceed 6.0 to 1.0.

                  (c) Notwithstanding Section 4.09(b), any or all of the following Debt (collectively, "Permitted Debt") may be Incurred:

                  (1) Debt of the Company or any Subsidiary Guarantor under the Credit Facility; provided that the aggregate principal amount of all such Debt under the Credit Facility shall not exceed $1.525 billion less the amount of any permanent mandatory repayments made under the Credit Facility (and, in the case of any revolving subfacility thereunder, permanent commitment reductions) with Net Available Cash from Asset Sales;

                  (2) (a) after giving effect to the Special Pro Rata Redemption, the Senior Subordinated Notes and related Guarantees (excluding any Additional Senior Subordinated Notes) and any Senior Subordinated Notes and related Guarantees issued in exchange for the Senior Subordinated Notes and related Guarantees pursuant to the Registration Rights Agreement and (b) the Senior Notes and related Guarantees (excluding any Additional Senior Notes (as such term is defined in the indenture relating to the Senior Notes)) and any Senior Notes and related Guarantees issued in exchange for the Senior Notes and related Guarantees pursuant to the Registration Rights Agreement;

                  (3) Debt of the Company or any Restricted Subsidiary in respect of Capital Lease Obligations and Purchase Money Debt, provided that:

                           (i) the aggregate principal amount of such Debt secured thereby does not exceed the Fair Market Value (on the date of the Incurrence thereof) of the Property acquired, constructed or leased, and

                           (ii) the aggregate principal amount of all Debt Incurred and then outstanding pursuant to this Section 4.09(c)(3) (together with all Permitted Refinancing Debt Incurred and then outstanding in respect of Debt previously Incurred pursuant to this Section 4.09(c)(3)) does not exceed $30 million;

                  (4) Debt of the Company owing to and held by any Subsidiary Guarantor and Debt of a Restricted Subsidiary owing to and held by the Company or any Subsidiary Guarantor; provided, however, that (a) any subsequent issue or transfer of Capital Stock or other event that results in any such Subsidiary Guarantor ceasing to be a Subsidiary Guarantor or any subsequent transfer of any such Debt (except to the Company or a Subsidiary Guarantor) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof not permitted by this Section 4.09(c)(4) and (b) such Debt shall be expressly subordinated to the prior payment in full in cash of all obligations under the Senior Subordinated Notes or the Subsidiary Guarantee of such Subsidiary Guarantor;

                  (5) Debt under Interest Rate Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting interest rate risk in the ordinary course of the financial management of the Company or any Restricted Subsidiary and not for speculative purposes; provided that the obligations under such agreements are directly related to payment obligations on Debt otherwise permitted by the terms of this Section 4.09;

                  (6) Debt under Currency Exchange Protection Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting currency exchange rate risks directly related to transactions entered into by the Company or any Restricted Subsidiary in the ordinary course of the financial management of the Company or any Restricted Subsidiary and not for speculative purposes;

                  (7) Debt under Commodity Price Protection Agreements entered into by the Company or a Restricted Subsidiary in the ordinary course of the financial management of the Company or any Restricted Subsidiary and not for speculative purposes;

                  (8) Debt of the Company or any Restricted Subsidiary in connection with (a) one or more standby letters of credit issued by the Company or a Restricted Subsidiary in the ordinary course of business and with respect to trade payables relating to the purchase of materials by the Company or a Restricted Subsidiary and (b) other letters of credit, surety, performance, appeal or similar bonds, banker's acceptance, completion guarantees or similar instruments issued in the ordinary course of business of the Company or a Restricted Subsidiary, including letters of credit or similar instruments pursuant to self-insurance and workers' compensation obligations; provided that upon the drawing of such letters of credit or other instrument, such obligations are reimbursed within 30 days following such drawing; provided, further, that with respect to clauses
         (a) and (b), such Debt is not in connection with the borrowing of money or the obtaining of advances or credit;

                  (9) Debt of the Company or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided that such Debt is extinguished within two Business Days of Incurrence of such Debt;

                  (10) Debt of the Company or any Restricted Subsidiary arising from agreements for indemnification and purchase price adjustment obligations Incurred or assumed in connection with the Acquisition or disposition of any assets including Capital Stock; provided that the maximum assumable liability in respect of all such obligations shall at no time exceed the gross proceeds actually received by the Company and any Restricted Subsidiary, including the Fair Market Value of noncash proceeds;

                  (11) Debt Incurred by a Securitization Entity in connection with a Qualified Securitization Transaction that is Non-recourse Debt with respect to the Company and its Restricted Subsidiaries; provided, however, that in the event such Securitization Entity ceases to qualify as a Securitization Entity or such Debt ceases to constitute such Non-recourse Debt, such Debt will be deemed, in each case, to be Incurred at such time;

                  (12) Debt of the Company or a Subsidiary Guarantor consisting of a guarantee of or a Lien securing Debt of the Company or a Subsidiary Guarantor, provided that such Debt constitutes Debt that is permitted to be Incurred pursuant to this Section 4.09, but subject to compliance with the other provisions described in Article Four;

                  (13) Debt in respect of netting services, overdraft protection and otherwise in connection with deposit accounts; provided that such Debt remains outstanding for five Business Days or less;

                  (14) Debt of the Company or any Restricted Subsidiary outstanding on the Issue Date (other than the Existing Notes) not otherwise described in Sections 4.09(c)(1) through (13) above;

                  (15) the Existing Notes that are outstanding after giving effect to either the failure or the consummation of the Tender Offer;

                  (16) guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisers and licensees;

                  (17)     Permitted Refinancing Debt; and

                  (18) Debt of the Company or any Restricted Subsidiary or the issuance of Disqualified Stock in a principal amount or liquidation value, as applicable, outstanding at any one time not to exceed $150 million in the aggregate for all such Debt and Disqualified Stock.

                  For the purposes of determining compliance with this Section 4.09, in the event that an item of Debt meets the criteria of more than one of the types of Debt permitted by this Section 4.09 or is entitled to be Incurred pursuant to Section 4.09(b), the Company in its sole discretion shall be permitted to classify on the date of its Incurrence, or later reclassify, all or a portion of such item of Debt in any manner that complies with this Section 4.09; provided that all outstanding Debt under the Credit Facility at the time of the Merger and Release shall be deemed to have been Incurred pursuant to clause (1) of the definition of Permitted Debt.

                  Debt permitted by this Section 4.09 need not be permitted solely by reference to one provision permitting such Debt but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.09 permitting such Debt.

                  For the purposes of determining any particular amount of Debt under this Section 4.09, (a) guarantees, Liens, obligations with respect to letters of credit and other obligations supporting Debt otherwise included in the determination of a particular amount will not be included and (b) any Liens granted to the Holders of the Senior Subordinated Notes that are permitted in
Section 4.11 will not be treated as Debt.

                  For purposes of determining compliance with any dollar-denominated restriction on the Incurrence of Debt, with respect to any Debt which is denominated in a foreign currency, the dollar-equivalent principal amount of such Debt Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Debt was Incurred, and any such foreign denominated Debt may be Refinanced or replaced or subsequently Refinanced or replaced in an amount equal to the dollar-equivalent principal amount of such Debt on the date of such refinancing or replacement whether or not such amount is greater or less than the dollar equivalent principal amount of the Debt on the date of initial Incurrence.

                  If obligations in respect of letters of credit are incurred pursuant to the Credit Facility and are being treated as Incurred pursuant to
Section 4.09(c)(1) and the letters of credit relate to other Debt then such other Debt shall be deemed not Incurred.

SECTION 4.10.              Limitation on Restricted Payments.

                  (a) Notwithstanding anything contained in Sections 4.10(b) and
(c), prior to the Merger and Release, the Company will not make any Restricted Payments or any Permitted Investments, except to the extent necessary to consummate the Merger and Release or the

Special Mandatory Redemption and the transactions contemplated by the Escrow Agreement, the Credit Facility Escrow Arrangements and the Senior Notes Escrow Arrangements (including any Investments deemed to exist by virtue of the Escrow Agreement, the Senior Notes Escrow Arrangements or the Credit Facility Escrow Arrangements or the payment of fees and expenses related to the offering of the Senior Subordinated Notes, the Senior Notes and the entering into of the Credit Facility and related Credit Facility Escrow Arrangements).

                  (b) From and after the Merger and Release, the Company shall not make, and shall not permit any Restricted Subsidiary to make, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment,

                  (1) a Default or Event of Default shall have occurred and be continuing,

                  (2) the Company could not Incur at least $1.00 of additional Debt pursuant to Section 4.09(b) or

                  (3) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal to the sum of:

                           (i) 50% of the aggregate amount of Consolidated Net Income accrued on a cumulative basis during the period (treated as one accounting period) from the first day of the Company's fiscal quarter in which the Issue Date occurs to the end of the most recent fiscal quarter ended prior to the date of such proposed Restricted Payment for which financial statements are available and have been either filed with the Commission or with the Trustee pursuant to Section 4.18 (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit), plus

                           (ii) 100% of Capital Stock Sale Proceeds and cash capital contributions to the Company, plus (without duplication)

                           (iii)    the sum of:

                                    (A)      the aggregate net cash proceeds
                           received by the Company or any Restricted Subsidiary from the issuance or sale after the Issue Date of convertible or exchangeable Debt or Disqualified Stock that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Company and

                                    (B)      the aggregate amount by which Debt
                           (other than Subordinated Obligations) of the Company or any Restricted Subsidiary is reduced on the Company's consolidated balance sheet on or after the Issue Date upon the conversion or exchange of any Debt issued or sold on or prior to the Issue Date that is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company, together with, in the cases of both (A) and (B), the aggregate net cash proceeds received by the Company at the time of such conversion or exchange, but excluding, in the case of clause (A) or (B): (x) any such Debt issued or sold to the Company or a Restricted Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or such Restricted Subsidiary for the benefit of its employees and (y) the aggregate amount of any cash or other Property distributed by the Company or any Restricted Subsidiary upon any such conversion or exchange, plus (without duplication)

                           (iv)     an amount equal to the sum of:

                                    (A)      the net reduction in Investments in
                           any Person other than the Company or a Restricted Subsidiary resulting from dividends, repayments of loans or advances or other transfers of Property or any other disposition or repayment of such Investments, in each case to the Company or any Restricted Subsidiary from any Person (other than the Company or a Restricted Subsidiary), less the cost of the disposition of such Investments, and

                                    (B)      the Fair Market Value of the
                           Investment of the Company and any Restricted
                           Subsidiary in an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary;

                  provided, however, that the foregoing sum described in this
                  Section 4.10(b)(3)(iv) shall not exceed the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person; plus

                           (v)      $5 million.

                  (c) Notwithstanding the foregoing limitation, the Company may:

                  (1) pay dividends on its Capital Stock within 60 days of the declaration thereof if, on said declaration date, such dividends could have been paid in compliance with this Indenture (for the avoidance of doubt, such dividend shall be included in the calculation of the amount of Restricted Payments);

                  (2) purchase, repurchase, redeem, legally defease, acquire or retire for value Capital Stock of the Company or options, warrants or other rights to acquire such Capital Stock or Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock) or options, warrants or other rights to acquire such Capital Stock (other than any such Capital Stock (or options, warrants or other rights to acquire such Capital Stock) issued or sold to a Restricted Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Restricted Subsidiary for the benefit of its employees and except to the extent that any purchase made pursuant to such issuance or sale is financed by the Company or any Restricted Subsidiary) or a capital contribution to the Company; provided, however, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall not be included in the calculation of the amount of Restricted Payments and the Capital Stock Sale Proceeds from such exchange or sale shall not be included in the calculation pursuant to Section 4.10(b)(3)(ii) above;

                  (3) purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations in exchange for or out of the proceeds of the substantially concurrent sale of Capital Stock of the Company (other than Disqualified Stock) or options, warrants or other rights to acquire such Capital Stock (other than any such Capital Stock (or options, warrants or other rights to acquire such Capital Stock) issued or sold to a Restricted Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Restricted Subsidiary for the benefit of its employees and except to the extent that any purchase made pursuant to such issuance or sale is financed by the Company or any Restricted Subsidiary) or a capital contribution to the Company or Subordinated Obligations; provided that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall not be included in the calculation of the amount of Restricted Payments and the Capital Stock Sale Proceeds from such exchange or sale shall not be included in the calculation pursuant to Section 4.10(b)(3)(ii) above;

                  (4) purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations of the Company or any Guarantor in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt; provided that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall not be included in the calculation of the amount of Restricted Payments;

                  (5) so long as no Default has occurred and is continuing, repurchase or otherwise acquire shares of, or options to purchase shares of, Capital Stock of Parent, the Company or any of its Subsidiaries from employees, former employees, directors or former directors, consultants or former consultants of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of the Company or the Board of Directors of Parent under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such Capital Stock; provided that the aggregate amount of such repurchases and other acquisitions shall not exceed $2 million in any calendar year (any such amounts not used in a calendar year shall be available for use in any subsequent year); provided, further, that such repurchase and other acquisition shall be excluded in the calculation of the amount of Restricted Payments and the Capital Stock Sale Proceeds from such sales shall not be included in the calculation pursuant to Section 4.10(b)(3)(ii) or (c)(2) above;

                  (6) make cash payments in lieu of issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for equity interests of the Company or Parent (for the avoidance of doubt, such payments shall be included in the amount of Restricted Payments);

                  (7) repurchase Capital Stock to the extent such repurchase is deemed to occur upon a cashless exercise of stock options; provided that all such repurchases shall not be included in the calculation of Restricted Payments and no proceeds in respect of the issuance of Capital Stock shall be deemed to have been received for the purposes of Section 4.10(b)(3)(ii) above;

                  (8) repurchase or redeem preferred stock purchase rights issued in connection with any shareholders rights plan of Parent;

                  (9) distribute the Escrowed Property and the escrowed property under the Senior Notes Escrow Arrangements and the Credit Facility Escrow Arrangements to Parent on the date of the Release, to the extent used in consummating the Acquisition;

                  (10) make dividends or distributions to Parent for Parent's (A) bona fide costs, overhead and operating expenses directly related to the operation of the Company and the Restricted Subsidiaries (including, without limitation, salaries and other compensation of employees, directors' fees and expenses and travel and entertainment expenses) incurred by Parent in the ordinary course and fees for services provided by Parent to the Company and its Restricted Subsidiaries that would otherwise have been performed by third parties (including, without limitation, accounting, treasury, tax, legal, strategic consulting and corporate development services) and any reimbursements to Parent for the payment of amounts relating to services (including, without limitation, legal, consulting, software, insurance and accounting services) provided by third parties on behalf of the Company or any Restricted Subsidiaries in an aggregate amount not to exceed $10.0 million in any calendar year and (B) franchise or other tax obligations (including income tax obligations in respect of the Company and its domestic Restricted Subsidiaries) and any other amounts required by Parent to maintain its corporate existence; provided that such payments shall not be included in the calculation of Restricted Payments;

                  (11) so long as no Default or Event of Default shall have occurred and be continuing, repurchase any Subordinated Obligations or Disqualified Stock of the Company at a purchase price not greater than 101% of the principal amount or liquidation preference of such Subordinated Obligation or Disqualified Stock in the event of a Change of Control pursuant to a provision similar to Section 4.08 in the documents governing such Subordinated Obligation or Disqualified Stock; provided that prior to consummating any such repurchase, the Company has made the Change of Control Offer required by this Indenture and has repurchased all notes validly tendered for payment in connection with such Change of Control Offer; provided, further that such payments shall be included in the calculation of Restricted Payments;

                  (12) so long as no Default or Event of Default shall have occurred and be continuing, following an Asset Sale, to the extent permitted by Section 4.12, and using the Net Available Cash generated from such Asset Sale, repurchase any Subordinated Obligation or Disqualified Stock of the Company at a purchase price not greater than 100% of the principal amount or liquidation preference of such Subordinated Obligation or Disqualified Stock pursuant to a provision similar to Section 4.12 in the documents governing such Subordinated Obligation or Disqualified Stock; provided that prior to consummating any such repurchase, the Company has made the Prepayment Offer required by this Indenture and has repurchased all notes validly tendered for payment in connection with such Prepayment Offer; provided, further that such payments shall be included in the calculation of Restricted Payments; and

                  (13) so long as no Default or Event of Default shall have occurred and be continuing, the Company and any Restricted Subsidiary may pay dividends to Parent for Parent to purchase its common stock for contribution to employee stock purchase and deferred compensation plans, in the ordinary course of business; provided that the aggregate amount of common stock purchased in reliance on this Section 4.10(c)(13) shall not exceed $5.0 million; provided further that such dividends shall be included in the calculation of Restricted Payments;

                  (14) make any other Restricted Payment which, together with all other Restricted Payments made pursuant to this Section 4.10(c)(14) since the Issue Date, does not exceed $20 million, provided that no Default or Event of Default shall have occurred and be continuing immediately after making such Restricted Payment; provided, further, that such payments shall be included in the calculation of Restricted Payments.

                  For the avoidance of doubt, the repurchase of the Existing Notes pursuant to the Tender Offer, including any payment of an early consent fee, shall not be deemed a Restricted Payment.

                  The amount of any non-cash Restricted Payment shall be deemed to be equal to the Fair Market Value thereof at the date of making such Restricted Payment.

SECTION 4.11.              Limitation on Liens.

                  (a) Prior to the Merger and Release, the Company shall not, and shall not permit any Restricted Subsidiary to, Incur or suffer to exist, any Lien upon any of its Property (including Capital Stock of a Restricted Subsidiary and intercompany notes), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom that secures any obligation, except the Lien of the Trustee on the Escrowed Property, the Lien of the Trustee pursuant to the Senior Notes Escrow Arrangements (so long as such Lien is limited to the Property in the escrow account contemplated under the Senior Notes Escrow Arrangements) and the Lien of the Administrative Agent pursuant to the Credit Facility Escrow Arrangements (so long as such Lien is limited to the Property in the escrow account contemplated by the Credit Facility Escrow Arrangements).

                  (b) From and after the Merger and Release, the Company shall not, and shall not permit any Restricted Subsidiary to Incur or suffer to exist, any Lien upon any of its Property (including Capital Stock of a Restricted Subsidiary and intercompany notes), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom that secures Subordinated Obligations or Senior Subordinated Debt, unless

                  (1) in the case of a Lien securing Subordinated Obligations, the Senior Subordinated Notes and the related Subsidiary Guarantees are secured by a Lien on such Property or such interest therein or such income or profits therefrom that is senior in priority to the Lien securing such Subordinated Obligations for so long as such Subordinated Obligations are so secured; and

                  (2) in the case of a Lien securing Senior Subordinated Debt, the Senior Subordinated Notes and the related Subsidiary Guarantees are equally and ratably se-cured by a Lien on such Property or such interest therein or profits therefrom for so long as such Senior Subordinated Debt is so secured;

provided, that in no event shall there be any Liens on the Escrowed Property, except the Lien of the Escrow Agent for the benefit of the Holders.

                  Any Lien on the Escrowed Property created for the benefit of the Holders of the Senior Subordinated Notes shall provide by its terms that any such Lien will be automatically and unconditionally released and discharged upon the Release.

SECTION 4.12.              Limitation on Asset Sales.

                  (a) Prior to the Merger and Release, the Company will not consummate an Asset Sale except to the extent necessary to consummate the Merger and Release, the Special Mandatory Redemption and the transactions contemplated by the Escrow Agreement, the Senior Notes Escrow Arrangements and the Credit Facility Escrow Arrangements. From and after the Merger and Release, the Company shall not, and shall not permit any Restricted Subsidiary to, consummate any Asset Sale unless:

                  (1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale;

                  (2) in the case of Asset Sales which are not Permitted Asset Swaps, at least 75% of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of (a) cash or Cash Equivalents; (b) the assumption by the purchaser of liabilities of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Senior Subordinated Notes or any Subsidiary Guarantee of such Restricted Subsidiary) as a result of which the Company and the Restricted Subsidiaries are no longer obligated with respect to such liabilities; (c) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 30 days after receipt; or
         (d) a combination of the consideration specified in clauses (a) through
         (c); and

                  (3) the Company delivers an Officers' Certificate to the Trustee certifying that such Asset Sale complies with the foregoing Sections 4.12(a)(1) and (2).

                  (b) The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Company or a Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Debt):

                  (1) to permanently prepay or permanently repay any Senior Debt or any Debt of a Restricted Subsidiary that is not a Subsidiary Guarantor (and in the case of any such Debt under a revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility); and/or

                  (2) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary).

                  (c) Any Net Available Cash from an Asset Sale not applied in accordance with Section 4.12(b)(2) within 365 days from the date of the receipt of such Net Available Cash shall constitute "Excess Proceeds." Pending the final application of the Net Available Cash, the Company or any Restricted Subsidiary may temporarily reduce Senior Debt or otherwise invest such Net Available Cash in Temporary Cash Investments.

                  (d) When the aggregate amount of Excess Proceeds exceeds $20 million, the Company will be required to make an offer to purchase (the "Prepayment Offer") the Senior Subordinated Notes and any other pari passu Debt outstanding with similar provisions requiring an offer to purchase such Debt with such proceeds, which offer shall be in the amount of the Allocable Excess Proceeds, on a pro rata basis according to principal amount, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of over subscription) set forth herein. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all Holders of Senior Subordinated Notes have been given the opportunity to tender their Senior Subordinated Notes for purchase in accordance with this Indenture, the Company or such Restricted Subsidiary may use such remaining amount for any purpose not restricted by this Indenture and the amount of Excess Proceeds will be reset to zero.

                  (e) The term "Allocable Excess Proceeds" will mean the product of:

         (i)             the Excess Proceeds and

         (ii)            a fraction,

                           (1) the numerator of which is the aggregate principal amount of the Senior Subordinated Notes outstanding on the date of the Prepayment Offer, together with any accrued and unpaid interest, and

                           (2) the denominator of which is the sum of the aggregate principal amount of the Senior Subordinated Notes outstanding on the date of the Prepayment Offer, together with any accrued and unpaid interest and the aggregate principal amount of other Debt of the Company outstanding on the date of the Prepayment Offer that is pari passu in right of payment with the Senior Subordinated Notes and subject to terms and conditions in respect of Asset Sales similar in all material respects to this Section 4.12 and requiring the Company to make an offer to purchase such Debt at substantially the same time as the Prepayment Offer (subject to proration in the event that such amount is less than the aggregate offer price of all Senior Subordinated Notes tendered).

                  (f) Within fifteen Business Days after the Company is obligated to make a Prepayment Offer as described in Section 4.12(e), the Company shall send a written notice, by first-class mail, to the Holders of Senior Subordinated Notes, accompanied by such information regarding the Company and its Subsidiaries as the Company in good faith believes will enable such Holders to make an informed decision with respect to such Prepayment Offer. Such notice shall state, among other things, the purchase price and the purchase date (the "Purchase Date"), which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed.

                  (g) Not later than the date upon which written notice of a Prepayment Offer is delivered to the Trustee as provided in Section 4.12(f), the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Prepayment Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Sales pursuant to which such Prepayment Offer is being made and (iii) the compliance of such allocation with the provisions of
Section 4.12(b). On or before the Purchase Date, the Company shall also irrevocably deposit with the Trustee or with the Paying Agent (or, if the Company or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) in Temporary Cash Investments (other than in those enumerated in clause (b) of the definition of Temporary Cash Investments), maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by open of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section 4.12. Upon the expiration of the period for which the Prepayment Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancellation the Senior Subordinated Notes or portions thereof that have been properly tendered to and are to be accepted by the Company. The Trustee or the Paying Agent shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Senior Subordinated Notes delivered by the Company to the Trustee is less than the Offer Amount, the Trustee or the Paying Agent shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section 4.12.

                  (h) Holders electing to have a Senior Subordinated Note purchased shall be required to surrender the Senior Subordinated Note, with an appropriate form duly completed, to the Company or its agent at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Senior Subordinated Note that was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Senior Subordinated Note purchased. If at the expiration of the Offer Period the aggregate principal of Senior Subordinated Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Senior Subordinated Notes to be purchased on pro rata basis for all Senior Subordinated Notes (with such adjustments as may be deemed appropriate by the Company so that only Senior Subordinated Notes in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Senior Subordinated Notes are purchased only in part shall be issued new Senior Subordinated Notes equal in principal amount to the unpurchased portion of the Senior Subordinated Notes surrendered.

                  (i) At the time the Company delivers Senior Subordinated Notes to the Trustee that are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Senior Subordinated Notes are to be accepted by the Company pursuant to and in accordance with the terms of this Section 4.12. A Senior Subordinated Note shall be deemed to have been accepted for purchase at the time the Trustee or the Paying Agent mails or delivers payment therefor to the surrendering Holder.

                  (j) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other applicable securities laws or regulations in connection with the repurchase of Senior Subordinated Notes pursuant to the covenant described hereunder, including any applicable securities laws of the United States. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.12, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.12 by virtue thereof.

SECTION 4.13. Limitation on Restrictions on Distributions from Restricted Subsidiaries.

                  (a) From and after the Merger and Release, the Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to:

                  (1) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock to the Company or any other Restricted Subsidiary,

                  (2) pay any Debt or other obligation owed to the Company or any other Restricted Subsidiary,

                  (3) make any loans or advances to the Company or any other Restricted Subsidiary, or

                  (4) transfer any of its Property to the Company or any other Restricted Subsidiary.

                  (b)  The foregoing limitations will not apply:

                  (1)      with respect to Sections 4.13(a)(1), (2), (3) and
         (4), to restrictions:

                                    (A)      in effect on the Issue Date (as
                           such restrictions may be amended from time to time, other than any such amendment that would adversely affect the interests of the Holders of the Senior Subordinated Notes);

                                    (B)      imposed by the Senior Subordinated
                           Notes or this Indenture (or the Senior Notes or the indenture related thereto), or by indentures governing other Debt the Company Incurs (and, if such Debt is guaranteed, by the guarantors of such Debt) ranking on a parity with the Senior Subordinated Notes or the Senior Notes, provided that the restrictions imposed by such indentures are no more restrictive than the restrictions imposed by this Indenture;

                                    (C)      imposed by the Credit Facility with
                           respect to Debt permitted to be Incurred on or subsequent to the date hereof pursuant to Section 4.09(c)(1);

                                    (D)      relating to Debt of a Restricted
                           Subsidiary and existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company;

                                    (E)      that result from the Refinancing of
                           Debt Incurred pursuant to an agreement referred to in
                           Section 4.13(a)(1) or (4) above; provided such restriction is no less favorable in any material respect to the

                           Holders of Senior Subordinated Notes than those under the agreement evidencing the Debt so Refinanced when taken as a whole;

                                    (F)      restrictions on cash or other
                           deposits or net worth imposed by leases or other agreements entered into in the ordinary course of business;

                                    (G)      any encumbrances or restrictions
                           required by any governmental, local or regulatory authority having jurisdiction over the Company or any of its Restricted Subsidiaries or any of their businesses in connection with any development grant made or other assistance provided to the Company or any of its Restricted Subsidiaries by such governmental authority;

                                    (H)      customary provisions in joint
                           venture or similar agreements or other arrangements with minority investors in Restricted Subsidiaries; provided, however, that such encumbrance or restriction is applicable only to such Restricted Subsidiary; and provided, further, that (i) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Senior Subordinated Notes than is customary in comparable agreements and (ii) the Company determines that any such encumbrance or restriction will not materially affect the ability of the Company to make any anticipated payments of principal or interest on the Senior Subordinated Notes;

                                    (I)      with respect to a Securitization
                           Entity in connection with a Qualified Securitization Transaction; provided, however, that such encumbrances and restrictions are customarily required by the institutional sponsor or arranger of such Qualified Securitization Transaction in similar types of documents relating to the purchase of similar receivables in connection with the financing thereof;

                                    (J)      customary restrictions contained in
                           asset sale agreements, stock sale agreements and other similar agreements limiting the transfer, disposition or distribution of such Property pending the closing of such sale, including any restriction imposed with respect to such Restricted Subsidiary pursuant to an agreement to dispose of all or substantially all the Capital Stock or assets of such Restricted Subsidiary; or

                                    (K)      customary restrictions imposed on
                           the transfer of copyrighted or patented materials or other intellectual property and custom-ary provisions in agreements that restrict the assignment of such agreements or any rights thereunder;

                  (2) with respect to Section 4.12(a)(4) only, to restrictions:

                                    (A)      relating to Debt that is permitted
                           to be Incurred and secured without also securing the Senior Subordinated Notes pursuant to Section 4.11 that limit the right of the debtor to dispose of the Property securing such Debt,

                                    (B)      encumbering Property at the time
                           such Property was acquired by the Company or any Restricted Subsidiary, so long as such restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of such acquisition,

                                    (C)      resulting from customary provisions
                           restricting subletting of assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder,

                                    (D)      imposed by virtue of any transfer
                           of, agreement to transfer, option or right with respect to or Lien on, any Property of the Company or the relevant Restricted Subsidiary not otherwise prohibited by this Indenture, or

                                    (E)      imposed under any Purchase Money
                           Debt or Capital Lease Obligation in the ordinary course of business with respect only to the Property the subject thereof.

SECTION 4.14.              Limitation on Transactions with Affiliates.

                  (a) Notwithstanding Section 4.14(b), on or prior to the Merger and Release, the Company will not enter into or suffer to exist any Affiliate Transaction (as defined below) other than to the extent necessary to consummate the Merger and Release, the Special Mandatory Redemption and the transactions contemplated by the Escrow Agreement, the Senior Notes Escrow Arrangements, the Credit Facility Escrow Arrangements and the preferred stock investment in Parent (or a common equity investment in Parent in lieu of all or any portion thereof). From and after the Merger and Release, the Company shall not, and shall not permit any Restricted Subsidiary to, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction"), unless:

                  (1)      the terms of such Affiliate Transaction are:

                           (i)      set forth in writing, and

                           (ii) no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company,

                  (2) if such Affiliate Transaction involves aggregate payments or value in excess of $5 million, each of the Board of Directors of the Company and the Board of Directors of Parent (including a majority of the disinterested members of the Board of Directors of Parent or, if there is only one disinterested director, such disinterested director) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with Section 4.14(a)(1)(ii) as evidenced by a Board Resolution, and

                  (3) if such Affiliate Transaction involves aggregate payments or value in excess of $25 million, the Company obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to the Company and the Restricted Subsidiaries, taken as a whole.

                  (b) Notwithstanding the foregoing limitation, the Company or any Restricted Subsidiary may make, enter into or suffer to exist the following:

                  (1) any transaction or series of transactions between the Company and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries;

                  (2) any Restricted Payment permitted to be made pursuant to Section 4.10 or any Permitted Investment;

                  (3) the payment of compensation (including awards or grants in cash, securities or other payments) for the personal services of officers, directors, consultants and employees of the Company or any of the Restricted Subsidiaries in the ordinary course of business;

                  (4) payments pursuant to employment agreements, collective bargaining agreements, employee benefit plans, or arrangements for employees, officers or directors, including vacation plans, health and life insurance plans, deferred compensation plans, directors' and officers' indemnification agreements and retirement or savings plans, stock option, stock ownership and similar plans so long as the Board of Directors of the Company or the Board of Directors of Parent in good faith shall have ap-proved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation to be fair consideration therefor;

                  (5) loans and advances to officers, directors or employees (or guarantees of third party loans to officers, directors or employees) made in the ordinary course of business, provided that such loans and advances do not exceed $10 million in the aggregate at any one time outstanding;

                  (6) any agreement as in effect on the Issue Date or any amendment to any such agreement (so long as any such amendment is not disadvantageous to the Holders of the Senior Subordinated Notes in any material respect) or any transaction contemplated thereby;

                  (7) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Company or its Restricted Subsidiaries or are on terms no less favorable as might reasonably have been obtained at such time from an unaffiliated party; provided that such transactions are approved by a majority of the Board of Directors of Parent and the Board of Directors of the Company in good faith (including a majority of disinterested directors of the Board of Directors of Parent, or if there is only one disinterested director, such director);

                  (8) the issuance and sale of Capital Stock (other than Disqualified Stock) of the Company;

                  (9) transactions in connection with or payments by the Company or any of its Restricted Subsidiaries to Goldman Sachs & Co. or any of their respective affiliates in connection with any management, financial advisory, financing, derivative, underwriting or placement services or any other investment banking, banking, asset management or similar services including principal, interest and fees on loans which payments are approved by a majority of the Board of Directors of Parent and the Board of Directors of the Company in good faith (including a majority of disinterested directors of the Board of Directors of Parent, or if there is only one disinterested director, such director);

                  (10) transactions pursuant to any agreement described in the Offering Memorandum as in effect on the date hereof or the date of the consummation of the Acquisition as the same may be amended from time to time in any manner not materially less favorable to the Holders of the Senior Subordinated Notes; and

                  (11) sales or transfer of dispositions of Receivables and Related Assets to a Securitization Entity and acquisitions of Investments in connection therewith.

SECTION 4.15.              Designation of Restricted and Unrestricted
                           Subsidiaries.

                  (a) From and after the Merger and Release, the Board of Directors of the Company or the Board of Directors of Parent may designate any Subsidiary of the Company to be an Unrestricted Subsidiary if:

                  (1) the Subsidiary to be so designated does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, the Company or any other Restricted Subsidiary, and

                  (2) the Company would be permitted under Section 4.10 to make a Restricted Payment in an amount equal to the Fair Market Value of the Investment in such Subsidiary. For the purposes of this provision, in the event the Fair Market Value of such assets exceeds $25 million, such Fair Market Value shall be determined by an Independent Financial Advisor.

Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary.

                  (b) Except as provided in Section 4.15(a), no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary. In addition, neither the Company nor any Restricted Subsidiary shall at any time be directly or indirectly liable for any Debt that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its Stated Maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary) except to the extent permitted under Sections 4.10 and 4.13 and provided that the Company or any Restricted Subsidiary may pledge Capital Stock or Debt or assets of any Unrestricted Subsidiary on a nonrecourse basis as long as the pledgee has no claim whatsoever against the Company or any Restricted Subsidiary other than to obtain that pledged Property.

                  (c) The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation,

                           (x) the Company could Incur at least $l.00 of additional Debt pursuant to Section 4.09(b) and

                           (y) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

                  (d) Any such designation or redesignation by the Board of Directors of the Company will be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation or redesignation and an Officers' Certificate that:

                  (1) certifies that such designation or redesignation complies with the foregoing provisions of this Section 4.15, and

                  (2) gives the effective date of such designation or redesignation,

such filing with the Trustee to occur on or before the time financial statements are filed with the Commission or the Trustee pursuant to Section 4.18 in respect of the fiscal quarter of the Company in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Company's fiscal year, on or before the time financial statements in respect of such fiscal year are filed with the Commission or the Trustee pursuant to Section 4.18).

SECTION 4.16.              Prohibition on Incurrence of Senior Subordinated
                           Debt.

                  From and after the Merger and Release, neither the Company nor any Subsidiary Guarantor shall Incur or suffer to exist Debt that is senior in right of payment to the Senior Subordinated Notes or the Subsidiary Guarantee of such Subsidiary Guarantor relating thereto and subordinate in right of payment to any other Debt of the Company or such Subsidiary Guarantor, as the case may be.

SECTION 4.17.              Limitation on Company's Business.

                  Prior to the Merger and Release, the Company will not engage in any line of business or own any other assets other than as necessary to consummate the Merger and Release or the Special Mandatory Redemption and the transactions contemplated by the Escrow Agreement, the Senior Notes Escrow Arrangements and the Credit Facility Escrow Arrangements. From and after the Merger and Release, the Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than the business RHD is engaged in on the date hereof or a Related Business.

SECTION 4.18.              Reports.

                  Whether or not RHD is then subject to Section 13(a) or 15(d) of the Exchange Act, RHD will electronically file with the Commission, so long as the Senior Subordinated Notes are outstanding, the annual reports, quarterly reports and other periodic reports that

RHD would be required to file with the Commission pursuant to Section 13(a) or 15(d) if RHD were so subject, and such documents will be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which RHD would be required so to file such documents if RHD were so subject, unless, in any case, such filings are not then permitted by the Commission.

                  If such filings with the Commission are not then permitted by the Commission, or such filings are not generally available on the Internet free of charge, RHD will, without charge to the Holders, within 15 days of each Required Filing Date, transmit by mail to Holders, as their names and addresses appear in the Senior Subordinated Note register, and file with the Trustee copies of the annual reports, quarterly reports and other periodic reports that RHD would be required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if RHD were subject to such Section 13(a) or 15(d) and, promptly upon written request, supply copies of such documents to any prospective Holder or beneficial owner at RHD's cost.

                  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                  So long as any of the Senior Subordinated Notes remain restricted under Rule 144, RHD will make available upon request to any prospective purchaser of Senior Subordinated Notes or beneficial owner of Senior Subordinated Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act.

SECTION 4.19.              Creation of Subsidiaries; Additional Subsidiary
                           Guarantees.

                  (a) Prior to the Merger and Release, the Company will not create, acquire or form any Subsidiaries.

                  (b) From and after the Merger and Release, the Company will not permit any of its Restricted Subsidiaries having assets, at any time, with a Fair Market Value in excess of $1,000 to guarantee or pledge any assets to secure the payment of any other Debt of the Company or another Restricted Subsidiary unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the guarantee of the payment of the Senior Subordinated Notes by such Restricted Subsidiary, which guarantee shall be senior to or pari passu with such Subsidiary's Guarantee of or pledge to secure such other Debt, unless such other Debt is Senior Debt, in which case the Guarantee of the Senior Subordinated Notes may be subordinated to the guarantee of such Senior Debt to the same extent as the Senior Subordinated Notes are subordinated to such Senior Debt.

                  (c) The Guarantee of a Guarantor will be released if

                                    (1)      the Company designates any
                           Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with Section 4.15; or

                                    (2)      in connection with the sale of (A)
                           that number of shares of Capital Stock of such Subsidiary Guarantor such that such Subsidiary Guarantor is no longer a Subsidiary of the Company or another Restricted Subsidiary or (B) all or substantially all of the assets of such Subsidiary Guarantor to a Person that is not the Company, Parent or another Restricted Subsidiary of the Company; provided that such sale complies with Section 4.12.

                  (d) In the event a Subsidiary becomes a Subsidiary Guarantor solely because it guarantees other Debt, then upon the full and unconditional release of the guarantee of such other Debt (provided that the Trustee is given 90 days' written notice of such other release) such Subsidiary Guarantee of such Subsidiary Guarantor shall also be released.

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

SECTION 5.01.              Merger, Consolidation and Sale of Property.

                  (a) Prior to the Merger and Release, except in connection with the Release and Merger, the Special Mandatory Redemption or the Special Pro Rata Redemption and the transactions contemplated by the Escrow Agreement, the Escrow Agreement relating to the Senior Notes and the Credit Facility Escrow Arrangements, the Company shall not merge, consolidate or amalgamate with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions.

                  (b) From and after the Merger and Release, the Company shall not merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Restricted Subsidiary into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions, unless:

                  (1) the Company shall be the surviving Person (the "Surviving Person") or the Surviving Person (if other than the Company) formed by such merger, consolida-tion or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made which is substituted for the Company as the issuer of the Senior Subordinated Notes shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

                  (2) the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal amount of the Senior Subordinated Notes, any accrued and unpaid interest on such principal amount, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by the Company;

                  (3) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of the Company, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

                  (4) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this Section 5.01(b)(4) and Sections 5.01(b)(5) and (b)(6) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

                  (5) immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Company or the Surviving Person, as the case may be, would be able to Incur at least $l.00 of additional Debt pursuant to Section 4.09(b); and

                  (6) the Surviving Person shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with this Section 5.01 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

                  (c) Parent shall not, and Parent and the Company shall not permit any Subsidiary Guarantor to, merge, consolidate or amalgamate with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions (other than (i) a merger of a Wholly Owned Restricted Subsidiary into such Subsidiary Guarantor or (ii) a merger, consolida-amalgamation tion, or sale of all or substantially all of the Property of a Subsidiary Guarantor in connection with the sale of such Subsidiary Guarantor or its Property to a non-Affiliate third party that does not become an Affiliate as a result of such transaction and is otherwise permitted under the indenture) unless:

                  (1) the Surviving Person (if not Parent or such Subsidiary Guarantor) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation, limited liability company, trust, partnership or similar entity organized and existing under the laws of United States of America, any State thereof or the District of Columbia and, in the case of Parent, is the Company;

                  (2) the Surviving Person (if other than Parent or such Subsidiary Guarantor) expressly assumes, by Subsidiary Guarantee or a guarantee similar to the Parent Guarantee in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual performance and observance of all the obligations of Parent or such Subsidiary Guarantor under its Subsidiary Guarantee or Parent Guarantee, as the case may be;

                  (3) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of Parent, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

                  (4) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this Section 5.01(c)(4) and Sections 5.01(c)(5) and (6) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person, the Company or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person, the Company or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

                  (5) in the case of Parent only, immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Company or the Surviving Person, as the case may be, would be able to Incur at least $1.00 of additional Debt under Section 4.09(b); and

                  (6) the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and such Subsidiary Guarantee, if any, in respect thereto comply with this Section 5.01 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

                  (d) The provisions of Section 5.01(c) (other than Section 5.01(c)(4)) shall not apply to any transactions which constitute an Asset Sale if the Company has complied with Section 4.12.

                  (e) The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture (or of Parent or the relevant Subsidiary Guarantor under the Parent Guarantee or the related Subsidiary Guarantee, as the case may be), but the predecessor Company in the case of:

                  (1) a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all the assets of Parent or the Company as an entirety or virtually as an entirety) of substantially all of the assets of Parent or the Company and its Restricted Subsidiaries, or

                  (2)      a lease,

shall not be released from any obligation to pay the principal amount of the Senior Subordinated Notes, any accrued and unpaid interest.

SECTION 5.02.              Successor Person Substituted.

                  Upon any consolidation or merger, or any transfer of all or substantially all of the assets of either the Company or any Restricted Subsidiary in accordance with Section 5.01 above, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power the Company or such Restricted Subsidiary under this Indenture with the same effect as if such successor corporation had been named as the Company or such Restricted Subsidiary herein, and thereafter the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Senior Subordinated Notes.

                                   ARTICLE SIX

                              DEFAULTS AND REMEDIES

SECTION 6.01.              Events of Default.

                  The following events shall be "Events of Default":

                  (1) the Company defaults in any payment of interest on any Senior Subordinated Note when the same becomes due and payable and such default continues for a period of 30 days;

                  (2) the Company defaults in the payment of the principal amount of any Senior Subordinated Note when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;

                  (3) the Company fails to comply with Section 4.08, 4.12 or 5.01;

                  (4) the Company fails to comply with any covenant or agreement in the Senior Subordinated Notes or in this Indenture (other than a failure that is the subject of the foregoing Section 6.01(1),
         (2) or (3)) and such failure continues for 60 days after written notice is given to the Company as specified in this Section 6.01;

                  (5) a default by the Company or any Restricted Subsidiary under any Debt of the Company or any Restricted Subsidiary which results in acceleration of the maturity of such Debt, or the failure to pay any such Debt at maturity, in an aggregate principal amount in excess of $20 million, unless the Company is contesting such acceleration in good faith;

                  (6) Parent, the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                                    (A)      commences a voluntary insolvency
                           proceeding;

                                    (B)      consents to the entry of an order
                           for relief against it in an involuntary insolvency proceeding;

                                    (C)      consents to the appointment of a
                           Custodian of it or for any substantial part of its Property; or

                                    (D)      makes a general assignment for the
                           benefit of its creditors;

         or takes any comparable action under any foreign laws relating to insolvency; provided, however, that the liquidation of any Restricted Subsidiary into another Restricted Subsidiary or the Company other than as part of a credit reorganization, shall not constitute an Event of Default under Section 6.01(6);

                  (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                                    (A)      is for relief against Parent, the
                           Company or any Significant Subsidiary in an involuntary insolvency proceeding;

                                    (B)      appoints a Custodian of Parent, the
                           Company or any Significant Subsidiary or for any substantial part of its Property; or

                                    (C)      orders the winding up or
                           liquidation of Parent, the Company or any Significant Subsidiary; or

                                    (D)      grants any similar relief under any
                           foreign laws;

and in each such case the order or decree remains unstayed and in effect for 90 days;

                  (8) any judgment or judgments for the payment of money in an unsecured aggregate amount (net of any amount covered by insurance issued by a reputable and creditworthy insurer that has not contested coverage or reserved rights with respect to the underlying claim and that continues to make payments pursuant to the terms of the relevant policy) in excess of $20 million at the time entered against the Company or any Restricted Subsidiary and shall not be waived, satisfied or discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect or otherwise payable; or

                  (9) (a) the Parent Guarantee or any Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of the Parent Guarantee or such Subsidiary Guarantee, as the case may be) or (b) Parent or any Subsidiary Guarantor denies or disaffirms its obligations under the Parent Guarantee or its Subsidiary Guarantee, as the case may be; provided that in the case of clauses (a) and (b), such condition will only constitute an Event of Default if (a) such condition could adversely and materially affect the Holders or (b) such condition continues for over 10 days.

                  The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  A Default under Section 6.01(4) is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount at maturity of the Senior Subordinated Notes then outstanding notify the Company (and in the case of such notice by Holders, the Trustee) of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

                  The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default and any event that with the giving of notice or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

                  The Company shall immediately notify the Trustee if a meeting of the Board of Directors of the Company or the Board of Directors of Parent is convened to consider any action mandated by a petition for debt settlement proceedings or bankruptcy proceedings. The Company shall also promptly advise the Trustee of the approval of the filing of a debt settlement or bankruptcy petition prior to the filing of such petition.

SECTION 6.02.              Acceleration of Maturity; Rescission.

                  If an Event of Default with respect to the Senior Subordinated Notes (other than an Event of Default specified in Sections 6.01(6) and 6.01(7)) shall have occurred and be continuing, the Trustee or the registered Holders of not less than 25% in aggregate principal amount of the Senior Subordinated Notes then outstanding may declare to be immediately due and payable the principal amount of all the Senior Subordinated Notes then outstanding by written notice to the Company and the Trustee, plus accrued but unpaid interest to the date of acceleration. In case an Event of Default specified in Sections 6.01(6) and 6.01(7) shall occur, such amount with respect to all the Senior Subordinated Notes shall be automatically due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Senior Subordinated Notes. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the Trustee, the registered Holders of a majority in aggregate principal amount of the Senior Subordinated Notes then outstanding may rescind and annul such acceleration if (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and all other amounts due to the Trustee under
Section 7.07 and (v) in the event of the cure or waiver of an Event of Default of the type described in either Section 6.01 (6) or (7), the Trustee shall have received an Officers' Certificate to the effect that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  In the event of a declaration of acceleration of the Senior Subordinated Notes because an Event of Default described in Section 6.01(5) has occurred and is continuing, the declaration of acceleration of the Senior Subordinated Notes shall be automatically annulled if the payment default or other default triggering such Event of Default pursuant to Section 6.01(5) shall be remedied or cured by the Company or a Restricted Subsidiary or waived by the holders of the relevant Debt within the grace period provided applicable to such default provided for in the documentation governing such Debt and if (a) the annulment of the acceleration of the Senior Subordinated Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, except nonpayment of principal, premium or interest on the Senior Subordinated Notes that became due solely because of the acceleration of the Senior Subordinated Notes, have been cured or waived.

                  Subject to Section 7.01, in case an Event of Default shall occur and be continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders of the Senior Subordinated Notes, unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to Section 7.07, the Holders of a majority in aggregate principal amount of the Senior Subordinated Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Senior Subordinated Notes.

                  No Holder of Senior Subordinated Notes will have any right to institute any proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or for any remedy hereunder, unless:

                  (a) such Holder has previously given to the Trustee written notice of a continuing Event of Default,

                  (b) the Holders of at least 25% in aggregate principal amount of the Senior Subordinated Notes then outstanding have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as trustee, and

                  (c) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Senior Subordinated Notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding, within 60 days after such notice, request and offer.

                  However, such limitations do not apply to a suit instituted by a Holder of any Senior Subordinated Note for enforcement of payment of the principal of, and premium, if any, or interest on, such Senior Subordinated Note on or after the respective due dates expressed in such Senior Subordinated Note.

SECTION 6.03.              Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Senior Subordinated Notes or to enforce the performance of any provision of the Senior Subordinated Notes or this Indenture and may take any neces-sary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

                  The Trustee may maintain a proceeding even if it does not possess any of the Senior Subordinated Notes or does not produce any of them in the proceeding. Any such proceeding instituted by the Trustee may be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provisions for the payment of the reasonable compensation, expenses, disbursements of the Trustee and its counsel, be for the ratable benefit of the Holders of the Senior Subordinated Notes in respect of which such judgment has been recovered. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative, to the extent permitted by law. Any costs associated with actions taken by the Trustee under this Section 6.03 shall be reimbursed to the Trustee by the Company.

SECTION 6.04.              Waiver of Past Defaults and Events of Default.

                  Provided the Senior Subordinated Notes are not then due and payable by reason of a declaration of acceleration, the Holders of a majority in principal amount of Senior Subordinated Notes at the time outstanding may on behalf of the Holders of all the Senior Subordinated Notes waive any past Default with respect to such Senior Subordinated Notes and its consequences by providing written notice thereof to the Company and the Trustee, except a Default (1) in the payment of interest on or the principal of any Senior Subordinated Note or (2) in respect of a covenant or provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Senior Subordinated Note affected. In the case of any such waiver, the Company, the Trustee and the Holders of the Senior Subordinated Notes will be restored to their former positions and rights under this Indenture, respectively; provided that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

SECTION 6.05.              Control by Majority.

                  The Holders of at least a majority in aggregate principal amount of the outstanding Senior Subordinated Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of the Senior Subordinated Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of the Senior Subordinated Notes.

SECTION 6.06.              Limitation on Suits.

                  No Holder of Senior Subordinated Notes will have any right to institute any proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or for any remedy hereunder unless:

                  (1) the Holder gives the Trustee written notice of a continuing Event of Default;

                  (2) the Holders of at least 25% in aggregate principal amount of outstanding Senior Subordinated Notes make a written request to the Trustee to institute such proceeding or to pursue such remedy as trustee;

                  (3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                  (5) during such 60-day period, the Holders of at least a majority in aggregate principal amount of the outstanding Senior Subordinated Notes do not give the Trustee a direction that is inconsistent with the request.

                  However, such limitations do not apply to a suit instituted by a Holder of any Senior Subordinated Note for enforcement of payment of the principal of, and premium, if any, or interest on, such Senior Subordinated Note on or after the respective due date expressed in such Senior Subordinated Note. A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

                  No director, officer, employee or stockholder of the Company, or any Subsidiary Guarantor, shall have any liability for any obligations of the Company, or any Subsidiary Guarantor, under the Senior Subordinated Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Senior Subordinated Notes by accepting a Senior Subordinated Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Subordinated Notes. The waiver may not be effective to waive liabilities under the U.S. federal securities laws.

SECTION 6.08.              Rights of Holders To Receive Payment.

                  Notwithstanding any other provision of this Indenture, the right of any Holder of a Senior Subordinated Note to receive payment of the principal of or premium, if any, or interest, if any, on such Senior Subordinated Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Senior Subordinated Notes shall not be impaired or affected without the consent of the Holder.

SECTION 6.09.              Collection Suit by Trustee.

                  If an Event of Default in payment of principal, premium or interest specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any Guarantor (or any other obligor on the Senior Subordinated Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid.

SECTION 6.10.              Trustee May File Proofs of Claim.

                  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Holders allowed in any judicial proceedings relative to the Company or any Guarantor (or any other obligor upon the Senior Subordinated Notes), its creditors or its Property and, unless prohibited by law, shall be entitled and empowered to collect and receive any monies or other Property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Senior Subordinated Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings. All rights of action and claims under this Indenture or the Senior Subordinated Notes may be prosecuted and enforced by the Trustee without the possession of any of the Senior Subordinated Notes thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

SECTION 6.11.              Priorities.

                  If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

                  FIRST:   to the Trustee for amounts due under Section 7.07;

                  SECOND: to Holders for amounts due and unpaid on the Senior Subordinated Notes for principal, premium, if any, and interest (including Additional Interest, if any) as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

                  THIRD:   to the Company or, to the extent the Trustee collects
         any amount from any Subsidiary Guarantor, to such Subsidiary Guarantor.

                  The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.11.

SECTION 6.12.              Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.08 or a suit by Holders of more than 10% in principal amount of the Senior Subordinated Notes then outstanding.

                                  ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01.              Duties of Trustee.

                  (a) If an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                  The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Senior Subordinated Notes and this Indenture.

                  (b)      Except during the continuance of an Event of Default:

                  (1) The Trustee need perform only such duties as are specifically set forth in this Indenture and no others.

                  (2) In the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate, subject to the requirement in the preceding sentence, if applicable.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1)      This paragraph does not limit the effect of Section
         7.01(b).

                  (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction of the Holders of a majority in aggregate principal amount of the Senior Subordinated Notes received by it pursuant to the terms hereof.

                  (4) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights, powers or duties if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

                  (d) Whether or not therein expressly so provided, Sections 7.01(a), (b), (c) and (e) shall govern every provision of this Indenture that in any way relates to the Trustee.

                  (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company or any Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

SECTION 7.02.              Rights of Trustee.

                  Subject to Section 7.01:

                  (1) The Trustee may conclusively rely on any document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 13.05. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                  (3) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed by it with due care.

                  (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided that the Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

                  (5) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters relating to the Senior Subordinated Notes or this Indenture shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (6) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other person employed to act hereunder.

                  (7) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books records, and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

                  (8) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

                  (9) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

                  (10) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not suspended.

SECTION 7.03.              Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Senior Subordinated Notes and may make loans to, accept deposits from, perform services for or otherwise deal with either of the Company or any Guarantor, or any Affiliate thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11.

SECTION 7.04.              Trustee's Disclaimer.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Senior Subordinated Notes or any Guarantee, it shall not be accountable for the Company's or any Guarantor's use of the proceeds from the sale of Senior Subordinated Notes or any money paid to the Company or any Guarantor pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Senior Subordinated Notes, Guarantee or this Indenture other than its certificate of authentication, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Senior Subordinated Notes and perform its obligations hereunder and that the statements made by it in any Statement of Eligibility and Qualification on Form T-1 to be supplied to the Company will be true and accurate subject to the qualifications set forth therein.

SECTION 7.05.              Notice of Defaults.

                  If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall give to each Holder a notice of the Default within 90 days after it occurs in the manner and to the extent provided in the TIA and otherwise as provided in this Indenture. Except in the case of a Default in payment of the principal of or interest on any Senior Subordinated Note (including payments pursuant to a redemption or repurchase of the Senior Subordinated Notes pursuant to the provisions of this Indenture), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.06.              Reports by Trustee to Holders.

                  If required by TIA Section 313(a), within 60 days after June 15 of any year, commencing 2003 the Trustee shall mail to each Holder a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA
Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c) and TIA Section 313(d).

                  Reports pursuant to this Section 7.06 shall be transmitted by mail:

                  (1) to all Holders of Senior Subordinated Notes, as the names and addresses of such Holders appear on the Registrar's books; and

                  (2) to such Holders of Senior Subordinated Notes as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose.

                  A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange on which the Senior Subordinated Notes are listed. The Company shall promptly notify the Trustee when the Senior Subordinated Notes are listed on any stock exchange or delisted therefrom.

SECTION 7.07.              Compensation and Indemnity.

                  The Company and the Guarantors shall pay to the Trustee and Agents from time to time such compensation for their services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as shall be agreed upon in writing. The Company and the Guarantors shall reimburse the Trustee and Agents upon request for all reasonable disbursements, expenses and advances incurred or made by them in connection with the Trustee's duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee's agents and external counsel, except any expense disbursement or advance as may be attributable to its willful misconduct, negligence or bad faith.

                  The Company and the Guarantors, jointly and severally, shall fully indemnify each of the Trustee and any predecessor Trustee for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including without limitation taxes (other than taxes based on the income of the Trustee or such Agent) and reasonable attorneys' fees and expenses incurred by each of them in connection with the acceptance or performance of its duties under this Indenture including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Trustee or Agent shall notify the Company and the Guarantors in writing promptly of any claim of which a Responsible Officer of the Trustee has actual knowledge asserted against the Trustee or Agent for which it may seek indemnity; provided that the failure by the Trustee or Agent to so notify the Company and the Guarantors shall not relieve the Company and Guarantors of their obligations hereunder except to the extent the Company and the Guarantors are actually preju-diced thereby. In the event that a conflict of interest exists, the Trustee may have separate counsel, which counsel must be reasonably acceptable to the Company and the Company shall pay the reasonable fees and expenses of such counsel.

                  Notwithstanding the foregoing, the Company and the Guarantors need not reimburse the Trustee for any expense or indemnify it against any loss or liability to have been incurred by the Trustee through its own willful misconduct, negligence or bad faith.

                  To secure the payment obligations of the Company and the Guarantors in this Section 7.07, the Trustee shall have a lien prior to the Senior Subordinated Notes on all money or Property held or collected by the Trustee except for Escrowed Property and such money or Property held in trust to pay principal of and interest on particular Senior Subordinated Notes.

                  The obligations of the Company and the Guarantors under this
Section 7.07 to compensate and indemnify the Trustee, Agents and each predecessor Trustee and to pay or reimburse the Trustee, Agents and each predecessor Trustee for expenses, disbursements and advances shall be joint and several liabilities of the Company and each of the Guarantors and shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture, including any termination or rejection hereof under any Bankruptcy Law.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

                  For purposes of this Section 7.07, the term "Trustee" shall include any trustee appointed pursuant to this Article Seven.

SECTION 7.08.              Replacement of Trustee.

                  The Trustee shall comply with Section 313(b) of the TIA, to the extent applicable.

                  The Trustee may resign by so notifying the Company and the Guarantors in writing no later than 15 Business Days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Senior Subordinated Notes may remove the Trustee by notifying the Company and the removed Trustee in writing and may appoint a successor Trustee with the Company's written consent, which consent shall not be unreasonably withheld. The Company may remove the Trustee at its election if:

                  (1)      the Trustee fails to comply with Section 7.10 or
         Section 310 of the TIA;

                  (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief entered with respect to the Trustee under Bankruptcy Law;

                  (3) a receiver or other public officer takes charge of the Trustee or its Property; or

                  (4)      the Trustee otherwise becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, the Guarantors or the Holders of a majority in principal amount of the outstanding Senior Subordinated Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company and the Guarantors. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section 7.07, transfer all Property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section
7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.              Successor Trustee by Consolidation, Merger, etc.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, subject to Section 7.10, the successor corporation without any further act shall be the successor Trustee; provided such entity shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10.              Eligibility; Disqualification.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5) in every respect. The Trustee (together with its corporate parent) shall have a combined capital and surplus of at least $50 million as set forth in the most recent applicable published annual report of condition. The Trustee shall comply with TIA Section 310(b), including the provision in Section 310(b)(1).

SECTION 7.11.              Preferential Collection of Claims Against Company.

                  The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311 (b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

SECTION 7.12.              Paying Agents.

                  The Company shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

                  (A) that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Senior Subordinated Notes (whether such sums have been paid to it by the Company or by any obligor on the Senior Subordinated Notes) in trust for the benefit of Holders of the Senior Subordinated Notes or the Trustee;

                  (B) that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

                  (C) that it will give the Trustee written notice within three (3) Business Days of any failure of the Company (or by any obligor on the Senior Subordinated Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Senior Subordinated Notes when the same shall be due and payable.

                                  ARTICLE EIGHT

                             MODIFICATION AND WAIVER

SECTION 8.01.              Without Consent of Holders.

                  (a) The Company and the Trustee may modify and amend this Indenture or any Security Document without the consent of any Holder (including entering into the Security Documents upon the date of Release), for any of the following purposes:

                  (i) to cure any ambiguity, omission, defect or inconsistency in this Indenture or any Security Document;

                  (ii)     to comply with Section 5.01;

                  (iii) to provide for uncertificated Senior Subordinated Notes, in addition to or in place of certificated Senior Subordinated Notes;

                  (iv) to add additional Guarantees with respect to the Senior Subordinated Notes;

                  (v) to secure the Senior Subordinated Notes under this Indenture;

                  (vi) to add to the covenants of the Company for the benefit of the Holders of the Senior Subordinated Notes or to surrender any right or power conferred upon the Company;

                  (vii) to make any change that does not adversely affect the rights of any Holder of the Senior Subordinated Notes;

                  (viii) to comply with any requirement of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act;

                  (ix) to provide for the issuance of Additional Senior Subordinated Notes in accordance with this Indenture, including the issuance of Additional Senior Subordinated Notes as restricted securities under the Securities Act and substantially identical Additional Senior Subordinated Notes pursuant to an exchange offer registered with the Commission; or

                  (x) to evidence and provide the acceptance of the appointment of a successor Trustee under Section 7.09.

                  (b) On the date of the Release, RHD, the Guarantors and Trustee (without notice to or the consent of any Holder) shall enter into the supplemental indenture attached as Exhibit B to the Escrow Agreement (the "Release Date Supplemental Indenture"), pursuant to which RHD will assume the obligations of Finance Corp. hereunder, and the Guarantors shall each execute the notation of guarantee in the form of Exhibit F and deliver the same to the Trustee.

SECTION 8.02.              With Consent of Holders.

                  (a) This Indenture may be amended with the consent of the registered Holders of a majority in aggregate principal amount of the Senior Subordinated Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Senior Subordinated Notes) and any past default or compliance with any provisions may also be waived (except a default in the payment of principal, premium or interest and Section 8.01) with the consent of the registered Holders of at least a majority in aggregate principal amount of the Senior Subordinated Notes then outstanding.

                  (b) However, without the consent of each Holder of an outstanding Senior Subordinated Note, no amendment may,

                  (1) reduce the amount of Senior Subordinated Notes whose holders must consent to an amendment, supplement or waiver,

                  (2) reduce the rate of or change the time for payment of interest on any Senior Subordinated Note,

                  (3) reduce the principal of or change the Stated Maturity of any Senior Subordinated Note,

                  (4) make any Senior Subordinated Note payable in money other than that stated in the Senior Subordinated Note,

                  (5) impair the right of any Holder of the Senior Subordinated Notes to receive payment of principal of and interest on such Holder's Senior Subordinated Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Senior Subordinated Notes, the Parent Guarantee or the Subsidiary Guarantees,

                  (6) (A) release Parent or any Subsidiary Guarantor from its obligations under the Parent Guarantee or its Subsidiary Guarantee, as the case may be, or this Indenture other than pursuant to the terms of this Indenture, or (B) release any security interest that may have been granted in favor of the Holders of the Senior Subordinated Notes pursuant to Section 4.11 other than pursuant to the terms of this Indenture,

                  (7) modify the provisions of Section 4.08 or the related definitions at any time on or after the Company is obligated to make a Change of Control Offer,

                  (8) prior to the Release, release or modify in any respect the Lien of the Trustee on the Escrowed Property, or

                  (9) waive a default in the payment of principal of or premium, if any, or interest, if any, on the Senior Subordinated Notes (except as set forth under Section 6.01).

                  (c) The consent of the Holders of the Senior Subordinated Notes shall not be necessary to approve the particular form of any proposed amendment. It shall be sufficient if such consent approves the substance of the proposed amendment.

                  (d) After an amendment that requires the consent of the Holders of Senior Subordinated Notes becomes effective, the Company shall mail to each registered Holder of the Senior Subordinated Notes at such holder's address appearing in the security register a notice briefly describing such amendment. However, the failure to give such notice to all Holders of the Senior Subordinated Notes, or any defect therein, shall not impair or affect the validity of the amendment.

                  (e) Upon the written request of the Company accompanied by a board resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.06, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

SECTION 8.03.              Compliance with Trust Indenture Act.

                  Every amendment or supplement to this Indenture or the Senior Subordinated Notes shall comply with the TIA as then in effect.

SECTION 8.04.              Revocation and Effect of Consents.

                  (a) After an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Senior Subordinated
Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Senior Subordinated Note or portion thereof, and of any Senior Subordinated Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Senior Subordinated Note.

                  (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Holders has been obtained.

SECTION 8.05.              Notation on or Exchange of Senior Subordinated Notes.

                  If an amendment, supplement or waiver changes the terms of a Senior Subordinated Note, the Trustee (in accordance with the specific written direction of the Company) shall request the Holder of the Senior Subordinated Note (in accordance with the specific written direction of the Company) to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Senior Subordinated Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Senior Subordinated Note shall issue, the Guarantors shall endorse and the Trustee shall authenticate a new Senior Subordinated Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Senior Subordinated Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 8.06.              Trustee To Sign Amendments, etc.

                  The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Eight if the amendment, supplement or waiver does not affect the rights, duties, liabilities or immunities of the Trustee. If it does affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, but need not, sign such amendment, supplement or waiver. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating, in addition to the matters required by Section 13.04, that such amendment, supplement or waiver is authorized or permitted by this Indenture and is a legal, valid and binding obligation of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms (subject to customary exceptions).

                                  ARTICLE NINE

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.01.              Discharge of Liability on Senior Subordinated Notes;
                           Defeasance.

                  (a) This Indenture shall be discharged and shall cease to be of further effect as to all Senior Subordinated Notes, and related guarantees, issued hereunder when:

                  (i) either (x) all Senior Subordinated Notes that have been authenticated, except lost, stolen or destroyed Senior Subordinated Notes that have been replaced or paid and Senior Subordinated Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or (y) all Senior Subordinated Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company, Parent or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Obligations, or a combination of cash in U.S. dollars and non-callable Government Obligations, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Senior Subordinated Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

                  (ii) no Default or Event of Default has occurred and is continuing on the date of the deposit;

                  (iii) the Company, Parent or the Subsidiary Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

                  (iv) the Company has delivered irrevocable instructions to the trustee under this Indenture to apply the deposited money toward the payment of the Senior Subordinated Notes at maturity or the redemption date, as the case may be.

                  In addition, the Company shall deliver an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been satisfied and at the cost and expense of the Company.

                  (b) Subject to Sections 9.01(c) and 9.02, the Company may, at its option and at any time, elect to terminate some or all of its obligations and the obligations of the Guarantors under the outstanding Senior Subordinated Notes and this Indenture (hereinafter, "Legal Defeasance") except for obligations under Sections 2.04, 2.07 and 2.08 and obligations under the TIA. At any time, the Company may terminate its obligations (i) under Sections 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18 and 4.19 (ii)
under Sections 6.01(5), (6), (7), (8) (with respect to Significant Subsidiaries) or (9) and (iii) under Sections 5.01(b)(5), (b)(6), (c)(5) and (c)(6) on a date the conditions set forth in Section 9.02 are satisfied (hereinafter, "Covenant Defeasance") and thereafter, any omission to comply with any covenant referred to in clause (ii) above will not constitute a Default or Event of Default with respect to the Senior Subordinated Notes. The Company may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option.

                  (c) If the Company exercises its Legal Defeasance option, payment of the Senior Subordinated Notes may not be accelerated because of an Event of Default with re-spect thereto. If the Company exercises its Covenant Defeasance option, payment of the Senior Subordinated Notes may not be accelerated because of an Event of Default as described in Section 6.01(3) (insofar as such Event of Default applies to obligations under Sections 5.01(b)(5), (b)(6), (c)(5) and (c)(6)), under Section 6.01(4) (insofar as such Event of Default applies to obligations under Sections 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16 and 4.17), under
Sections 6.01(5), (6), (7) (in the case of Sections 6.01 (6) and (7), with respect to Significant Subsidiaries only) or under Section 6.01(8) or the failure of the Company to comply with Section 5.01(b)(5) or (c)(5). If the Company exercises its Legal Defeasance option, each Guarantor, if any, shall be released from all its obligations under its Guarantee, and the Trustee shall execute a release of such Subsidiary Guarantee. If the Company exercises its Covenant Defeasance option, each Guarantor, if any, shall be released from its obligations under its Guarantee to the extent that the Company is released from its obligations under this Indenture.

                  (d) Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                  (e) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.04, 2.06, 2.07, 2.08,7.07, 9.05, 9.06 and
9.08 shall survive until such time as the Senior Subordinated Notes have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 9.05 and
9.06 shall survive.

SECTION 9.02.              Conditions to Defeasance.

                  The Legal Defeasance option or the Covenant Defeasance option, in Section 9.01, may be exercised only if:

         (a) the Company irrevocably deposits in trust with the Trustee money or Government Obligations, or a combination thereof, for the payment of principal of and interest on the Senior Subordinated Notes to maturity or redemption, as the case may be;

         (b) the Company delivers to the Trustee a certificate from an internationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal, premium, if any, and interest when due and without reinvestment on the deposited Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Senior Subordinated Notes to maturity or redemption, as the case may be;

         (c) 123 days pass after the deposit is made and during the 123-day period no Default described in Section 6.01(7) occurs with respect to the Company or any other Person making such deposit which is continuing at the end of the period;

         (d) no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

         (e) such deposit does not constitute a default under any other material agreement or instrument binding on the Company;

         (f) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

         (g) in the case of an election of Legal Defeasance under Section 9.01, the Company delivers to the Trustee an Opinion of Counsel stating that:

                           (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

                           (2) since the date of this Indenture there has been a change in the applicable U.S. federal income tax law,

         to the effect, in either case, that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Senior Subordinated Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance election and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such election has not occurred;

         (h)      in the case of an election of Covenant Defeasance under
                  Section 9.01, the Company delivers to the Trustee an Opinion of Counsel to the effect that the Holders of the Senior Subordinated Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such election had not occurred; and

         (i) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to an election under 9.01 have been complied with as required by this Indenture.

SECTION 9.03. Deposited Money and Government Obligations To Be Held in Trust; Other Miscellaneous Provisions.

                  All money and Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.02(a) in respect of the outstanding Senior Subordinated Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Senior Subordinated Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Holders of such Senior Subordinated Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Company and the Guarantors shall (on a joint and several basis) pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to
Section 9.02(a) or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Senior Subordinated Notes.

                  Anything in this Article Nine to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon a request of the Company any money or Government Obligations held by it as provided in
Section 9.02(a) which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 9.04.              Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any money or Government Obligations in accordance with Section 9.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and each Guarantor's obligations under this Indenture, the Senior Subordinated Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article Nine until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Obligations in accordance with Section 9.01; provided that if the Company or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Senior Subordinated Notes because of the reinstatement of their obligations, the Company or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Senior Subordinated Notes to receive such payment from the money or Government Obligations held by the Trustee or Paying Agent.

SECTION 9.05.              Moneys Held by Paying Agent.

                  In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Company, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.02(a), to the Company upon a request of the Company (or, if such moneys had been deposited by the Guarantors, to such Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 9.06.              Moneys Held by Trustee.

                  Any moneys deposited with the Trustee or any Paying Agent or then held by the Company or the Guarantors in trust for the payment of the principal of or premium, if any, or interest on any Senior Subordinated Note that are not applied but remain unclaimed by the Holder of such Senior Subordinated Note for two years after the date upon which the principal of or premium, if any, or interest on such Senior Subordinated Note shall have respectively become due and payable shall be repaid to the Company (or, if appropriate, the Guarantors) upon a request of the Company, or if such moneys are then held by the Company or the Guarantors in trust, such moneys shall be released from such trust; and the Holder of such Senior Subordinated Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company and the Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Company and the Guarantors, either mail to each Holder affected, at the address shown in the register of the Senior Subordinated Notes maintained by the Registrar pursuant to Section 2.04, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Company. After payment to the Company or the Guarantors or the release of any money held in trust by the Company or any Guarantors, as the case may be, Holders entitled to the money must look only to the Company and the Guarantors for payment as general creditors unless applicable abandoned property law designates another Person.

                                   ARTICLE TEN

                             GUARANTEE OF SECURITIES

SECTION 10.01.             Guarantee.

                  Prior to the Release, the Senior Subordinated Notes will not be guaranteed. From and after the Merger and Release and subject to the provisions of this Article Ten, Parent (the "Parent Guarantee") and Subsidiary Guarantors, by execution of the Release Date Supplemental Indenture, fully and unconditionally, jointly and severally, on an unsecured senior subordinated basis, guarantee to each Holder (i) the due and punctual payment of the principal of and interest on each Senior Subordinated Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest on the Senior Subordinated Notes, to the extent lawful, and the due and punctual payment of all other obligations and due and punctual performance of all obligations of the Company to the Holders or the Trustee all in accordance with the terms of such Senior Subordinated Note, this Indenture and the Registration Rights Agreement, and (ii) in the case of any extension of time of payment or renewal of any Senior Subordinated Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. From and after the Merger and Release, each Guarantor, by execution of the Release Date Supplemental Indenture, agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Senior Subordinated Note or this Indenture, any failure to enforce the provisions of any such Senior Subordinated Note, this Indenture or the Registration Rights Agreement, any waiver, modification or indulgence granted to the Company with respect thereto by the Holder of such Senior Subordinated Note, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor.

                  Each Guarantor hereby waives diligence, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any such Senior Subordinated Note or the Debt evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to any such Senior Subordinated Note except by payment in full of the principal thereof and interest thereon. Each Guarantor hereby agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

                  The Subsidiary Guarantee of any Subsidiary Guarantor may be released pursuant to Section 4.19 or Section 10.03.

                  The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of any Holder under the Guarantees.

SECTION 10.02.             Execution and Delivery of Guarantee.

                  To further evidence the Guarantee set forth in Section 10.01, each Guarantor hereby agrees, on the date of the Release, that a notation of such Guarantee, substantially in the form included in Exhibit F hereto, shall be endorsed on each Senior Subordinated Note authenticated and delivered by the Trustee on the date of the Release and such Guarantee shall be executed by either manual or facsimile signature of an Officer or an Officer of a general partner, as the case may be, of each Guarantor. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Senior Subordinated Note.

                  Each of the Guarantors hereby agrees that its Guarantee set forth in Section 10.01 shall be in full force and effect notwithstanding any failure to endorse on each Senior Subordinated Note a notation of such Guarantee.

                  If an Officer of a Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates the Senior Subordinated Note on which such Guarantee is endorsed or at any time thereafter, such Guarantor's Guarantee of such Senior Subordinated Note shall be valid nevertheless.

                  The delivery of any Senior Subordinated Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Guarantor.

SECTION 10.03.             Release of Guarantors.

                  The Guarantee of any Guarantor will be automatically and unconditionally released and discharged upon any of the following:

         (A) in connection with the sale of (A) that number of shares of Capital Stock of such Subsidiary Guarantor such that such Subsidiary Guarantor is no longer a Subsidiary of the Company or another Restricted Subsidiary or (B) all or sub-stantially all of the assets of such Subsidiary Guarantor to a Person that is not the Company, Parent or another Restricted Subsidiary of the Company; provided that such sale complies with Section 4.12;

         (B) the designation of such Guarantor as an Unrestricted Subsidiary in accordance with the provisions of this Indenture;

and in each such case, the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with and that such release is authorized and permitted hereunder.

                  In addition, in the event a Subsidiary becomes a Subsidiary Guarantor solely because it Guarantees other Debt, then upon the full and unconditional release of the Guarantee of such other Debt (provided that the Trustee is given 90 days written notice of such other release) such Subsidiary Guarantee of such Subsidiary Guarantor shall also be released.

                  The Trustee shall execute any documents reasonably requested by either the Company or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Senior Subordinated Notes and under this Article Ten.

SECTION 10.04.             Waiver of Subrogation.

                  Until all the obligations under the Senior Subordinated Notes and the Guarantees are satisfied in full, each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under its Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Senior Subordinated Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other Property or by set-off or in any other manner, payment or Senior Subordinated Note on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Senior Subordinated Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Senior Subordinated Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Senior Subordinated Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.04 is knowingly made in contemplation of such benefits.

SECTION 10.05.             Notice to Trustee.

                  The Company or any Guarantor shall give prompt written notice to the Trustee of any fact known to the Company or any such Guarantor which would prohibit the making of any payment to or by the Trustee at its Corporate Trust Office in respect of the Guarantees. Notwithstanding the provisions of this Article Ten or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Guarantees, unless and until the Trustee shall have received written notice thereof from the Company no later than one Business Day prior to such payment; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 10.05, and subject to the provisions of Sections 7.01 and 7.02, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice referred to in this Section 10.05 at least one Business Day prior to the date upon which by the terms hereof any such payment may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of, premium, if any, or interest on any Senior Subordinated Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it less than one Business Day prior to such date.

SECTION 10.06.             Subordination of Guarantee.

                  The obligations of each Guarantor under its Guarantee pursuant to this Article Ten shall be junior and subordinated to the Senior Debt of such Guarantor on the same basis as the Senior Subordinated Notes are junior and subordinated to the Senior Debt of the Company. For the purposes of the foregoing sentence, and notwithstanding anything to the contrary contained herein, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors (or any Persons acting on their behalf) only at such times as they may receive and/or retain payments in respect of the Senior Subordinated Notes pursuant to this Indenture, including Article Twelve, and the Holders of Senior Debt shall have the same rights and remedies provided for in Article Twelve.

                                 ARTICLE ELEVEN

                               SECURITY DOCUMENTS

SECTION 11.01.             Security Documents.

                  The due and punctual payment of the principal of and interest on the Senior Subordinated Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption, special redemption or otherwise, and interest on the overdue principal of and interest on the Senior Subordinated Notes and performance of all other obligations of the Company and the Guarantors to the Holders or the Trustee under this Indenture and the Senior Subordinated Notes, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents. Each Holder, by its acceptance of the Senior Subordinated Notes, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms. The Company shall deliver to the Trustee copies of all documents delivered to the Securities Intermediary pursuant to the Security Documents, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Documents, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Senior Subordinated Notes secured thereby, according to the intent and purposes herein and therein expressed. The Company shall take, any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the obligations of the Company hereunder, a valid and enforceable perfected lien on and security interest in all the Collateral, in favor of the Securities Intermediary for the benefit of the Holders and other Persons for whose benefit the Securities Intermediary or Trustee, as applicable, acts pursuant to the Security Documents.

SECTION 11.02.             Recording and Opinions.

                  (a) The Company shall take or cause to be taken all action required to perfect, maintain, preserve and protect the Lien on and security interest in the Collateral granted by the Security Documents. For the avoidance of doubt, no Lien (other than that of the Trustee on behalf of the Holders) shall be permitted to exist on the Collateral. The Company shall from time to time promptly pay all financing, continuation statement and mortgage recording, registration and/or filing fees, charges and taxes relating to this Indenture and the Security Documents, any amendments thereto and any other instruments of further assurance required hereunder or pursuant to the Security Documents. The Trustee shall have no obligation to, nor shall it be responsible for any failure to, so register, file or record.

                  (b) The Company shall at all times comply with the provisions of TIA Section. 314(b), whether or not the TIA is then applicable to the obligations of the Company and, if applicable, the Guarantors under this Indenture.

SECTION 11.03.             Release of Collateral.

                  (a) Collateral may (and, as applicable, shall) be released or substituted only in accordance with the terms of the Security Documents.

                  (b) The release of any Collateral from the terms of this Indenture and the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Security Documents.

SECTION 11.04.             Certificates of the Company.

                  To the extent applicable, the Company shall comply with TIA
Section 313(b), relating to reports, and TIA Section 314(d), relating to the release of Property or securities from the lien and security interest of the Security Documents and relating to the substitution therefor of any Property or securities to be subjected to the lien and security interest of the Security Documents. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Collateral Agent in the exercise of reasonable care.

SECTION 11.05. Authorization of Actions To Be Taken by the Trustee Under the Security Documents.

                  Subject to the provisions of Sections 7.01 and 7.02 hereof, the Trustee shall and without the consent of the Holders of Senior Subordinated Notes, direct, on behalf of the Holders of Senior Subordinated Notes, the Securities Intermediary to take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Security Documents and (b) collect and receive any and all amounts payable in respect of the obligations of the Company hereunder. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or to the Trustee).

SECTION 11.06. Authorization of Receipt of Funds by the Trustee Under the Security Documents.

                  The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture and the Security Documents.

SECTION 11.07.             Termination of Security Interest.

                  Upon the consummation of (x) the Merger and Release or (y) the Special Mandatory Redemption, or upon Legal Defeasance, the Trustee shall, at the request of the Company, deliver a certificate to the Securities Intermediary stating that such obligations have been paid in full.

                                 ARTICLE TWELVE

                                 SUBORDINATION

SECTION 12.01.             Senior Subordinated Notes Subordinated to Senior
                           Debt.

                  Prior to the Merger and Release, the Senior Subordinated Notes shall be senior obligations of the Company secured only by the Escrowed Property. From and after the Merger and Release, the Debt evidenced by the Senior Subordinated Notes, the Parent Guarantee and the Subsidiary Guarantees will be senior subordinated unsecured obligations of the Company, Parent and the Subsidiary Guarantors, as the case may be. The Senior Subordinated Notes shall in all respects rank pari passu with all other senior subordinated debt of the Company. The terms of the subordination provisions described in this Article Twelve with respect to the Company's obligations under the Senior Subordinated Notes apply equally to Parent and each Subsidiary Guarantor and the Obligations of Parent and such Subsidiary Guarantors under their respective Guarantees.

                  Except for the first sentence in the immediately preceding paragraph, anything herein to the contrary notwithstanding, the Company, for itself and its successors, and each Holder agrees that the payment of all Obligations owing on, or relating to, the Senior Subordinated Notes to the Holders is subordinated, to the extent and in the manner provided in this Article Twelve, to the prior payment in full in cash or Temporary Cash Investments (or any other consideration acceptable to the holders of Senior
Debt) of all Obligations on Senior Debt (including all Obligations with respect to the Credit Facility), whether outstanding on the Issue Date or thereafter Incurred. Notwithstanding the provisions of this Article Twelve, payments and distributions made relating to the Notes pursuant to a trust fund established un-der Section 9.05 pursuant to the terms of Article Nine (so long as all of the applicable conditions contained in Article Nine were satisfied at the time of such payment) shall not be subordinated to Senior Debt under this Article Twelve.

                  This Article Twelve shall constitute a continuing benefit to all Persons who become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

SECTION 12.02.             Suspension of Payment When Senior Debt Is in Default.

                  (a) If any Payment Default occurs with respect to any Designated Senior Debt (including upon any acceleration of the maturity thereof and, without limitation, guarantees of the foregoing items which constitute such Senior Debt) and is continuing, then the Company shall not be permitted to pay principal of, premium, if any, or interest (or other amounts) on the Senior Subordinated Notes or make any further deposit pursuant to Section 9.02 and may not repurchase, redeem or otherwise retire for value or make any payment of any kind with respect to any Senior Subordinated Notes (collectively, "pay the Senior Subordinated Notes") if: payment or distribution of any kind or character shall be made by or on behalf of the Company or any other Person on its or their behalf with respect to any Obligations owing on, or relating to, the Senior Subordinated Notes or to acquire any of the Senior Subordinated Notes for cash or Property or otherwise prior to such Payment Default (and all other Payment Defaults) shall have been cured or waived in accordance with the terms of the documentation governing the respective Designated Senior Debt or ceased to exist or all Designated Senior Debt with respect to which any Payment Default has occurred and is continuing shall have been discharged or paid in full in cash or Temporary Cash Investments.

                  (b) If any event of default (other than a Payment Default) occurs and is continuing with respect to any Designated Senior Debt (as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt) permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof (a "Non-payment Default"), and if the Representative for the respective issue of Designated Senior Debt gives notice of the event of default to the Trustee stating that such notice is a payment blockage notice (a "Payment Blockage Notice"), then during the period (the "Payment Blockage Period") beginning upon the delivery of such Payment Blockage Notice and ending on the earliest of (x) the date on which such Non-payment Default is cured or waived or will have ceased to exist (so long as no other Non-payment Default exists), (y) 180 days after the date on which the applicable Payment Blockage Notice is received, and (z) the date on which the Trustee receives notice thereof from the Representative for the respective issue of Designated Senior Debt terminating the Payment Blockage Period, neither the Company nor any other Person on its behalf shall (i) pay the Senior Subordinated Notes or (ii) acquire any of the

Notes for cash or Property or otherwise. Notwithstanding anything herein to the contrary, (x) in no event will a Payment Blockage Period extend beyond 180 days from the date the applicable Payment Blockage Notice is received by the Trustee and (y) only one such Payment Blockage Period may be commenced within any 360 consecutive days. For all purposes of this Section 12.02(b), no known default (other than a payment default) which existed or was continuing on the date of the commencement of any Payment Blockage Notice (whether or not such event of default is in the same issue of Designated Senior Debt) with respect to the Designated Senior Debt shall be, or be made, the basis for the commencement of a any other Payment Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived or will have ceased to exist for a period of not less than 90 consecutive days subsequent to the commencement of such initial Payment Blockage Notice (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period ending after the date of commencement of such Payment Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

                  (c) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by the foregoing provisions of this Section 12.02, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Senior Debt, if any, received from the holders of Senior Debt (or their Representatives) or, if such information is not received from such holders or their Representatives, from the Company and only amounts included in the information provided to the Trustee shall be paid to the holders of Senior Debt.

                  Nothing contained in this Article Twelve shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of the Senior Subordinated Notes and all other Obligations owing under the Senior Subordinated Notes pursuant to Article Six or to pursue any rights or remedies hereunder (subject to the rights, if any, under this Article Twelve, of the holders of Senior Debt in respect of cash, Property or securities of the Company received upon the exercise of any such remedy); provided that all Senior Debt thereafter due or declared to be due shall first be paid in full in cash or Temporary Cash Investments before the Holders are entitled to receive any payment of any kind or character with respect to Obligations owing on, or with respect to, the Senior Subordinated Notes.

SECTION 12.03. Obligations Subordinated to Prior Payment of All Senior Debt on Dissolution, Liquidation or Reorganization of Company.

                  (a) Upon any payment or distribution of assets of either the Company or any Subsidiary Guarantor or its Property of any kind or character, whether in cash, Property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company, Parent or any Subsidiary Guarantor or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its assets, whether voluntary or involuntary, all Obligations in respect of Senior Debt due or to become due shall first be paid in full in cash, Temporary Cash Investments or any other consideration acceptable to the holders of Senior Debt (including interest after the commencement of any bankruptcy or other like proceeding at the rate specified in the applicable Senior Debt whether or not such interest is an allowed claim in any such proceeding), before any payment or distribution of any kind or character is made on account of any Obligations on, or with respect to, the Senior Subordinated Notes or for the acquisition of any of the Senior Subordinated Notes for cash or Property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, Property or securities, to which the Holders or the Trustee would be entitled, except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee if received by it, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Temporary Cash Investments after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt.

                  (b) To the extent any payment of Senior Debt (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

                  It is further agreed that any diminution (whether pursuant to court decree or otherwise, including without limitation for any of the reasons described in the preceding paragraph) of the Company's obligation to make any distribution or payment pursuant to any Senior Debt, except to the extent such diminution occurs by reason of the repayment (which has not been disgorged or returned) of such Senior Debt in cash or Temporary Cash Investments, shall have no force or effect for purposes of the subordination provisions contained in this Article Twelve, with any turnover of payments as otherwise calculated pursuant to this Article Twelve to be made as if no such diminution had occurred.

                  (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, Property or securities, shall be received by the Trustee or any Holder when such payment or distribution is prohibited by this Section 12.03, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Temporary Cash Investments, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

SECTION 12.04.             Payments May Be Paid Prior to Dissolution.

                  Nothing contained in this Article Twelve or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Sections 12.02 and 12.03, from making payments at any time for the purpose of making payments of principal of and interest on the Obligations owing under the Senior Subordinated Notes, or from depositing with the Trustee any monies for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section 12.02 or 12.03, the application by the Trustee of any monies deposited with it for the purpose of making such payments of principal of, and interest on, the Obligations owing under the Senior Subordinated Notes to the Holders entitled thereto unless at least one Business Day prior to the date upon which such payment would otherwise become due and payable the Trustee shall have actually received the written notice provided for in Section 12.13, in the first sentence of Section 12.02(b) or in the last sentence of this Section 12.04 (provided that, notwithstanding the foregoing, the Holders receiving any payments made in contravention of Sections
12.02 and/or 12.03 (and such payments) shall otherwise be subject to the provisions of Sections 12.02 and 12.03). The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein.

SECTION 12.05.             Holders To Be Subrogated to Rights of Holders of
                           Senior Debt.

                  Subject to the payment in full in cash or Temporary Cash Investments of all Senior Debt, the Holders shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, Property or securities of the Company applicable to the Senior Debt until the Obligations owing under the Senior Subordinated Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Debt by or on behalf of the Company, or by or on behalf of the Holders by virtue of this Article Twelve, which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be a payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Article Twelve are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Debt, on the other hand.

SECTION 12.06.             Obligations of the Company Unconditional.

                  Nothing contained in this Article Twelve or elsewhere in this Indenture is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Debt, and the Holders, the Obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and any interest on the Obligations owing under the Senior Subordinated Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of Senior Debt, nor shall anything herein or therein prevent any Holder or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Twelve, of the holders of Senior Debt in respect of cash, Property or securities of the Company received upon the exercise of any such remedy.

SECTION 12.07.             Reliance on Judicial Order or Certificate of
                           Liquidating Agent.

                  Whenever a distribution is to be made or a notice given to holders of Designated Senior Debt, the distribution may be made and the notice given to their Representative.

                  Upon any payment or distribution of assets of the Company referred to in this Article Twelve, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other Debt of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve. Nothing in this Article Twelve shall apply to the claims of, or payments to, the Trustee in its capacity as such under or pursuant to
Section 7.07. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Debt (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Debt or a trustee or representative on behalf of any such holder.

                  In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article Twelve, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Twelve, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 12.08. Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Debt.

                  No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

                  Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt or Senior Debt of any Guarantor ("Guarantor Senior Debt") may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in this Article Twelve or the obligations hereunder of the Holders to the holders of the Senior Debt or Guarantor Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or Guarantor Senior Debt, or otherwise amend or supplement in any manner Senior Debt or Guarantor Senior Debt, or any instrument evidencing the same or any agreement under which Senior Debt or Guarantor Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any Property pledged, mortgaged or other-wise securing Senior Debt or Guarantor Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Debt or Guarantor Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 12.09. Holders Authorize Trustee To Effectuate Subordination of Obligations.

                  Each Holder authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Debt and the Holders, the subordination provided in this Article Twelve, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of credits or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its Obligations owing under the Senior Subordinated Notes and accrued interest in the form required in those proceedings.

                  If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt or their Representative shall have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Obligations owing under the Senior Subordinated Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

SECTION 12.10.             This Article Twelve Not To Prevent Events of Default.

                  The failure to make a payment on account of principal of or interest on the Obligations owing under the Senior Subordinated Notes by reason of any provision of this Article Twelve will not be construed as preventing the occurrence of an Event of Default.

SECTION 12.11.             Amendments or Modifications To Article Twelve.

                  No amendment of, or supplement or waiver to, this Indenture shall adversely affect the rights of any holder of Senior Debt under this Article Twelve or Article Thirteen without the consent of such holder of Senior Debt. Notwithstanding anything to the contrary contained in this Indenture (but without limiting the provisions of the immediately preceding sentence), no amendment or modification to any provision of this Article Twelve or the related definitions used herein (other than to cure any ambiguity, defect, mistake or inconsis-tency herein, so long as such amendment or modification does not adversely affect the rights of the holders of any Senior Debt then outstanding) shall be permitted without the consent of the Holders of at least a majority in principal amount of the Senior Subordinated Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Senior Subordinated Notes) or, if required by
Section 8.02, by each Holder affected.

SECTION 12.12.             Acceleration of Senior Subordinated Notes.

                  If payment of the Senior Subordinated Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration.

SECTION 12.13.             Notice to Trustee; Rights of Trustee and Paying
                           Agent.

                  The Company shall give prompt written notice to the Trustee of any fact known to the Company that would prohibit the making of any payment to or by the Trustee or any Holder in respect of the Senior Subordinated Notes or under any Guarantee pursuant to the provisions of this Article Twelve although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein. Notwithstanding the provisions of this Article Twelve or any other provision of this Indenture, neither the Trustee nor any Paying Agent shall be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee or such Paying Agent, and (in the absence of actual knowledge that the respective payment will violate the applicable provisions of this Article Twelve) the Trustee and such Paying Agent may continue to make payments on the Senior Subordinated Notes, unless the Trustee or such Paying Agent shall have received, at least one Business Day prior to the date of such payment, written notice of facts that would cause the payment of any Obligations with respect to the Senior Subordinated Notes to violate this Article Twelve (although the receipt of such payment shall otherwise be subject to the applicable provisions of this Article Twelve). Only the Company, a Guarantor, a holder of Senior Debt or a Representative thereof may give the notice. Nothing in this Article Twelve shall impair the claims of, or payments to, the Trustee in its capacity as such under or pursuant to Section 7.07. Nothing in this Section 12.13 is intended to or shall relieve any Holder of Notes from the obligations imposed under Sections
12.02 and 12.03 with respect to other distributions received in violation of the provisions hereof.

                  The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

                                ARTICLE THIRTEEN

                                  MISCELLANEOUS

SECTION 13.01.             Trust Indenture Act Controls.

                  If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

                  The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 13.02.             Notices.

                  Except for notice or communications to Holders, any notice or communication shall be given in writing and when received if delivered in person, when receipt is acknowledged if sent by facsimile, on the next Business Day if timely delivered by a nationally recognized courier service that guarantees overnight delivery or two Business Days after deposit if mailed by first-class mail, postage prepaid, addressed as follows:

                  If to the Company:

                           R.H. Donnelley Finance Corporation I
                           One Manhattanville Road
                           Purchase, New York 10577
                           Attn: General Counsel
                           Fax: (914) 933-6844

                  With a copy to:

                           R.H. Donnelley Inc.
                           One Manhattanville Road
                           Purchase, New York 10577
                           Attn: General Counsel
                           Fax: (914) 933-6844

                  With a copy to:

                           Jones, Day, Reavis & Pogue
                           North Point, 901 Lakeside Avenue
                           Cleveland, Ohio 44114-1190
                           Attn: Thomas C. Daniels
                           Fax: (216) 579-0212

                  If to the Trustee, Registrar or Paying Agent:

                           Mailing Address:
                           The Bank of New York
                           101 Barclay Street, Floor 8W
                           New York, New York  10286
                           Attn: Corporate Trust Administration
                           Fax: (212) 815-5707

                  Such notices or communications shall be effective when received and shall be sufficiently given if so given within the time prescribed in this Indenture.

                  The Company, the Guarantors or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Holder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar.

                  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

                  In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

SECTION 13.03.             Communications by Holders with Other Holders.

                  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Senior Subordinated Notes. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 13.04.             Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture (except for the issuance of Senior Subordinated Notes on the Issue Date), the Company or such Guarantor shall furnish to the Trustee:

                  (1) an Officers' Certificate (which shall include the statements set forth in Section 13.05 below) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel (which shall include the statements set forth in Section 13.05 below) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 13.05.             Statements Required in Certificate and Opinion.

                  Each certificate (other than certificates provided pursuant to Section 4.06) and opinion with respect to compliance by or on behalf of the Company or any Guarantor with a condition or covenant provided for in this Indenture shall include:

                  (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

SECTION 13.06.             Rules by Trustee and Agents.

                  The Trustee may make reasonable rules for action by or meetings of Holders. The Registrar and Paying Agent may make reasonable rules for their functions.

SECTION 13.07.             Legal Holidays.

                  A "Legal Holiday" is a Saturday, a Sunday or other day on which (i) commercial banks in the City of New York are authorized or required by law to close or (ii) the New York Stock Exchange is not open for trading. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 13.08.             Governing Law.

                  This Indenture, the Senior Subordinated Notes and the Guarantees shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

SECTION 13.09.             No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Company or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

SECTION 13.10.             Successors.

                  All agreements of the Company and the Guarantors in this Indenture and the Senior Subordinated Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

SECTION 13.11.             Multiple Counterparts.

                  The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

SECTION 13.12.             Table of Contents, Headings, etc.

                  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 13.13.             Separability.

                  Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Senior Subordinated Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                            [Signature Pages Follow]

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

                                           R.H. DONNELLEY FINANCE CORPORATION I

                                           By: /s/ Robert J. Bush
                                               Name:  Robert J. Bush
                                               Title: Vice President

                                             THE BANK OF NEW YORK, as Trustee

                                              By: /s/ Julie Salovitch Miller
                                                  Name: Julie Salovitch Miller
                                                  Title: Vice President

                                                                       EXHIBIT A

                  CUSIP

                      R.H. DONNELLEY FINANCE CORPORATION I
                (to be merged with and into R.H. DONNELLEY INC.)

No.                                                                    $

      $                          10-7/8% SENIOR SUBORDINATED NOTE DUE 2012

                  R.H. DONNELLEY FINANCE CORPORATION I, a Delaware corporation, as issuer (the "Company"), for value received, promises to pay to CEDE & CO. or
registered assigns the principal sum of [               ] on December 15, 2012.

                  Interest Payment Dates: June 15 and December 15.

                  Record Dates: June 1 and December 1.

                  Reference is made to the further provisions of this Senior Subordinated Note contained herein, which will for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Senior Subordinated Note to be signed manually or by facsimile by one of its duly authorized officers.

                                          R.H. DONNELLEY FINANCE CORPORATION I

                                          By: __________________________________
                                              Name:
                                              Title:

                          Certificate of Authentication

                  This is one of the 10-7/8% Senior Subordinated Notes Due 2012 referred to in the within-mentioned Indenture.

                                              THE BANK OF NEW YORK, as Trustee

                                              By: ______________________________

Dated:

                            [FORM OF REVERSE OF NOTE]

                      R.H. DONNELLEY FINANCE CORPORATION I

                    10-7/8% SENIOR SUBORDINATED NOTE DUE 2012

                  1. Interest. R.H. DONNELLEY FINANCE CORPORATION I, a Delaware corporation, as issuer (the "Company"), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 10-7/8% per annum. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including December 3, 2002 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each June 15 and December 15, commencing June 15, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months and actual days elapsed. The Company shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the Senior Subordinated Notes.

                  2. Method of Payment. The Company will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on June 1 or December 1 immediately preceding the interest payment date (whether or not a Business Day). Holders must surrender Senior Subordinated Notes to a Paying Agent to collect principal payments. The Company will pay to the Paying Agent principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. If a Holder has given wire transfer instructions to the Company, the Company may pay, or cause to be paid by the Paying Agent, all principal, interest and Additional Interest, if any, on the Holder's Senior Subordinated Notes in accordance with those instructions. All other payments on the Senior Subordinated Notes will be made at the office or agency of the Paying Agent and Registrar unless the Company elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

                  3. Paying Agent and Registrar. Initially, The Bank of New York (the "Trustee") will act as a Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

                  4. Indenture. The Company issued the Senior Subordinated Notes under an Indenture dated as of December 3,2002 (the "Indenture") between the Company and the Trustee. This is one of an issue of Senior Subordinated Notes of the Company issued, or to be issued, under the Indenture. The terms of the Senior Subordinated Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended from time to time. The Senior Subordinated Notes are subject to all such terms, and Holders are referred to the Indenture and such

Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.

                  5. Optional Redemption. (a) Except as set forth below, the Senior Subordinated Notes will not be redeemable at the option of the Company prior to December 15, 2007. Thereafter, the Senior Subordinated Notes will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on December 15 of the years set forth below and are expressed as percentages of principal amount:

Redemption                                        Redemption
  Year                                              Price
----------                                        ----------
2007..........................................     105.438%
2008..........................................     103.625%
2009..........................................     101.813%
2010 and thereafter...........................     100.000%

                  (b) From and after the Release and Merger and from time to time on or prior to December 15, 2005, the Company may at its option on any one or more occasions redeem Senior Subordinated Notes (including Additional Senior Subordinated Notes, if any) in an aggregate principal amount up to a maximum of 35% of the aggregate principal amount of Senior Subordinated Notes (including Additional Senior Subordinated Notes, if any) issued under the Indenture at a redemption price equal to 110.875% of the principal amount, plus accrued and unpaid interest thereon, if any, to the redemption date, subject to the rights of holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Qualified Equity Offerings; provided that:

                  (1) at least 65% of the aggregate principal amount of Senior Subordinated Notes (including Additional Senior Subordinated Notes, if any) issued under the Indenture remains outstanding immediately after giving effect to any such redemption (excluding Senior Subordinated Notes held by the Company and its Subsidiaries); and

                  (2) the redemption occurs within 90 days of such Qualified Equity Offering upon not less than 30 nor more than 60 days' prior notice.

                  (c) The Trustee will select Senior Subordinated Notes called for redemption pursuant to this paragraph 5 on a pro rata basis, by lot or by such method as the Trustee in its sole discretion shall deem fair and appropriate; provided that no Senior Subordinated Notes of $1,000 or less shall be redeemed in part. A new Senior Subordinated Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Senior Subordinated Note. Senior Subordinated Notes called for redemption pursuant to this paragraphs 5, 6 and 7 hereto become due on the date fixed for redemption. On and after the redemption date, interest stops accruing on Senior Subordinated Notes or portions of them called for redemption.

                  6. Special Mandatory Redemption. In the event that the Merger and Release have not occurred on or prior to 5:00 p.m., New York City time, on the Deadline, the Company shall, on a Business Day designated by the Company that is not more than ten Business Days following the Deadline (the "Special Mandatory Redemption Date") redeem in cash, on a pro rata basis (a)(i) $450.0 million of the Senior Subordinated Notes at a redemption price equal to 101% of the principal amount of such Senior Subordinated Notes and (ii) $150.0 million of the Senior Subordinated Notes at a redemption price equal to 100% of the principal amount of such Senior Subordinated Notes plus, in each case (b) the accrued and unpaid interest on the Senior Subordinated Notes from and including the Issue Date to but excluding the Special Mandatory Redemption Date. The "Deadline" is January 31, 2003 or such earlier date that RHD determines not to pursue consummation of the Acquisition.

                  7. Special Pro Rata Redemption. If the tender offer shall not be consummated, then on a business day designated by the Company within ten business days of the Release, $150.0 million of Senior Subordinated Notes shall be redeemed (the "Special Pro Rata Redemption") on a pro rata basis at a redemption price equal to 100% of the principal amount of such Senior Subordinated Notes, plus accrued and unpaid interest thereon from and including the Issue Date to but excluding the Special Pro Rata Redemption Date. The Special Pro Rata Redemption shall occur on a pro rata basis among the Holders of the Senior Subordinated Notes, provided that as to each Holder, the Special Pro Rata Redemption shall be in an amount that is an integral multiple of $1,000.

                  8. Notice of Redemption. Except in the case of Special Mandatory Redemption and Special Pro Rata Redemption, notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Senior Subordinated Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any
Note is to be redeemed in part only, the notice of redemption that relates to such Senior Subordinated Note shall state the portion of the principal amount thereof to be redeemed. Notice of the Special Mandatory Redemption will be mailed promptly to each Holder of Senior Subordinated Notes at its registered address, the Trustee and the Securities Intermediary.

                  9. Offers To Purchase. The Indenture provides that upon the occurrence of a Change of Control or an Asset Sale and subject to further limitations contained therein, the Company shall make an offer to purchase outstanding Senior Subordinated Notes in accordance with the procedures set forth in the Indenture.

                  10. Registration Rights. (a) Pursuant to an Exchange and Registration Rights Agreement among RHD, the Guarantors and the Initial Purchasers named therein (the "Registration Rights Agreement"), RHD will be obligated to consummate an exchange offer (the "Exchange Offer") pursuant to which the Holder of this Senior Subordinated Note shall have the right to exchange this Senior Subordinated Note for Senior Subordinated Notes which have been registered under the Securities Act, in like principal amount and having substantially identical terms as the Senior Subordinated Notes. (b) If (i) within 120 days after the date of the Release (or 120 days after RHD is either required or requested to file a Shelf Registration Statement pursuant to the Registration Rights Agreement), the Exchange Offer Registration Statement (or, if applicable, the Shelf Registration Statement), has not been filed with the Commission; (ii) within 180 days after the date of the Release (or 180 days after RHD is either required or requested to file a Shelf Registration Statement pursuant to the Registration Rights Agreement), the Exchange Offer Registration Statement (or, if applicable, the Shelf Registration Statement) has not been declared effective; (iii) within 210 days after the date of the Release, the Exchange Offer has not been consummated; or (iv) after either the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or useable (subject, in the case of the Shelf Registration Statement, to the exceptions set forth in the Registration Rights Agreement) in connection with resales of the Senior Subordinated Notes or Exchange Securities in accordance with and during the periods specified in Sections 2 and 3 of the Registration Rights Agreement (each such event referred to in clauses (i) through (iv), a "Registration Default"), additional interest will accrue on the Senior Subordinated Notes and the Exchange Securities (in addition to the stated interest on the Senior Subordinated Notes and the Exchange Securities) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured ("Additional Interest"). Additional Interest will accrue at an initial rate of 0.25% per annum of the aggregate principal amount of the Senior Subordinated Notes during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum which rate shall increase by 0.25% per annum for each subsequent 90-day period during which such Registration Default continues, up to a maximum of 1.00% per annum.

                  11. Denominations, Transfer, Exchange. The Senior Subordinated Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Senior Subordinated Notes in accordance with the Indenture, provided that if the Company or an Affiliate thereof acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. [The Registrar shall not be required to exchange or register a transfer of any Senior Subordinated Note for a period of 15 days immediately preceding the redemption of Senior Subordinated Notes, except the unredeemed portion of any Senior Subordinated Note being redeemed in part.]

                  12. Persons Deemed Owners. The registered Holder of this Senior Subordinated Note may be treated as the owner of this Senior Subordinated Note for all purposes.

                  13. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an "abandoned property" law designates another Person.

                  14. Amendment, Supplement, Waiver, Etc. The Company, the Guarantors, if any, and the Trustee (if a party thereto) may, without the consent of the Holders of any outstanding Senior Subordinated Notes, amend, waive or supplement the Indenture or the Senior Subordinated Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, providing for the assumption by a successor to the Company of its obligations under the Indenture or any Security Documents and making any change that does not materially and adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Senior Subordinated Notes may be made by the Company, the Guarantors, if any, and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Senior Subordinated Notes, subject to certain exceptions requiring the consent of the Holders of the particular Senior Subordinated Notes to be affected.

                  15. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Debt, pay dividends on, redeem or repurchase its Capital Stock, make certain investments, sell assets, create restrictions on the payment of dividends or other amounts to the Company from its Restricted Subsidiaries, enter into transactions with Affiliates, expand into unrelated businesses, create liens or consolidate, merge or sell all or substantially all of the assets of the Company and its Restricted Subsidiaries and requires the Company to provide reports to Holders of the Senior Subordinated Notes. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.06 of the Indenture, the Company must annually report to the Trustee on compliance with such limitations.

                  16. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Senior Subordinated Notes and the Indenture and the transaction complies with the terms of Article Five of the Indenture, the predecessor corporation will, except as provided in Article Five, be released from those obligations.

                  17. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Sections 6.01(6) and 6.01(7) of the Indenture occurs and is continuing, then, and in each and every such case, either the Trustee, by notice in writing to the

Company, or the Holders of not less than 25% of the principal amount of the Senior Subordinated Notes then outstanding, by notice in writing to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare due and payable, if not already due and payable, the principal of and any accrued and unpaid interest on all of the Senior Subordinated Notes; and upon any such declaration all such amounts upon such Senior Subordinated Notes shall become and be immediately due and payable, anything in the Indenture or in the Senior Subordinated Notes to the contrary notwithstanding. If an Event of Default specified in Sections 6.01(6) and 6.01(7) of the Indenture occurs, then the principal of and any accrued and unpaid interest on all of the Senior Subordinated Notes shall immediately become due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Senior Subordinated Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Senior Subordinated Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Senior Subordinated Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium, if any, or interest on the Senior Subordinated Notes or a default in the observance or performance of any of the obligations of the Company under Article Five of the Indenture) if it determines that withholding notice is in their best interests.

                  18. Trustee Dealings with Company. Subject to certain limitations imposed by the Trust Indenture Act, the Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

                  19. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, agent, member or stockholder or Affiliate of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of any of the Guarantors, as such, shall have any liability for any obligations of the Guarantors under the Guarantees, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Senior Subordinated Notes and Guarantees by accepting a Senior Subordinated Note and a Guarantee waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Senior Subordinated Notes and the Guarantees.

                  20. Discharge. The Company's obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Senior Subordinated Notes or upon the irrevocable deposit with the Trustee of United States dollars or Government Obligations sufficient to pay when due principal of and interest on the Senior Subordinated Notes to maturity or redemption, as the case may be.

                  21. Guarantees. From and after the date of the Release, the Senior Subordinated Notes will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

                  22. Authentication. This Senior Subordinated Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Senior Subordinated Note.

                  23. Governing Law. THIS SENIOR SUBORDINATED NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. The Trustee, the Company and the Guarantors agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to the Indenture or the Senior Subordinated Notes.

                  24. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                           R.H. Donnelley Finance Corporation I
                           One Manhattanville Road
                           Purchase, New York 10577
                           Attn: General Counsel
                           Telephone: (914) 933-6400
                           Fax: (914) 933-6844

                  With a copy to:

                           R.H. Donnelley Inc.
                           One Manhattanville Road
                           Purchase, New York 10577
                           Attn: General Counsel
                           Telephone: (914) 933-6400
                           Fax: (914) 933-6844

                  With a copy to:

                           Jones, Day, Reavis & Pogue
                           North Point, 901 Lakeside Avenue
                           Cleveland, Ohio 44114-1190
                           Tel: (216) 586-3939
                           Fax: (216) 579-0212

                                   ASSIGNMENT

                  I or we assign and transfer this Note to:
________________________________________________________________________________
             (Insert assignee's social security or tax I.D. number)

________________________________________________________________________________
             (Print or type name, address and zip code of assignee)

                  and irrevocably appoint:

                  Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

Date: __________________      Your Signature: __________________________________
                                              (Sign exactly as your name appears
                                              on the other side of this Note)

Signature Guarantee: _____________________________

                               SIGNATURE GUARANTEE

                  Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.08 or Section 4.12 of the Indenture, check the appropriate box:

                  ?  Section 4.08                      ?  Section 4.12

                  If you want to have only part of the Note purchased by the Company pursuant to Section 4.08 or Section 4.12 of the Indenture, state the amount you elect to have purchased:

$_____________________________
     (multiple of $1,000)

Date: _________________________

                           Your Signature: _____________________________________
                                           (Sign exactly as your name appears
                                            on the face of this Note)

____________________________
   Signature Guaranteed

                               SIGNATURE GUARANTEE

                  Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.